                                                                  EXHIBIT 10.15


                         CONTRACT OF SALE/CONTRIBUTION




                                    BETWEEN




          JEFFERSON COMMONS - TUCSON PHASE II LIMITED PARTNERSHIP AND
                      JEFFERSON COMMONS - COLUMBIA, L.P.



                                   AS SELLER,




                                      AND




                   EDUCATION REALTY OPERATING PARTNERSHIP, LP



                                    AS BUYER

                               TABLE OF CONTENTS


ARTICLE 1         PURCHASE PRICE AND EARNEST MONEY................................................................2


         Section 1.1         Agreement to Sell and Purchase.......................................................2


         Section 1.2         Purchase Price.......................................................................2


         Section 1.3         Earnest Money........................................................................4


         SELLER'S INITIALS:.......................................................................................6


ARTICLE 2         TITLE INSURANCE, OTHER INFORMATION, AND SURVEY..................................................6


         Section 2.1         Title Insurance......................................................................6


         Section 2.2         Other Information....................................................................6


         Section 2.3         Survey...............................................................................8


         Section 2.4         Other Property.......................................................................8


ARTICLE 3         TITLE REVIEW AND DUE DILIGENCE..................................................................8


         Section 3.1         Title Review.........................................................................8


         Section 3.2         Due Diligence Period.................................................................9


ARTICLE 4         SELLER'S REPRESENTATIONS, WARRANTIES, AND COVENANTS............................................10


         Section 4.1         Seller's Representations and Warranties.............................................10


         Section 4.2         Several Liability; Survival of Representations and
                             Warranties..........................................................................16


         Section 4.3         Knowledge Standard..................................................................17


         Section 4.4         Seller's Covenants..................................................................17


ARTICLE 5         BUYER'S REPRESENTATIONS AND WARRANTIES.........................................................19


         Section 5.1         Buyer's Representations and Warranties..............................................19


         Section 5.2         Buyer's Covenants...................................................................20


ARTICLE 6         CLOSING AND PRORATIONS.........................................................................22


         Section 6.1         Closing Date........................................................................22


         Section 6.2         Closing Matters.....................................................................22


                                                                         Page i

         Section 6.3         Prorations..........................................................................25


         Section 6.4         Closing Costs.......................................................................26


         Section 6.5         Assumption Approval.................................................................27


         Section 6.6         Release Approval....................................................................27


         Section 6.7         Seller's and Buyer's Joint Covenants Regarding Taxation
                             of Cash/Unit Purchase...............................................................27


ARTICLE 7         DEFAULTS AND REMEDIES..........................................................................29


         Section 7.1         Material Breach of Seller's Representations and
                             Warranties Prior to Closing.........................................................29


         Section 7.2         Buyer's Remedies....................................................................29


         Section 7.3         Seller's Remedies...................................................................31


ARTICLE 8         CASUALTY AND CONDEMNATION......................................................................31


         Section 8.1         Risk of Loss and Notice.............................................................31


         Section 8.2         Minor Casualty......................................................................32


         Section 8.3         Major Casualty and Condemnation.....................................................32


ARTICLE 9         MISCELLANEOUS..................................................................................33


         Section 9.1         Notices.............................................................................33


         Section 9.2         Performance.........................................................................35


         Section 9.3         Binding Effect......................................................................35


         Section 9.4         Entire Agreement....................................................................35


         Section 9.5         Assignment..........................................................................35


         Section 9.6         Commissions.........................................................................36


         Section 9.7         Headings............................................................................36


         Section 9.8         Holidays, Etc.......................................................................36


         Section 9.9         Legal Fees..........................................................................36


         Section 9.10        Governing Law.......................................................................36


         Section 9.11        Severability........................................................................36


         Section 9.12        Disclaimers, Waivers, and Releases..................................................37


                                                                        Page ii

         Section 9.13        Rule of Construction................................................................40


         Section 9.14        Effective Date......................................................................40


         Section 9.15        Independent Contract Consideration..................................................40


         Section 9.16        Counterparts and Facsimile Signatures...............................................40


         Section 9.17        No Recording........................................................................40


         Section 9.18        Further Acts........................................................................40


         Section 9.19        Arbitration.........................................................................40


         Section 9.20        Exchange............................................................................42


         Section 9.21        Related Property....................................................................42


         Section 9.22        Confidentiality.....................................................................43


EXHIBIT A-1       Legal Description of the Real Property Located in Pima
                  County, Arizona

EXHIBIT A-2       Legal Description of the Real Property Located in Boone
                  County, Missouri

EXHIBIT B         List of Approved Service Contracts

EXHIBIT C         List of Personal Property

EXHIBIT D         Intentionally Omitted

EXHIBIT E         Pro Rata Cash Allocation

EXHIBIT F         Reports

EXHIBIT G         List of Delivered Loan Documents

EXHIBIT H         List of Delivered Surveys

EXHIBIT I         Other Contracts for Development

EXHIBIT J         Deed Restrictions

EXHIBIT K         Litigation

EXHIBIT L         Notices from Governmental Authorities

EXHIBIT M         Buyer's Partnership Agreement

EXHIBIT N         Knowledge Individuals

EXHIBIT O         Agreement Regarding Contributed Properties


                                                                       Page iii

EXHIBIT P         Liquidity Loan Documents

EXHIBIT Q         Deed

EXHIBIT R         Bill of Sale

EXHIBIT S         Assignment of Leases, Contracts, Security Deposits and
                  Warranties

EXHIBIT T         IRC Section 1445 Certification

EXHIBIT U         Tenant Notice Letter

EXHIBIT V         Non-Exclusive Service Mark License Agreement

EXHIBIT W         Legal Opinion


                                                                        Page iv

                         CONTRACT OF SALE/CONTRIBUTION


This Contract of Sale/Contribution (this CONTRACT) is between JEFFERSON COMMONS
- TUCSON PHASE II LIMITED PARTNERSHIP, a Delaware limited partnership (STAR RANCH) and JEFFERSON COMMONS - COLUMBIA, L.P., a Delaware limited partnership (JC COLUMBIA) (Star Ranch and JC Columbia, are hereinafter sometimes collectively referred to in this Contract as SELLER), and EDUCATION REALTY OPERATING PARTNERSHIP, LP, a Delaware limited partnership (BUYER).

                                   BACKGROUND

Buyer wants to purchase, and each Seller wants to sell, all of its interest in:

         a. the real property located in Pima County, Arizona, more particularly described on EXHIBIT A-1 and the real property located in Boone County, Missouri, more particularly described on EXHIBIT A-2 all attached to this Contract (collectively, the REAL PROPERTY), and all rights and appurtenances pertaining to the Real Property, including any interest of Seller in adjacent streets, alleys, easements, and rights-of-way;

         b. all improvements, structures, and fixtures located on the respective tracts of Real Property (collectively, the IMPROVEMENTS);

         c. the landlord's interest in all residential leases, affecting the respective tracts of Real Property (LEASES), related security deposits (DEPOSITS) and guaranties (GUARANTIES), and the Service Contracts listed in EXHIBIT B attached to this Contract not terminated on or before the Closing Date (defined in SECTION 6.1) in accordance with SECTION 3.2(e) (the SERVICE CONTRACTS);

         d. the personal property located on the respective tract of Real Property described on the list attached as EXHIBIT C to this Contract (the PERSONAL PROPERTY) but excluding any personal property specifically excluded on EXHIBIT C;

         e. the respective Seller's interest in all plans for the Improvements (the PLANS);

         f. the respective Seller's interest in all warranties and guaranties relating to the Improvements, if any, including all unexpired third party warranties and guarantees, if any, received in connection with the construction, improvement, or equipment of the Improvements, but excluding all warranties and guaranties from any Seller Affiliate (defined in SECTION 9.5) (the WARRANTIES);

         g. all records and correspondence relating to tenants in the respective Seller's possession or the respective Seller's property manager, JPI Apartment Management, L.P. (PROPERTY MANAGER), used in the continuing operation of the Improvements excluding all documents that are subject to an attorney-client privilege (the RECORDS).

The Real Property, the Improvements, the Leases, the Deposits, the Guaranties, the Service Contracts, the Personal Property, the Plans, the Warranties, and the Records are collectively called the PROPERTY.

Without limitation, the following are not included in the Property: the name "Jefferson", "Jefferson Commons", the initials "JPI" (although Seller's affiliate has provided a limited license for use of such names/initials pursuant to a license agreement hereafter more particularly set forth), any logo, trade name, or other name utilizing "Jefferson", "Jefferson Commons" or "JPI", any software owned by or licensed to any company or entity other than Seller, any professional photographs of the Property, including, but not limited to, photographs, negatives, and transparencies in digital or other form, and any bonds or letters of credit issued in favor of any Governmental Authorities (defined in SECTION 4.1) by Seller or any Seller Affiliate in connection with the construction of the Improvements.

                                   ARTICLE 1
                        PURCHASE PRICE AND EARNEST MONEY

Section 1.1       Agreement to Sell and Purchase.

Each Seller shall sell and/or contribute to Buyer, and Buyer shall purchase from each Seller, the Property, free and clear of any and all liens and encumbrances and subject only to the Permitted Exceptions (defined in SECTION 3.1), upon the terms of this Contract.

Section 1.2       Purchase Price.

         (a) The PURCHASE PRICE of the Property is $59,485,000, subject to all prorations and credits set forth herein, payable in immediately available United States funds at Closing (defined in SECTION 6.1).

         (b)      The Purchase Price is allocated as follows:

                  Individual Property's Owner                    Purchase Price Allocation(1)

                         Star Ranch                                          $32,300,000
                         JC Columbia                                         $27,185,000


                         Total Purchase Price                                $59,485,000


         (c) The Purchase Price is payable at Closing (defined in SECTION 6.1) as follows:

                  (i) By Buyer taking title to the Property assuming (subject to, and inclusive of the non-recourse provisions thereof) all obligations accruing from and after the Closing Date under Seller's Existing Loans (as defined in SECTION 2.2(i)) which are generally described in SECTION 2.2(i), but excluding those obligations resulting from a default by Seller under the Existing Loans. Seller shall cooperate with and assist Buyer, but at no cost or expense to Seller (other than its attorney's fees) and without Seller or Seller Affiliates having to incur any additional obligations, in


---------
(1) Allocation of any portion of the Purchase Price to Personal Property by Buyer shall be based on the then reasonable market value of such Personal Property, but in no event shall such amount exceed 10% of the respective Purchase Price Allocation. This provision shall survive Closing.

                           connection with the Buyer seeking consent from the Lenders for the assumption of the Existing Loans (subject to and inclusive of, the non-recourse provisions thereof) on terms and conditions acceptable to Buyer in its sole discretion and specifically without Buyer being required to agree to any material change of any term of any Existing Loan document, as a condition to Lender's approval of the assumption (the ASSUMPTION). Any and all fees or expenses required to be paid to Lenders in connection with Buyer's Assumption (subject to and inclusive of, the non-recourse provisions thereof) of the Existing Loans shall be borne one-half (1/2) by Buyer and one-half (1/2) by Seller; provided, however, any fees, expenses or payments (but not payments representing all or substantially all of the remaining balance of the Existing Loans) resulting from a default by Seller under the Existing Loans prior to Closing shall be paid solely by Seller at Closing. Additionally, Buyer shall use commercially reasonable efforts to obtain a release, reasonably acceptable to Seller, of all liabilities, indemnities and guarantees of Seller and Seller Affiliates accruing from and after the Closing Date under the Existing Loans (the SELLER RELEASES) but Buyer shall not be obligated to assume any additional obligations to the Lenders to do so and Seller shall not be obligated to pay any costs or fees (other than its share of the assumption fees and costs set forth above) not approved by Seller; and

                  (ii) at the election of Seller, notice of which shall be delivered in writing to Buyer by no later than September 22, 2004 (the ELECTION NOTICE), either:

                           (A) By (i) Buyer paying cash, by wire transfer for disbursement to Seller at Closing, the amount of the Purchase Price, less the total amount of unpaid principal and accrued but unpaid interest owing pursuant to the Existing Loans as of the Closing Date, subject to prorations and other debits or credits provided for in this Contract (the NET AMOUNT); or (ii) Buyer paying and delivering to the Seller or Seller's designees (the DESIGNATED OWNERS), cash and units of limited partnership interest in the Buyer (UNITS) for disbursement to Seller or to the Designated Owners at Closing in the aggregate amount equal to the Net Amount.

                           (B) All cash payable at Closing shall be sent by wire transfer to the Closing Agent for disbursement to each Seller at Closing. If all of the Net Amount is payable to Seller in cash, Seller hereby directs the Buyer to pay the cash on the Closing Date to the Seller as set forth in SECTION 1.2(b).

                           (C)      If Seller makes an election pursuant to
                                    SECTION 1.2(c)(II)(A) to receive any
                                    portion of the Net Amount in Units, Seller shall deliver to Buyer, together with the Election Notice, a schedule to this Contract, which shall become EXHIBIT E hereto, which shall set forth, with respect to each Seller (i) the name of the Seller or the Designated Owners, (ii) the total portion of the Net Amount payable to such Seller and/or Designated Owner, (iii) the portion of such amount payable to such Seller which shall be in the form of cash,
                                    (iv) the portion of such amount which shall be payable to
                           such Seller or the Designated Owner(s) in Units and, if more than one recipient of Units is designated, the specific proportions to be issued to each. The number of Units to be issued at Closing to each Seller or Designated Owner shall be equal to (i) the unit value set forth in EXHIBIT E for the respective Seller, divided by (ii) the per share price at which the common stock (the COMMON STOCK) of Education Realty Trust, Inc., a Maryland corporation (the
                           REIT), is offered to the public in the underwritten initial public offering of the Common Stock (the PUBLIC OFFERING) before any discounts or fees paid to underwriters. Each Seller and Designated Owner to receive Units shall also provide to Buyer within five (5) days after Seller's delivery to Buyer of the Election Notice a duly executed accredited investor questionnaire in a form provided by Buyer (the form of which to be substantially similar to that provided to other persons to confirm their accredited investor status). If the Net Amount is payable to Seller (or the Designated Owners) in a combination of cash and Units, Seller hereby directs the Buyer to pay, issue and distribute (as applicable) the cash and the Units on the Closing Date to the Seller and/or the Designated Owners in accordance with EXHIBIT E. No fractional Units will be issued as consideration hereunder, but in lieu of issuing fractional Units, the value thereof shall be paid in cash to Seller. Each Designated Owner acknowledges that any certificates evidencing the Units will bear appropriate legends indicating (1) that the Units have not been registered under the Securities Act of 1933, as amended (SECURITIES ACT), and (2) that the Buyer's Agreement of Limited Partnership (the BUYER'S PARTNERSHIP AGREEMENT) will restrict the transfer of the Units but such restriction shall not be more restrictive than that which affects other third party Unit holders. Upon receipt of the Units, the Sellers or Designated Owners, as applicable, shall become limited partners of the Buyer and shall execute the Buyer's Partnership Agreement.

Section 1.3       Earnest Money.

         (a) On the Effective Date (defined in SECTION 9.14), as a condition to the continued effectiveness of this Contract, Buyer shall deposit with Marble Title Company, L.L.C. (TITLE COMPANY), as agent for Chicago Title Insurance Company (CLOSING AGENT), 2001 Bryan Street, Suite 1700, Dallas, Texas 75201, Attention: Kerri A. Majors, Phone: (214) 965-1672,
                  Fax: (214) 965-1631, $101,000 in (i) immediately available federal funds or (ii) the form of an unconditional and irrevocable letter of credit in favor of Seller and Closing Agent on terms and from an issuer reasonably acceptable to Seller (a LETTER OF CREDIT) (the EARNEST MONEY).

         (b) The Earnest Money, if paid in the form of immediately available federal funds (and not by Letter of Credit), shall be applied to the Purchase Price at Closing, however, any Letter of Credit shall be returned to Buyer after Closing with no portion of its funds having been credited against the Purchase Price. The Earnest Money is non-refundable to Buyer in all events, except for a Seller default or as otherwise specifically set forth herein. If Buyer fails to deliver the

                  Earnest Money, this Contract will automatically terminate. If Buyer fails to close the transaction on January 31, 2005, and the Closing is not extended by mutual written agreement of the parties or pursuant to the provisions of SECTION 6.1, this Contract will automatically terminate, the Earnest Money will be paid to Seller and the parties will have no further obligations to each other. If any of the Earnest Money is in the form of a Letter of Credit then, any reference in this Contract to Seller being paid any portion of the Earnest Money is deemed to include and Seller shall have the right to draw upon the Letter of Credit and retain the proceeds.

         (c) If this Contract does not close, the Earnest Money will be paid or the Closing Agent shall deliver the Letter of Credit as provided in this Contract. Closing Agent shall, promptly upon receipt, place the wire transferred Earnest Money in a federally insured, interest bearing account. All interest on the Earnest Money becomes part of the Earnest Money. All interest on the Earnest Money will be reported to the Internal Revenue Service as income of Buyer. Buyer shall promptly execute and deliver to Closing Agent all forms reasonably requested by Closing Agent with respect to the Earnest Money. Buyer acknowledges and agrees that, except for a default by Sellers under SECTION 7.1 or SECTION 7.2 or the occurrence of a Major Casualty prior to Closing, the Earnest Money is non-refundable to Buyer. Buyer acknowledges and agrees that, except for a default by Sellers under SECTION
                  7.1 or SECTION 7.2 or the occurrence of a Major Casualty occurs prior to Closing, the Earnest Money is non-refundable to Buyer.

         (d) Closing Agent is authorized and directed to pay the Earnest Money and/or deliver any Letter of Credit for any portion of the Earnest Money to the party entitled to receive the Earnest Money under the terms of this Contract. Sellers or Buyer, as appropriate, shall deliver a letter of instruction to Closing Agent directing the disbursement of the Earnest Money or the delivery of the Letter of Credit to the party or parties entitled to receive the Earnest Money promptly upon receipt of a demand from that party or parties.

         (e) Upon delivery of the Letter of Credit, if any, to Seller, Seller is authorized to immediately present it to the issuer for payment.

         (f) The Letter of Credit shall contain an expiry date of not earlier than April 29, 2005. If, for whatever reason, Seller has been unable to present the Letter of Credit for payment on or before March 29, 2005, or if, once presented, Seller has not been paid the full amount of the Letter of Credit by March 29, 2005, in any such case, Buyer shall immediately cause a substitute Letter of Credit to be issued in the same amount with an expiry date of no earlier than May 30, 2005 (this process shall continue monthly until the Letter of Credit is either delivered to Buyer or tendered by Seller to the issuing bank such that they do not expire prior thereto). If, for whatever reason, Buyer fails to cause a substitute Letter of Credit to be issued at least twenty-five (25) days prior to the expiry date of the existing Letter of Credit, then Buyer and Seller hereby authorize Closing Agent to immediately present the existing Letter of Credit for payment and, once paid, to hold the proceeds as "Earnest Money" in accordance with the terms of this Contract. Buyer and Seller agree that Closing Agent is authorized to present the Letter of Credit for payment even if Buyer has delivered instructions to the contrary to Closing Agent; provided, that Closing Agent shall not present the existing Letter of Credit as authorized by this SECTION 1.3(f) only if Closing Agent receives written instructions to the contrary from both Buyer and Seller. TO SIGNIFY THEIR AWARENESS AND AGREEMENT TO BE BOUND BY THE TERMS, OF THIS SECTION 1.3(f), BUYER AND SELLER, THROUGH THEIR AUTHORIZED REPRESENTATIVES HAVE SEPARATELY INITIALED THIS SECTION 1.3(f). This SECTION 1.3(f) shall survive the termination or expiration of this Contract.

                           BUYER'S INITIALS:    ___________
                           SELLER'S INITIALS:   ___________

                                   ARTICLE 2
                 TITLE INSURANCE, OTHER INFORMATION, AND SURVEY

Section 2.1       Title Insurance.

         (a) Seller shall cause Closing Agent to agree to issue to Buyer as soon as practicable after Closing an ALTA Standard Coverage Owner Policy of Title Insurance for the Real Property and Improvements on the standard form in use in the State where the Property is located (collectively, the OWNER POLICY), which may be based on a marked up title commitment or binder agreed to and delivered by Closing Agent, at Closing (it being agreed between Buyer and Seller that Seller's only obligation is to cause delivery of the Owner Policy and Seller has no obligation to cause Closing Agent to provide a marked up title commitment or binder), dated as of the Closing Date, in the amount of the respective allocated Purchase Price, insuring good and marketable fee simple title to the Real Property and Improvements. Buyer may request that Title Company issue other available endorsements to the Owner Policy, but any affidavits, indemnities or other documents requested by Title Company in order for it to issue any endorsements are subject to approval by Seller in its sole discretion. Seller is responsible only for payment of the premium for the Standard Coverage Owner Policy. Buyer shall pay the premiums charged for and costs associated with obtaining extended coverage and endorsements to the Owner Policy and for any loan policy or endorsements required by the Lenders or any other Lenders of Buyer. Upon issuance, the Owner Policy will except only to the Permitted Exceptions which remain at Closing after the title commitment or binder has been marked up as agreed to between the Buyer and the Closing Agent.

         (b) Sellers have previously caused Closing Agent to furnish to Buyer a title insurance commitment for each Property, in the standard form used by the State where the Property is located, covering each Real Property (collectively, the COMMITMENT), together with copies of all documents referenced as title exceptions in the Commitment.

Section 2.2       Other Information.

Buyer and Sellers acknowledge that, prior to the Effective Date, Sellers have delivered to Buyer the following for each individual Property (collectively, the DOCUMENTS):

         (a)      a rent roll (by building, apartment number and bedroom) (RENT
                  ROLL), certified to be true and correct in all material respects by Seller, dated no earlier than 5 days prior to the date Seller delivers same, showing:

                  (i)      move-in, term, and expiration date for each Lease;

                  (ii)     name of the tenant listed on each Lease;

                  (iii) the amount of the monthly rent for the unit, any garage, and any other amenity leased by the tenant;

                  (iv)     the amount of the security and other deposits; and

                  (v) if the apartment is vacant, the market rent for the unit;

         (b) a delinquency report showing the amount of any arrearages or delinquencies by tenants under the Leases, certified to be true and correct in all material respects by Seller;

         (c) a concession matrix identifying rent concessions or forbearances for the Leases, certified to be true and correct in all material respects by Seller;

         (d) copies of the reports listed in EXHIBIT F attached to this Contract (the REPORTS) which Reports are delivered "AS IS" and, except as specifically set forth in SECTION 4.1(h), Seller makes no representation or warranty concerning the accuracy, correctness, completeness, suitability or utility of the Reports or the information contained or not contained therein;

         (e)      copies of the Service Contracts;

         (f) copies of all certificates of occupancy and other permits or licenses necessary for the operation of the Property which are in Seller's possession or the possession of Property Manager;

         (g) a copy of the most recent as-built survey of the Real Property and Improvements in Seller's possession;

         (h) copies of ad valorem tax statements for tax years 2002 and 2003;

         (i) copies of the documents and instruments listed on EXHIBIT G executed in connection with the indebtedness (the EXISTING LOANS) payable to the order of JPMorgan Chase Bank or Citigroup Global Markets Realty Corp., their respective successors and assigns as "Lenders" (LENDERS); and

         (j) financial statements showing income and expense for the years 2001 (to the extent available), 2002, and 2003 (on a monthly basis), certified true, correct, and complete in all material respects by an authorized officer of Seller.

         Additionally, Seller shall furnish an operating statement for the current year (updated monthly within twenty (20) days after the end of the month through Closing) detailing all income and expense items for the Property, certified true, correct and complete in all material respects by an authorized officer of Seller.

Section 2.3       Survey.

Buyer acknowledges that Seller has previously delivered to Buyer an as-built, ALTA/ACSM (or similar) survey of each Property prepared by the surveyors and dated as set forth on EXHIBIT H (collectively, the SURVEY). Updates to or recertifications of the Survey shall be at Buyer's expense.

Section 2.4       Other Property.

Seller hereby discloses that as of the Effective Date it has not entered into any contacts for the purchase of property to be developed as "for rent" student housing within a ten (10) mile radius of any Property, except as set forth on
EXHIBIT I.

                                   ARTICLE 3
                         TITLE REVIEW AND DUE DILIGENCE

Section 3.1       Title Review.

         (a) Buyer acknowledges that it has reviewed the Commitment, the title exception documents listed therein and the Survey prior to execution of this Contract, waives any objection it might have to such items and accepts and approves all matters shown thereon. Except as specifically set forth in SECTION 3.1(b), by its execution of this Contract, Buyer accepts the Property and all title and survey matters and the Earnest Money is non-refundable to Buyer, except as specifically set forth in this Contract.

         (b) Seller has no obligation to cure any matters shown on the Commitment or the Survey. Notwithstanding the preceding sentence, Seller shall cure monetary liens that can be cured solely by the payment of money and shall bond around any mechanics' or materialmen's lien(s) and abstract(s) of judgment to Closing Agent's reasonable satisfaction; provided, that Seller will not be required to expend or, in the case of a bond, be liable for more than $25,000 for any single Property to cure any such monetary liens or bond around any mechanics' or materialmen's lien(s) and abstract(s) of judgment related to any individual Property.

         (c) All exceptions shown on the Commitment, the title exception documents, or the Survey, except for mechanics' or materialmen's lien(s) and abstract(s) of judgment which Seller shall cure to the extent provided in SECTION 3.1(b), are the PERMITTED EXCEPTIONS. The Permitted Exceptions include the restriction against conversion of the Real Property to a condominium regime specified in the Deed (defined in SECTION 6.2(a)).

         (d) At or prior to Closing, the Sellers shall execute and record a deed restriction (the DEED RESTRICTIONS) in substantially the form attached to this Contract as EXHIBIT J prohibiting the imposition of a condominium regime on the Real Property and Improvements for a period of 15 years after the Closing Date without the consent of Sellers.

Section 3.2       Due Diligence Period.

         (a) Until this Contract is terminated in accordance with its terms, Buyer may enter the Real Property and Improvements to conduct inspections of the Real Property and Improvements, including any third party inspections, review the Records, and review and analyze all materials, surveys, maps, and reports provided by Sellers under this Contract. Buyer must notify Seller of its or its agents or contractors intention to enter the Real Property and Improvements at least 24 hours prior to each intended entry and obtain Sellers' prior approval, not to be unreasonably withheld, of the proposed scope of the inspections and tests. No invasive testing or inspections may be performed without prior written approval of Sellers, which approval may be withheld or given in Seller's reasonable discretion. Seller may, at its option, have a representative present for each inspection or test. Buyer may not enter into any unit except in accordance with the Lease and in accordance with applicable law. All consultants who perform inspections or testing at the Real Property on behalf of Buyer are subject to Seller's prior approval, not to be unreasonably withheld.

         (b) Buyer acknowledges that it has entered the Real Property and Improvements prior to the Effective Date to conduct inspections of the Real Property and Improvements, review the Records, and review and analyze all materials, surveys, maps, reports, and other matters and information provided by Seller under this Contract. By its execution of the Contract, Buyer accepts the Property and the Earnest Money is non-refundable to Buyer, except as specifically set forth in this Contract.

         (c) Prior to any entry on the Real Property and Improvements, Buyer or its Affiliate shall deliver to Sellers a reasonably satisfactory certificate of insurance evidencing that Buyer or its Affiliate has commercial general liability insurance and automobile liability insurance, on an occurrence basis, with limits of at least $2,000,000 and $1,000,000, respectively, each issued by an insurance company licensed to do business in the State where the Real Property is located and with an A. M. Best Company rating of at least A-VIII and a reasonably satisfactory endorsement identifying Sellers and the property management company as additional insureds. Buyer's or its Affiliate's insurance policies must be primary with respect to any liability insurance carried by Sellers.

         (d) Buyer shall perform, and shall cause its agents, employees, and contractors to perform, all inspections and reviews of the Property so as not to cause any damage, loss, cost, or expense to, or claims against Seller or the Property. Buyer shall, at its expense, promptly repair any damage to the Property caused by or attributable to Buyer's inspections or testing to the condition existing prior to the inspection or testing. Buyer shall indemnify, defend, and hold Seller and its property management company and their respective agents and employees harmless for, from and against any damage, loss, cost, expense (including, without limitation, reasonable legal fees, court costs, and expenses), or claims caused by, attributable to, or resulting from the acts or omissions on or about the Property by Buyer, its agents, employees, contractors, or consultants. Notwithstanding the foregoing, Buyer shall have no liability for pre-existing conditions discovered by Buyer's tests, inspections or reviews. Buyer shall cause any lien filed against the Real Property by a consultant, contractor, subcontractor, or other person or entity arising by, through, or under Buyer or otherwise attributable to Buyer's inspection, testing, and review of the Property to be released of record (whether through payment or bonding) within 20 days after receipt of notice from Seller of the filing of any lien. The terms of this SECTION 3.2(d) are not limited by SECTION 7.3.

         (e) Buyer acknowledges that it has reviewed all Service Contracts listed in EXHIBIT B and all Service Contracts listed in EXHIBIT B are approved by Buyer and Buyer may not reject any Service Contract listed in EXHIBIT B. All Service Contracts listed in EXHIBIT B will be assumed by Buyer at Closing. Buyer will be liable for any obligations under all Service Contracts approved by Buyer extending past the Closing Date.

         (f) The terms of this SECTION 3.2 survive the Closing or any termination of this Contract.

                                   ARTICLE 4
              SELLER'S REPRESENTATIONS, WARRANTIES, AND COVENANTS

Section 4.1       Seller's Representations and Warranties.

Each Seller for itself and not on behalf of the other Sellers, represents and warrants to Buyer:

         (a) Each Seller is a limited partnership, validly existing and in good standing under the laws of the State of Delaware, and is, to the extent necessary, qualified to do business in the State where its respective Real Property is located.

         (b) Each entity comprising Seller has the authority to execute this Contract and to perform its obligations under this Contract. The person executing this Contract on behalf of Seller is duly authorized to do so.

         (c) Other than as listed on EXHIBIT K attached hereto and made a part hereof, there is no pending or, to Seller's knowledge, overtly threatened litigation, or other process, private or regulatory, affecting the Property or any entity comprising Seller that, if decided adversely, would have a Material Adverse Effect on the use or operation of the Property or Seller's ability to perform its obligations hereunder.

         (d) Seller is in compliance with the requirements of Executive Order No. 133224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (the
                  ORDER) and other similar requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (OFAC) and in any enabling legislation or other Executive Orders or regulations in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the ORDERS).

         (e) Neither Seller nor any beneficial owner of Seller nor any Person who provides loans to Seller:

                  (i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the LISTS);

                  (ii) is an individual, corporation, partnership, limited liability company, unincorporated organization, government or any agency or political subdivision thereof or any other form of entity (collectively, a PERSON) who has been determined by competent authority to be a Person with whom a U.S. Person is prohibited from transacting business, whether such prohibition arises under U.S. law, regulation, executive orders or any lists published by the United States Department of Commerce, the United States Department of Treasury or the United States Department of State including any agency or office thereof;

                  (iii) is owned or controlled by, or acts for or on behalf of, any Person on the Lists or any other Person who has been determined by competent authority to be a Person with whom a U.S. Person is prohibited from transacting business, whether such prohibition arises under U.S. law, regulation, executive orders or any lists published by the United States Department of Commerce, the United States Department of Treasury or the United States Department of State including any agency or office thereof; or

                  (iv) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti-Money Laundering Laws.

                  For purposes of this Section and Section 5.1, U.S. PERSON means any United States citizen, any entity organized under the laws of the United States or its constituent states or territories, or any entity, regardless of where organized, with a principal place of business within the United States or any of its territories. For purposes of this Section and
                  Section 5.1, ANTI-MONEY LAUNDERING LAWS means those laws, rules, regulations, orders and sanctions, state and federal, criminal and civil, that (i) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (ii) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotic dealers or otherwise engaged in activities contrary to the interests of the United States; or (iii) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations and sanctions are deemed to include the Executive Order Number 13224 on Terrorism Financing (September 23, 2001), the Patriot Act; the Currency and Foreign Transactions Reporting Act (also known as the Bank Secrecy Act, 31), the Trading with the Enemy Act, 50 U.S.C. Appx. Section 1 et seq., the International Emergency Economics Powers Act, 50 U.S.C.
                  Section 1701 et seq., and the sanction regulations promulgated pursuant thereto by OFAC, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957, as amended.

         (f) There are no attachments, executions, assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy or under other debtor relief laws contemplated by, pending, or, to the Seller's knowledge, threatened against the Seller, any entity comprising Seller, or the Property. Seller and any entity comprising Seller has been and will be solvent at all times prior to and immediately following the transfer of the Property to Buyer.

         (g) The Leases available for review by Buyer are true and correct copies of the actual Leases in Seller's possession and are the complete written documentation of the agreement between Seller, as landlord, and the tenants.

         (h) The Service Contracts, Plans, Warranties, Records, and Reports provided to Buyer by or on behalf of Sellers are true and correct copies of all such documents.

         (i) Except for the Existing Loans that Buyer will assume at Closing, there are no rights, options, or other agreements of any kind to purchase or otherwise acquire or sell or otherwise dispose of the Property or any interest in the Property.

         (j) Except for the consent of (1) the Lenders for Buyer's assumption of the Existing Loans and (2) the Lender under that certain mezzanine financing from RAIT Limited Partnership (RAIT), no further consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any third party or governmental agency or body is necessary for the execution, delivery and performance of this Contract and the transactions contemplated hereby by any entity comprising Seller (although some permits may require assignment or reapplication with respect to continued operations).

         (k) The Seller's execution, delivery and performance of this Contract and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate, partnership or limited liability company action of the Seller and no other action is required by law, or pursuant to the Seller's limited partnership agreement for such authorization; this Contract is the legal, valid, and binding obligation of, and is enforceable against the Seller in accordance with its terms, except to the extent such enforcement may be affected by general principles of equity, or by bankruptcy and other laws affecting the rights of creditors generally; assuming the consent required of the Lenders for the assumption of the Existing Loans and the transfer of the Properties is obtained, the execution and delivery of this Contract and the compliance with the terms and conditions of this Contract by the Seller will not breach or conflict with any of the terms, conditions, or provisions of any agreement or instrument to which the Seller is a party or by which the Seller is or may be bound, or constitute a default thereunder; and, to the Seller's knowledge, and except as otherwise provided under the Existing Loans, the authorization, execution, and delivery of this Contract and the consummation of the transaction contemplated hereby, will not, with or without the giving of notice or passage of time or both:

                  (i) violate, conflict with or result in the breach of any terms or provisions of, or require any notice, filing, or consent, which has not been obtained, under:

                           (A) the limited partnership agreement of the Seller; or

                           (B) any statutes, laws, rules, or regulations of any governmental body applicable to the Seller; or

                           (C) any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority binding upon either the Seller or the Property.

                  (ii) conflict with, result in the breach of any terms or provisions of, require any notice or consent under, give rise to a right of termination of, or constitute a default under, the tenant Leases or any agreement or instrument of any kind to which the Seller is a party or by which the Property is bound; or

                  (iii) result in any lien, claim, encumbrance or restriction on the Property.

         (l) With respect to the Property, as of the Effective Date of this Contract:

                  (i) There are no maintenance, management, or Service Contracts in effect with respect to or affecting the Property or any part thereof that will not be terminated as of the Closing, other than the agreements set forth in EXHIBIT B.

                  (ii) There are no persons now employed by Seller or a Seller Affiliate who Buyer will be obligated to hire or retain at or after Closing.

                  (iii) There are no condemnation proceedings pending or, to the actual knowledge of Seller, threatened against the Real Property, the Improvements or any part thereof.

                  (iv) The Seller has not received any written notice and to the Seller's knowledge, which knowledge is deemed to be limited to the environmental reports included as part of the Reports (collectively, the ESA), and except for matters and materials present at the Real Property and Improvements in the ordinary course of operation of the Real Property and Improvements as an apartment complex, there are no Hazardous Materials (defined in SECTION 9.12(a) but excluding from such definition fungi of all forms and types) present at the Real Property and Improvements other than any specified in the ESA. The Seller makes no representation or warranty relating to fungi of any form or type.

                  (v) Except for the Existing Loans, no person or entity holds or claims a right of first refusal or option to acquire the Property or, except for the Existing Loans and the Permitted Exceptions, an interest in the Property or any part thereof.

         (m) Except as included in the Leases or as has been disclosed in writing to Buyer, there are no other rights of occupancy by any person.

         (n) The Documents required by SECTION 2.2 to be certified by the Seller as true and correct are true and correct in all material respects.

         (o) To the Seller's knowledge, Seller is not in material default under any of the Leases.

         (p)      The Seller has no employees.

         (q) The list of Personal Property set forth on EXHIBIT C is true, correct and complete in all material respects. Seller owns all of the tangible Personal Property which is used in and, individually or in the aggregate with other such property, is material to the operation of the Properties; provided, however, Seller holds no license for the use of the management software and such software license shall not be transferred to Buyer. Except for the Existing Loans, to the Seller's knowledge, such Personal Property is free and clear of all liens. All Personal Property located at or on the Property shall remain and not be removed prior to the Closing, except in the ordinary course of business or for equipment that becomes obsolete or unusable, which may be replaced in the ordinary course of business.

         (r) The list of Service Contracts set forth on EXHIBIT B is true, correct and complete in all material respects. To the Seller's knowledge, no event of default exists (which remains uncured) under any of the Service Contracts which would have a Material Adverse Effect. For purposes of this Contract, MATERIAL ADVERSE EFFECT means an event that would have a material adverse effect on the business, financial condition or results of operations of the Property. True and complete copies of the Service Contracts have been provided to Buyer.

         (s) The environmental reports listed in EXHIBIT F are the latest reports obtained by Seller with respect to the respective Properties.

         (t) The list of documents set forth on EXHIBIT G is a complete list of all material Loan Documents (as hereinafter defined) related to the Existing Loans. To the Seller's knowledge, the Existing Loans and the documents entered into in connection therewith (collectively, the LOAN DOCUMENTS) are in full force and effect as of the Effective Date. To the Seller's knowledge, no event of default or event that with the passage of time or giving of notice or both would constitute an event of default has occurred as of the Effective Date under any of the Loan Documents which would have a Material Adverse Effect. True and complete copies of the Loan Documents have been provided to Buyer.

         (u) Except as set forth on EXHIBIT L, Seller has received no written notice concerning the Real Property or the Improvements from any Governmental Authority stating that the Real Property or the Improvements are in violation of any federal, state, county, or city statute, ordinance, code, rule, or regulation which remains uncured or which, if uncured at Closing, would have a Material Adverse Effect. The terms GOVERNMENTAL AUTHORITY and GOVERNMENTAL AUTHORITIES mean the United States of America, the State, the county, and city where the Real Property is located, and any other political subdivision in which the Real Property is located or that exercises jurisdiction over the Real Property and Improvements or the construction of multifamily residential improvements on the Real Property, and any agency, department, commission, board, bureau, property owners association, utility district, flood control district, improvement district, or similar district, or other instrumentality of any of them.

         (v) There is no pending or, to Seller's knowledge, threatened condemnation or change in zoning affecting the Property. Except as disclosed in writing to Buyer, no portion of any Property is a designated historic property or located within a designated historic area.

         (w) There are no so-called "redec" or "redecorating fees" collected from tenants of the Properties.

         (x) Each Seller and Designated Owner electing to receive Units hereunder:

                  (i) is knowledgeable, sophisticated and experienced in business and financial matters; each Designated Owner has previously invested in securities similar to the Units and fully understands the limitations on transfer imposed by the federal securities laws and as described in this Contract. Each Designated Owner is able to bear the economic risk of holding the Units for an indefinite period and is able to afford the complete loss of his, her or its investment in the Units; each Designated Owner has received and reviewed all information and documents about or pertaining to the REIT, the Buyer, the business and prospects of the REIT and the Buyer and the issuance of the Units as each Designated Owner deems necessary or desirable, and has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information and documents, the REIT, the Buyer, the Properties, the business and prospects of the REIT and the Buyer and the Units which such Designated Owner deems necessary or desirable to evaluate the merits and risks related to its investment in the Units; and each Designated Owner understands and has taken cognizance of all risk factors related to the purchase of the Units. Each Designated Owner is a sophisticated real estate investor. In acquiring the Units and engaging in this transaction, no Designated Owner is relying upon any representations made to it by the Buyer, or any of the officers, employees, or agents of the Buyer not contained herein. Each Designated Owner is relying upon its own independent analysis and assessment (including with respect to taxes), and the advice of such Designated Owner's advisors (including tax advisors), and not upon that of the Buyer or any of the Buyer's advisors or affiliates, for purposes of evaluating, entering into, and consummating the transactions contemplated by this Contract. Each Designated Owner represents and warrants that it has reviewed and approved the form of the Buyer's Partnership Agreement attached hereto as EXHIBIT M;

                  (ii) understands that neither the Units nor the Common Stock issuable upon redemption of the Units have been registered under the Securities Act or any state securities acts and are instead being offered and sold in reliance on an exemption from such registration requirements. The Units issuable to each Designated Owner (or its designee) are being acquired solely for its own account, for investment, and are not being acquired with a view to, or for resale in connection with, any distribution, subdivision, or fractionalization thereof, in violation of such laws, and the Designated Owner has no present intention to enter into any contract, undertaking, agreement, or arrangement with respect to any such resale; provided, however, that, at or following Closing, the Designated Owner may distribute the Units to those of its members or successors that (1) have represented and warranted to the Buyer in writing that, as of the time of such distribution, such member is an accredited investor as that term is defined in Rule 501 of Regulation D under the Securities Act, and (2) have executed the Buyer's Partnership Agreement as limited partners. Each Designated Owner understands that any certificates evidencing the Units will contain appropriate legends reflecting the requirement that the Units not be resold without registration under such laws or the availability of an exemption from such registration and that the Buyer's Partnership Agreement will restrict transfer of the Units;

                  (iii) is an "accredited investor" as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended. Each Designated Owner will provide the Buyer with a duly executed Accredited Investor Questionnaire as set forth elsewhere in this Contract; and

                  (iv) understands that each Unit shall be redeemable at the option of the holder, in accordance with, but subject to the restrictions contained in, the Buyer's Partnership Agreement; provided, however, that such redemption option may not be exercised prior to the first anniversary of the Closing Date.

Section 4.2       Several Liability; Survival of Representations and Warranties.

         (a) Notwithstanding anything contained herein to the contrary, each of the parties comprising Seller shall be responsible and liable hereunder only with respect to its respective Property. All covenants and agreements of the Seller under this Contract shall be the several obligations of such Seller and shall bind and/or be made by each Seller only as to the Property owned by such Seller as if a separate agreement had been executed by and between such respective Seller and Buyer for each Property. Notwithstanding the foregoing, a default under this Contract by any Seller shall constitute a default under this Contract with respect to all Sellers and all Properties.

         (b) The representations and warranties in SECTION 4.1 will be deemed made on and as of the Closing Date with the same force and effect as if made at that time and shall survive Closing for a period of 9 months, at which time they terminate unless a claim for breach thereof has been instituted within the 11-month period as specified in the next sentence. Buyer may bring an action against a respective Seller for a material (defined in SECTION 7.1) breach of any of Seller's representations and warranties only if (i) Buyer gives such Seller written notice of the circumstances giving rise to a material breach within the 11-month period after Closing,
                  (ii) the aggregate, actual damages from all breaches by such Seller exceeds $10,000, and (iii) the breach was not waived pursuant to SECTION 7.1 hereof. Buyer may collect only actual damages for any breach of Seller's representations and warranties under this Contract. Buyer and Seller waive the right to collect special, consequential, incidental, punitive, or any other damages other than actual damages in connection with this transaction and this Contract. Except for (i) any adjustment of the prorations as set forth in
                  SECTION 6.3, (ii) the warranties in the Deed, the Bill of Sale, and the Assignment of Leases, and

                  (iii) claims in tort which are covered (in whole or in part) by Seller's liability insurance, (a) any Seller's liability for damages related to any single Property is limited to $300,000; provided, that the aggregate liability of all Sellers for all damages of any kind related to this Contract or this transaction is limited to and shall not exceed $300,000 (Buyer hereby waiving the right to claim damages in excess thereof), except for fraud, and (b) any suit against Seller for damages must be instituted within 2 years and 1 day after Closing or the damages are thereafter barred.

         (c) The provisions of this SECTION 4.2 survive the Closing or any termination of this Contract.

Section 4.3       Knowledge Standard.

For purposes of this Contract, the terms SELLER'S KNOWLEDGE and BUYER'S KNOWLEDGE mean the current, actual knowledge of the individuals listed on EXHIBIT N attached to this Contract, without independent inquiry and without any actual or implied duty to inquire, and does not include knowledge imputed to Seller or to the Buyer, as the case may be, from any other person. The named individuals are acting for and on behalf of Seller or Buyer, as the case may be, and in a capacity as an officer of Seller or Buyer, respectively or one or more of Seller's or Buyer's Affiliates and are in no manner expressly or impliedly making any representations or warranties in an individual capacity. Buyer and Seller waive any right to sue or to seek any personal judgment or claim against any of the named individuals.

Section 4.4       Seller's Covenants.

Each Seller, severally and not jointly, covenants with Buyer as follows:

         (a) At all times from the Effective Date to the Closing Date, Seller shall maintain in force property insurance and commercial general liability insurance covering the Real Property and the Improvements in accordance with Seller's customary procedures.

         (b) At all times from the Effective Date to the Closing Date, Seller shall keep and perform or cause to be kept and performed all of the material obligations to be performed by the landlord under the Leases.

         (c) Seller shall not, without Buyer's prior consent, which consent will not be unreasonably withheld or delayed, modify, terminate, amend, or allow the assignment of existing Leases, except in accordance with Seller's historical course of conduct in operating the Property.

         (d) After the Effective Date, Seller shall not remove any Personal Property from the Improvements without replacing it with items of like kind and quality.

         (e) Seller agrees to obtain Buyer's written approval prior to entering into any new Service Contract that is not terminable on thirty (30) days notice.

         (f) Seller will manage, operate, repair and maintain the Property in generally the same manner as it managed, operated, repaired and maintained the same prior to the date hereof and, to its reasonable ability, will keep the Property in its present state of repair subject to normal wear and tear, exercising the same degree of care in such matters as Seller has previously exercised.

         (g) Seller shall update the Rent Roll on Buyer's request, but no more often than once per month. Seller shall not lease any portion of the Property to any employees of an Affiliate of Seller, except under leases providing for thirty (30) day termination by the owner of the Property.

         (h) Seller will use its reasonable business efforts to renew all of the licenses and permits applicable to the Property and which are necessary for the continued operation of the Property as they expire from time to time and shall notify Buyer at least thirty (30) days prior to the expiration date or threatened cancellation date of any license or operating permit.

         (i) Seller will not cause any action to be taken which would cause any of the representations or warranties made by Seller in this Contract to be false on or as of Closing Date.

         (j) Seller shall not enter into or record any easement, covenant, license, permit, agreement or other instrument against the Property or any portion thereof except as may be required to enable Seller to perform its obligations under this Contract or to operate in the ordinary course of business.

         (k) Effective as of the Closing, Seller shall terminate all management agreements relating to the Property.

         (l)      Seller shall not change the existing use of any Property.

         (m) Seller shall not knowingly violate or fail to use commercially reasonable efforts to prevent the violation of any applicable laws in any way related to the Property; however, this is not intended as a representation that there are no current violations of applicable laws, nor shall it serve as a covenant to correct violations of laws, if any, that currently exist;

         (n) Seller shall not materially alter the manner of keeping its books, accounts or records or the accounting methods therein reflected.

         (o) Subsequent to the Closing, but at no cost to Seller, Seller agrees to reasonably cooperate with Buyer's independent auditors to provide reasonable and necessary access to financial records required to permit the preparation and audit of financial statements of the Properties for the year 2004 pursuant to applicable SEC regulations. This provision shall survive the Closing.

         (p) Seller shall continue to perform all its obligations under the Existing Loans, and shall not enter into any modification, amendment or restatement thereof that would have a Material Adverse Effect without Buyer's consent, which consent will not be unreasonably withheld.

         (q) Seller agrees to expend at least $500,000 in the aggregate, when combined with the expenditures pursuant to the Partnership Sale Contract and the Cash Contract, in capital expenditures on the Properties prior to Closing (the CAPITAL

                  EXPENDITURE AMOUNT). As of the Effective Date, there is approximately $311,000 in an escrow account held by the Lenders entitled "Required Repair Fund" (the REQUIRED REPAIR
                  FUND). All amounts that Seller is reimbursed by the Lenders prior to Closing from the Required Repair Fund shall be included in determining if Seller achieves the Capital Expenditure Amount. If the Seller expends less than $500,000 in capital expenditures on the Properties, when combined with the expenditures pursuant to the Partnership Sale Contract and the Cash Contract, prior to Closing, then the Seller shall pay to the Buyer at Closing the positive difference between the actual amount of capital expenditures made by the Seller and $500,000 (the CAPITAL PAYMENT). The Seller may elect to assign all or a portion of the Required Repair Fund to Buyer, at no cost to Buyer, as part of the Capital Payment.

                                   ARTICLE 5
                     BUYER'S REPRESENTATIONS AND WARRANTIES

Section 5.1       Buyer's Representations and Warranties.

Buyer represents and warrants to each Seller, which representations and warranties are also deemed to be made on and as of the Closing Date:

         (a) Buyer is a limited partnership, validly existing and in good standing under the laws of the State of Delaware, and, at Closing, will be, to the extent necessary, qualified to do business in the States where the each Property is located.

         (b) Buyer has the authority to execute this Contract and to perform its obligations under this Contract. The person executing this Contract on behalf of Buyer is duly authorized to do so.

         (c) There are no attachments, executions, assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy or under other debtor relief laws contemplated by, pending, or threatened against Buyer.

         (d) Buyer is in compliance with the requirements of the Orders and other similar requirements contained in the rules and regulations of the OFAC and in any enabling legislation or other Executive Orders or regulations in respect thereof.

         (e)      Neither Buyer nor any beneficial owner of Buyer:

                  (i)      is listed on the Lists;

                  (ii) is a Person who has been determined by competent authority to be a Person with whom a U.S. Person is prohibited from transacting business, whether such prohibition arises under U.S. law, regulation, executive orders or any lists published by the United States Department of Commerce, the United States Department of Treasury or the United States Department of State including any agency or office thereof; or

                  (iii) is owned or controlled by, or acts for or on behalf of, any Person on the Lists or any other Person who has been determined by competent authority to be a Person with whom a U.S. Person is prohibited from transacting business, whether such prohibition arises under U.S. law, regulation, executive orders or any lists published by the United States Department of Commerce, the United States Department of Treasury or the United States Department of State including any agency or office thereof; or

                  (iv) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti-Money Laundering Laws.

         (f) The Units, when issued, will have been duly and validly authorized and issued, free of any preemptive or similar rights, and will be fully paid and nonassessable, without any obligation to restore capital except as required by the Delaware Revised Uniform Limited Partnership Act (the LIMITED PARTNERSHIP ACT). Each Designated Owner shall be admitted as a limited partner of the Buyer as of the Closing Date and shall be entitled to all of the rights and protections of a limited partner under the Limited Partnership Act and the provisions of the Buyer's Partnership Agreement, with the same rights, preferences, and privileges as all other limited partners on a pari passu basis. The Common Stock for which the Units may be redeemed have been validly authorized and will be duly and validly issued, fully paid and nonassessable, free of preemptive or similar rights. As more completely described in the Agreement Regarding Contributed Properties, a copy of which has been attached hereto as EXHIBIT O, for purposes of allocating items of income, gain, loss and deduction with respect to the Properties in the manner required by Section 704(c) of the Code (hereinafter defined), the Buyer shall employ, and shall cause any entity controlled by the Buyer which holds title to the Properties to employ, the "traditional method" (with curative allocations on sale) as set forth in Treasury Regulation section 1.704-3(c).

Section 5.2       Buyer's Covenants.

Buyer covenants and agrees:

         (a) to make its policies, procedures and practices regarding compliance with the Orders, if any, available to Sellers for their review and inspection during normal business hours and upon reasonable prior notice.

         (b) that if Buyer obtains knowledge that Buyer or any of its beneficial owners becomes listed on the Lists or is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, Buyer shall immediately notify Sellers in writing, and in such event, Sellers shall have the right to terminate this Contract without penalty or liability to Buyer immediately upon delivery of written notice thereof to Buyer.

         (c) that Buyer shall continue to use commercially reasonable and diligent efforts to assume the Existing Loans on terms and conditions reasonably acceptable to Buyer; provided, that Buyer is not required to agree to any material change of any term of any Existing Loans document as a condition to Lenders' approval of the Assumption.

         (d) Buyer will forward to Lenders, or a third party entity designated by Lenders, if applicable, the documentation and information requested in the loan assumption package, within 10 days after the Effective Date. Buyer acknowledges that Seller has caused Lenders to deliver to Buyer Lenders' loan assumption package prior to the Effective Date.

         (e) Buyer will, within 10 days after the Effective Date, if required by Lenders, (i) provide to the Lenders organizational documents of the Buyer's borrowing entity (BUYER'S BORROWER), (ii) provide to the Lenders financial statements of Buyer's Borrower, (iii) authorize the Lenders to conduct credit reports on the Buyer's Borrower, (iv) authorize the Lenders to contact other Lenders who hold loans from entities related to Buyer's Borrower, (v) execute and return the application for the assumption of the Existing Loans on the Lenders' approved form, and (vi) pay one-half (1/2) all processing fees and other expenses required by the Lenders and Seller shall pay one-half (1/2) all processing fees and other expenses required by the Lenders.

         (f) Buyer will respond timely to all requests from Lenders, but in no event later than 5 business days and will deliver copies of all correspondence (other than correspondence consisting of financial statements and financial condition, or correspondence deemed by Buyer to be confidential to Buyer or its Affiliates) between Buyer, Lenders, and any agent of Lenders to Seller as soon as reasonably practicable.

         (g) Buyer shall deliver the executed Tenant Notice Letters to all tenants within ten (10) days after Closing. This provision shall survive Closing.

         (h) Buyer shall not initiate employment conversations with Seller's manager's employees until after the earlier of (i) three (3) business days prior to the Closing Date and (ii) January 17, 2004.

         (i)      In the event Sellers elect under the provisions of SECTION
                  1.2 hereof, to receive any Units, Buyer shall deliver at Closing to Seller and the Designated Owners an enforceable commitment (the LIQUIDITY COMMITMENT) whereby the Buyer agrees to lend to the respective holder of the Units an amount equal to not more than seventy-five percent (75%) of the value of the respective Units, the further terms of which are set forth in the Liquidity Loan Documents (hereinafter defined).

                  Any such loan arising out of the Liquidity Commitment shall be evidenced by documents (the LIQUIDITY LOAN DOCUMENTS) attached hereto as EXHIBIT P.

                  If Seller elects, under the provisions of SECTION 1.2(c)(II) hereof, to acquire any Units at Closing and if the Liquidity Commitment is delivered at Closing, Buyer's obligation to pay, as its share of the closing costs, 50% of the negative arbitrage for the RAIT Loan shall be waived and such cost shall be fully borne by Seller.

                                   ARTICLE 6
                             CLOSING AND PRORATIONS

Section 6.1       Closing Date.

The CLOSING of this Contract will take place in Title Company's offices commencing at 10:00 a.m., Dallas, Texas time, or such other place as is mutually agreeable to the parties upon three (3) business days prior written notice from Buyer that Buyer has received or will receive the proceeds from the Public Offering from the underwriter(s) (the PUBLIC OFFERING CLOSING); provided, however, that this Contract shall terminate if Closing does not occur prior to January 31, 2005 (the CLOSING DATE). Notwithstanding the foregoing, Seller acknowledges that it is possible that, due to unanticipated delays in the regulatory review and approval process associated with the Public Offering that, the Public Offering Closing may not occur on or before January 31, 2005, despite the reasonable and diligent efforts of Buyer, the REIT and the underwriters to cause the Public Offering Closing to occur before such date. Accordingly, in the event that the Public Offering Closing has not occurred on or before January 31, 2005, and if Buyer has used reasonable and diligent efforts to cause the Public Offering Closing to occur before such date and the failure of the Public Offering Closing to occur is beyond the reasonable control of Buyer, then the Closing Date shall be automatically extended hereunder to a date not earlier than three (3) business days after prior written notice from Buyer to Seller that either the Public Offering Closing has occurred or is anticipated to occur but in no event later than February 28, 2005; provided that if the Closing has not occurred by February 28, 2005, if Seller is not then in default hereunder, the Earnest Money and the Letter of Credit shall be paid (or delivered, as appropriate) to Seller, this Contract shall terminate, and the parties shall have no further rights, liabilities or obligations under this Contract (except for those that expressly survive termination).

Section 6.2       Closing Matters.

         (a) Expressly conditioned upon Buyer's compliance with its obligations under SECTION 6.2(b), Sellers shall deliver at
                  Closing:

                  (i) a Deed (containing special or, as appropriate, limited warranties of title) for each Property (the
                           DEED), duly executed and acknowledged by Seller, containing no exceptions or conditions except the Permitted Exceptions, conveying to Buyer, fee simple title to the Real Property and Improvements as specified in SECTION 2.1(a), substantially in the form attached to this Contract as EXHIBIT Q;

                  (ii) at least 2 counterparts of a Bill of Sale for each Property (the BILL OF SALE), duly executed by Seller, substantially in the form attached to this Contract as EXHIBIT R;

                  (iii) at least 2 counterparts of an Assignment of Leases, Contracts, Security Deposits, and Warranties for each Property (the ASSIGNMENT OF LEASES) duly executed by Seller, substantially in the form attached to this Contract as EXHIBIT S.

                  (iv) an IRC Section 1445 Certification, duly executed by each Seller, substantially in the form attached to this Contract as EXHIBIT T;

                  (v) at least 1 counterpart of a notice to tenants for each Property (the TENANT NOTICE LETTER), duly executed by Seller in substantially the form attached to this Contract as EXHIBIT U, to be addressed to each tenant at the Real Property;

                  (vi) at least 2 counterparts of Restriction Against Condominium Conversion for each Property (the RESTRICTION), duly executed and acknowledged by Seller, substantially in the form attached to this Contract as EXHIBIT J;

                  (vii) at least 1 counterpart of all assumption documents required to be executed by Seller with respect to Buyer's assumption of the Existing Loans;

                  (viii) a Rent Roll for each Property dated no earlier than 5 days prior to Closing, certified by Seller to be true and correct in all material respects;

                  (ix) a list of aged rent delinquencies for each Property, identifying each delinquent tenant by name and unit number, dated no earlier than 5 days prior to the date Sellers deliver same;

                  (x) possession of each Property, subject to the Permitted Exceptions and the rights of tenants in possession under the Leases; and

                  (xi) the following to the extent they are in the Seller's possession or control:

                           (A) originals (or copies if originals are not available) of the Leases, the Service Contracts, the Plans, the Warranties, and the Records; and

                           (B) all keys to the Improvements, including, but not limited to, keys to all door locks and keys of any vehicles or equipment being conveyed (and an accounting for keys in possession of others), which keys shall be marked and identified; and all documents in the possession of the Seller, pertaining to occupants of the Property, including, but not by way of limitation, all leases, applications, correspondence and credit reports relating to each such occupant;

                  (xii) a fully executed termination of the management agreement for each Property at Seller's sole cost and expense;

                  (xiii) a license in the form attached hereto as EXHIBIT V authorizing Buyer's continued display of the name "Jefferson", "Jefferson Commons" and the initials "JPI" for a period of nine (9) months after the Closing Date, as well as Buyer's agreement to cause the removal of such names from the Property by no later than nine (9) months after the Closing Date (the LICENSE);

                  (xiv) such evidence or documents as may be reasonably required by the Title Company evidencing the status and capacity of Seller and the authority of the person or persons who are executing the various documents on behalf of the Seller in connection with the sale of the Property;

                  (xv) Seller's executed closing statement confirming the prorations and the distribution of the closing proceeds; provided, that the closing statement will only be delivered to the Title Company and Closing Agent and will not be delivered to Buyer;

                  (xvi) if Units are to be issued to any Seller or its Designated Owners, signature pages of the Buyer's Partnership Agreement duly executed by the Seller or the Designated Owners, as applicable, as limited partner; and

                  (xvii) a duly executed legal opinion of Seller's counsel in the form attached hereto as EXHIBIT W.

         (b) No later than 4:00 p.m., Dallas, Texas time, on the Closing Date, Buyer shall deliver to Closing Agent as a condition precedent to the obligation of Seller to perform its obligations under SECTION 6.2(a):

                  (i) by wire transfer or other immediately available federal funds, the cash portion of the Purchase Price, subject to applicable prorations and credits; and

                  (ii) at least 2 counterparts of the Assignment of Leases and the Bill of Sale, duly executed by Buyer;

                  (iii) at least 1 counterpart of all assumption documents with respect to Buyer's assumption of the Existing Loans, duly executed by Buyer and the respective Lenders including, without limitation, the Seller Releases;

                  (iv) at least 1 counterpart of the Tenant Notice Letter, duly executed by Buyer;

                  (v) at least 1 counterpart of the License, duly executed by Buyer;

                  (vi) a written confirmation by Buyer dated as of the Closing Date of the acknowledgements set forth in
                           SECTION 9.12(a);

                  (vii) such evidence or documents as may be reasonably required by the Title Company evidencing the status and capacity of Buyer and the authority of the person or persons who are executing the various documents on behalf of the Buyer in connection with the purchase of the Property;

                  (viii) Buyer's executed closing statement confirming the prorations and the distribution of the closing proceeds;

                  (ix) if Units are issued and if the Units are to be certificated, certificates representing the Units duly issued by the Buyer in the name of each Seller and/or each Designated Owner, as applicable, as of the Closing Date representing the Units to which the Seller and/or Designated Owner is entitled pursuant to SECTION 1.2 of this Contract;

                  (x) if Units are to be issued at the Closing, the fully executed Buyer's Partnership Agreement, with the originally duly executed signature of Education Realty OP Limited Partner Trust, a Maryland business trust which is the wholly owned subsidiary of the REIT, as general partner, and original or photostatic copies of the signatures of all limited partners; and

                  (xi) if Units are to be issued at Closing, the Liquidity Commitment.

         (c) Each Seller and Buyer shall execute and deliver to the appropriate parties any additional documents and instruments that, in the mutual opinion of Buyer's counsel and any Seller's counsel, are necessary to consummate this transaction.

Section 6.3       Prorations.

         (a) Ad valorem taxes and assessments (whether for real estate or personal property) against the Property will be prorated at Closing as of the Closing Date based on the tax bills for the year of the Closing. Buyer will receive at Closing a credit against the Purchase Price in an amount equal to the portion of the taxes and assessments on the Property from the beginning of the current tax year to the Closing Date. If Closing occurs before that year's tax bills are available, the proration will be based on the latest tax rate applied to the latest unappealed tax value. If an estimated proration is made, then after the taxes and assessments for the year in which the Closing occurs are finally assessed, within 30 days after demand, Buyer shall refund to Seller any amount overpaid by Seller or Seller shall pay to Buyer the amount of any deficiency in the proration. Buyer shall pay all taxes and assessments against the Property before they become delinquent.

         (b) All income and expenses of the Real Property and Improvements (other than ad valorem taxes and assessments) will be prorated at Closing as of the Closing Date on an accrual basis. All rents actually prepaid for a portion of the term on or after Closing, shall be paid to Buyer at Closing or, at Seller's option, offset against the Purchase Price. All other income and expense items subject to proration pertaining to the period prior to the Closing Date will be allocated to and paid by Sellers and all income and expense items subject to proration pertaining to the period starting on the Closing Date will be allocated to and paid by Buyer. Seller is responsible for Lease commissions due Seller's employees and locator fees for Leases under which the tenant moves into a unit prior to the Closing Date. Buyer is responsible for locator fees for Leases under which the tenant moves into a unit on or after the Closing Date. All application fees which are not prepaid security deposits shall be retained by Seller. Any income payable in connection with any Service Contract will be prorated, but no lump sum or up front payments paid to Seller with respect to any Service Contract will be prorated. Rent will be prorated based on the Rent Roll provided by Seller at Closing. No later than 3 business days prior to the Closing Date, Buyer and each Seller shall mutually approve and provide to Closing Agent a schedule of prorations in as complete and accurate a form as possible. No later than 60 days after Closing, Seller and Buyer shall make appropriate post-closing adjustments to the prorations of income and expenses but in no event will any readjustment be made after the 60th day after the Closing Date, other than a readjustment of ad valorem taxes and assessments.

         (c) All Deposits paid as refundable security for rent, cleaning, pet deposits, or any other purposes will be paid to Buyer at Closing and the obligation, if any, to refund the cash deposits to tenants is assumed by Buyer. Except as provided in SECTION 6.3(d), no non-refundable deposits or fees paid by tenants shall be paid or payable to Buyer.

         (d) Any amounts of so-called "hassle free move-out" payments paid to Seller for current leases on the Properties shall be equally split between Seller and Buyer and, at Closing, Seller shall pay to Buyer its share thereof.

         (e) All deposits and escrows made by Seller with the respective Lenders will be delivered to the Sellers at Closing and will be retained by the Seller or will be credited to the Seller at Closing.

         (f) The obligations of Sellers and Buyer under this SECTION 6.3 survive the Closing.

Section 6.4       Closing Costs.

Costs of closing this transaction will be allocated between Sellers and Buyer as follows:

         (a) Sellers shall pay (i) 50% of the prepayment premium for the RAIT Loan to cause RAIT to release at Closing any security interests in its collateral relating to Seller or its constituent entities (any escrows held by the Lenders will be returned to Seller or credited to Seller at Closing), (ii) the cost of providing the Title Commitment, (iii) if the Closing occurs on or prior to December 31, 2004, then the portion (which may be all) of the negative arbitrage associated with the RAIT Loan from the Closing Date until the RAIT Loan is prepaid which is not paid by Buyer; (iv) the cost 50% of any escrow fees or similar charges of Title Company and Closing Agent, (v) the cost of the premiums for a "standard coverage" Owner Policy, (vi) 50% of all costs payable to the Lenders in connection with Buyer's assumption of the Existing Loans, (vii) 50% of any and all transfer fees and sales, intangibles, and conveyance taxes (or equivalents) related to the Closing, if any, and (viii) the costs, if any, incurred by Seller in connection with the performance of its obligations under this Contract, including any endorsement to the Title Policy which Seller, in its sole and absolute discretion, agrees to obtain in order to cure title defects.

         (b) Buyer shall pay (i) any premiums related to title insurance for extended coverage or any endorsements or modifications to any policy requested by Buyer and all premiums related to any mortgagee policy, (ii) the cost of recording the Deed and any other conveyance documents that Buyer may choose to record,
                  (iii) 50% of any escrow fee or similar charges of Title Company and Closing Agent, (iv) the cost of the Survey, (v) 50% of any and all transfer fees and sales, intangibles, and conveyance taxes (or equivalents) related to the Closing, if any, (vi) 50% of all costs payable to the Lenders in connection with Buyer's assumption of the Existing Loans,
                  (vii) 50% of the prepayment premium for the RAIT Loan to cause RAIT to release at Closing any security interests in its collateral relating to Seller or its constituent entities (any escrows held by the Lenders will be returned to Seller or credited to Seller at Closing), (viii) subject to SECTION 5.2(i), if the Closing occurs on or prior to December 31, 2004, then 50% of the negative arbitrage associated with the RAIT Loan from the Closing Date until the RAIT

                  Loan is prepaid, but Buyer shall not be required to pay in excess of $200,000 in the aggregate with respect to all Interests or Properties purchased, and (ix) the costs, if any, incurred by Buyer in connection with the performance of its obligations under this Contract.

         (c) All other expenses incurred by any Seller or Buyer with respect to the Closing, including, but not limited to, legal fees of Buyer and each Seller (except in the event of litigation), will be borne and paid exclusively by the party incurring same, without reimbursement, except to the extent otherwise specified in this Contract.

Section 6.5       Assumption Approval.

By no later than 5:00 p.m., Dallas, Texas time on January 18, 2005 (the ASSUMPTION APPROVAL DATE), Buyer shall either:

         (a) terminate this Contract by giving a termination notice to Sellers stating that the terms of the Assumption are not acceptable to Buyer, following which Closing Agent shall deliver the Earnest Money to Seller (together with all interest thereon) and the parties shall have no further rights, liabilities, or obligations under this Contract (other than those that expressly survive termination); or

         (b) waive its right to terminate this Contract for matters related to the Assumption by proceeding to Closing (absent a termination pursuant to (a) above, Buyer shall be deemed to have waived its right to terminate this Contract by virtue of an unacceptable Assumption).

Buyer covenants to communicate with Sellers and to keep Sellers informed with respect to the status of the Assumption and the Seller Releases. Buyer will promptly notify Sellers when each Lender consents to the Assumption and the Seller Releases. If Buyer is unable to obtain the Seller Releases by noon, Dallas, Texas time on January 17, 2005, Buyer will promptly notify Sellers in writing thereof.

Section 6.6       Release Approval.

By no later than the Assumption Approval Date, Sellers shall either:

         (a) terminate this Contract by giving a termination notice to Buyer stating that the terms of the Seller Releases are not acceptable to Sellers, following which Closing Agent shall deliver the Earnest Money to Seller (together with all interest thereon) and the parties shall have no further rights, liabilities, or obligations under this Contract (other than those that expressly survive termination); or

         (b) waive its right to terminate this Contract for matters related to the Seller Releases by proceeding to Closing (absent a termination pursuant to (a) above, Seller shall be deemed to have waived its right to terminate this Contract by virtue of an unacceptable Seller Release);

Section 6.7 Seller's and Buyer's Joint Covenants Regarding Taxation of Cash/Unit Purchase.

For all federal, state and local income tax purposes:

         (a) Buyer and Seller agree to treat the Seller's contribution of Property to Buyers in exchange for Units as a nontaxable transaction under Section 721 of the Internal

                  Revenue Code of 1986, as amended (the CODE), and Buyer and Seller will not take an inconsistent position therewith except to the extent required by a "determination" as that term is defined under Section 1313 of the Code. Notwithstanding anything to the contrary contained in this Contract, including without limitation the use of words and phrases such as "sell," "sale," "purchase," and "pay," the parties agree that it is their intent that to the extent that consideration for the transfer of the Property takes the form of the issuance of Units, the transactions contemplated hereby shall be treated for federal income tax purposes pursuant to Section 721 of the Code as the contribution of the Property by the Seller to Buyer, in exchange for the Units.

         (b) Buyer and Seller agree that to the extent there is sufficient cash transferred by Buyer to Seller under SECTION 1.2(c)(II) to defease any existing mezzanine loan on the respective Property plus the payment of Seller's costs under SECTION 6.4(a), it shall be reported under Treasury Regulation
                  Section 1.707-4(d) in such respective amounts as a transfer to reimburse the Seller for capital expenditures, and accordingly, Buyer and Seller will not report such cash transfers as part of a taxable sale of the Property from Seller to Buyer. Buyer and Seller agree that they will not take positions inconsistent with the preceding sentence except to the extent required by a "determination" as that term is defined under Section 1313 of the Code.

         (c) Buyer and Seller agree that the Existing Loans (together with any fees and expenses required to be paid to Lenders in connection with Buyer's Assumption to the extent assumed by Buyer under SECTION 1.2(c)(i)) will be reported as a "qualified liability", as that term is defined under Treasury Regulation Section 1.707-5 and any fees and expenses required to be paid Lenders in connection with Buyer's Assumption to the extent satisfied by Buyer will be treated as a qualified liability assumed by Buyer and that Seller's allocable share of such qualified liability with respect to its Property will be treated as a qualified liability. Buyer and Seller agree that they will not take positions inconsistent with the preceding sentence except to the extent required by a "determination" as that term is defined under Section 1313 of the Code.

Notwithstanding the foregoing, the Buyer makes no representations concerning a proper treatment of such transactions and shall have no liability if the contribution and distribution are not so treated. If such treatment is challenged by any taxing authority on audit or otherwise, then solely with respect to such issue, (i) the Designated Owners shall have the right to participate fully, at their own expense, in all aspects of the defense of such issue, (ii) the Buyer shall not settle any such issue without the prior consent of the Designated Owners, which consent shall not be unreasonably withheld or delayed, (iii) the Buyer shall inform the Designated Owners reasonably promptly in advance, of the date, time and place of all administrative and judicial meetings, conferences, hearings and other proceedings relating to such issue,
(iv) the Buyer shall provide to the Designated Owners all correspondence with governmental authorities and other documents relating to such issue promptly upon receipt, or in advance of submission to (as the case may be) the relevant taxing authority or court, and (v) the Buyer shall not file or submit any documents relating to the issue without the prior consent of the Designated Owners which consent shall not be unreasonably withheld or delayed, provided that the Buyer may make such filing or submission if required to comply with any deadline imposed by law or other governmental authority if the Buyer has made commercially reasonably efforts to obtain such prior consent. At any point in the defense of such issue, in its sole discretion, the Buyer may, upon notice to the Designated Owners, elect to have the Designated Owners conduct the defense of the issue, at the Designated Owners' expense, and retain similar rights with respect to the defense as those granted to the Designated Owners in the immediately preceding sentence, provided that the proviso set forth in clause
(ii) of the immediately preceding sentence shall not apply.

                                   ARTICLE 7
                             DEFAULTS AND REMEDIES

Section 7.1 Material Breach of Seller's Representations and Warranties Prior to Closing.

Buyer and each Seller shall each notify the other parties to this Contract promptly upon discovery at or prior to Closing that any of the representations and warranties of any Seller in SECTION 4.1 are inaccurate in any material respect. If (i) any of a Seller's representations and warranties in SECTION 4.1 are inaccurate in any material respect at or prior to Closing and (ii) the Seller does not cure (it being understood that the Seller has no obligation to cure at any cost to Seller in excess of $25,000 in the aggregate) the material breach within 10 business days (or within 1 business day if Buyer's notice is given on the Closing Date) after receipt of notice of the breach from Buyer, then Buyer shall, as its sole and exclusive remedy, waiving all other remedies, either:

         (a) terminate this Contract by giving notice to each Seller on or prior to the Closing Date (which will be extended as necessary to accommodate the applicable cure period); or

         (b) waive that representation and warranty in its entirety and proceed to the Closing.

A breach of any representation and warranty by a Seller is deemed material for the purposes of this SECTION 7.1 only if it will cause a material adverse effect, including, without limitation, a financial effect on the Real Property and Improvements of greater than $200,000 for any single Property and one or more breaches by Seller of Seller's representations and warranties are deemed material if they will cause a material adverse financial effect greater than $300,000 in the aggregate with respect to any or all of the Properties. Any breach of any representation and warranty by a Seller that is not material is deemed waived by Buyer and Buyer and each Seller shall proceed with Closing without any reduction in the Purchase Price. If Seller can effect a cure at a cost of $25,000 or less in the aggregate, Seller shall effect the cure.

If Buyer terminates this Contract under this SECTION 7.1, then Closing Agent or Sellers, as applicable, shall return the Earnest Money and the Letter of Credit to Buyer and the parties have no further rights, liabilities, or obligations under this Contract (other than those that expressly survive termination). If Buyer has actual knowledge of the inaccuracy or breach of any representation or warranty by any Seller at or prior to Closing and the Closing occurs, Buyer is deemed to waive the breach of the representation and warranty in its entirety.

Section 7.2       Buyer's Remedies.

         (a) Sellers Inability to Convey Title at Closing; Condemnation; Major Casualty Damage. If:

                  (i) the Seller's title to the Property at Closing is subject to any title exception other than the Permitted Exceptions for any reason other than an affirmative act by any Seller (excluding any election not to cure any objection by Buyer under
                           SECTION 3.1) that prevents Seller from having the title required and the failure is not cured within 1 business day thereafter or Buyer does not waive any defect in title and accepts the Seller's title as it exists on the Closing Date;

                  (ii) condemnation proceedings are initiated against all or any portion of the Property and Buyer does not waive its right to terminate this Contract as specified in SECTION 8.3; or

                  (iii) a Major Casualty (defined in SECTION 8.3) occurs and Buyer does not waive its right to terminate this Contract as specified in SECTION 8.3;

                  then Buyer shall, as its sole and exclusive remedy, waiving all other remedies, terminate this Contract by giving notice to each Seller within 10 days after the event specified in
                  SECTION 7.2(a)(i) occurs or Seller delivers written notice to Buyer of the occurrence of an event listed in SECTION 7.2(a)(II) or (III), and Closing Agent shall return the Earnest Money and/or the Letter of Credit to Buyer, and the parties have no further rights, liabilities, or obligations under this Contract (other than those that expressly survive termination).

         (b) Other Seller Defaults. If (A) any Seller does not timely perform its obligations under SECTION 6.2(a) for any reason other than (i) Buyer's failure to timely perform its obligations under SECTION 6.2(b) or (ii) an act that falls under SECTION 7.2(a) (or the termination of this Contract under any applicable provision of this Contract) or (B) any Seller does not timely perform any of its material obligations under this Contract other than its obligations under SECTION 6.2(a) (for any reason other than the termination of this Contract under any applicable provision of this Contract) and does not cure the default within 10 business days after receipt of written notice of the default from Buyer, then Buyer shall, as its sole and exclusive remedy, waiving all other remedies, either:

                  (i) enforce specific performance of such Seller's obligation to convey the Property to Buyer in accordance with this Contract; or

                  (ii) terminate this Contract by giving notice to each Seller within 5 business days thereafter, then Closing Agent shall return the Earnest Money and, as applicable, the Letter of Credit, to Buyer, and the parties have no further rights, liabilities, or obligations under this Contract (other than those that expressly survive termination).

                  Buyer is deemed to elect to terminate this Contract, receive a return of the Earnest Money and, as applicable, the Letter of Credit as liquidated damages, and waive any right to enforce specific performance against Sellers unless Buyer complies with its obligations under SECTION 6.2(b) on the Closing Date, gives Sellers notice of its intent to enforce specific performance within 60 days after the Closing Date and files an action to enforce specific performance against each Seller in an appropriate State court having jurisdiction over the Real Property within 2 years and 1 day after the Closing Date.

         (c) Seller's Failure or Refusal to Convey Title at Closing. Except as set forth in SECTION 7.2(a)(i), if Seller fails or refuses to convey title to Buyer at Closing and Seller does not remedy the failure or refusal within 7 business days after receipt of written notice from Buyer, then (1) this Contract will automatically terminate, (2) Seller will reimburse Buyer for its actual, verifiable, third party, out-of-pockets costs with respect to this Contract, the Partnership Sale Contract and the Cash Contract in an aggregate amount not to exceed $750,000, and (3) Closing Agent shall return the Earnest Money and, as applicable, the Letter of Credit, to Buyer and the parties have no further rights, liabilities, or obligations under this Contract (other than those that expressly survive termination).

Section 7.3       Seller's Remedies.

If:

         (a) Buyer does not timely perform in accordance with SECTION 6.2(b) for any reason, except the termination of this Contract under any applicable provision of this Contract; or

         (b) Buyer is otherwise in default in the performance of any of its material obligations under this Contract and does not cure the default within 10 days after receipt of notice of the default from any Seller (but no Seller is required to give Buyer notice of default in the performance of Buyer's obligations under SECTION 6.2(b) or any other obligation involving the payment of money);

then, Sellers shall, as their sole and exclusive remedy, waiving all other remedies, terminate this Contract by giving notice to Buyer, Closing Agent shall pay the Earnest Money and, as applicable, shall deliver the Letter of Credit to Sellers and Sellers will retain all Earnest Money or funds from the Letter of Credit as liquidated damages, and the parties have no further rights, liabilities, or obligations under this Contract (except for those that expressly survive termination). The parties agree that Sellers' damages are difficult to ascertain and that the Earnest Money is a fair approximation of Sellers' damages. Notwithstanding anything to the contrary in this SECTION 7.3, Buyer's indemnity obligations under SECTION 3.2(d) of this Contract are separate and distinct obligations that are not subject to the liquidated damage provisions contained in this SECTION 7.3. Buyer's and its issuers obligations under the Letter of Credit will survive the termination of this Contract.

                                   ARTICLE 8
                           CASUALTY AND CONDEMNATION

Section 8.1       Risk of Loss and Notice.

Subject to all other provisions of the Contract, including without limitation,
SECTION 3.2(d), the risk of loss or damage to the Real Property and Improvements by fire or other casualty prior to the Closing Date is borne by Sellers. Each Seller shall give Buyer prompt notice of any destruction of any part of the Real Property and Improvements or the commencement of any condemnation proceedings against the Real Property and Improvements between the Effective Date and the Closing Date.

Section 8.2       Minor Casualty.

Whether or not the notice required by SECTION 8.1 is given, if Improvements are destroyed by fire or other casualty and the estimated cost of repairs, as reasonably determined by Sellers based on a report by an independent construction or architectural firm, is $500,000 or less for any individual Property (a MINOR CASUALTY), Closing will occur with no reduction in the Purchase Price and at Closing:

         (a) Seller shall assign to Buyer all proceeds of property insurance payable to Seller, less any amounts paid by Seller to repair, restore, or clean up the Real Property and Improvements;

         (b) Buyer will receive a credit against the Purchase Price equal to the amount of any unused deductible under Seller's property insurance policy;

         (c) Buyer shall accept the Real Property and remaining Improvements in their damaged state; and

         (d) as between Buyer and Sellers, Sellers have no obligation to repair or restore any damaged or destroyed portions of the Real Property and Improvements.

Section 8.3       Major Casualty and Condemnation.

If condemnation proceedings are commenced against any portion of the Real Property and Improvements, or if Improvements are destroyed by fire or other casualty and the estimated cost of repairs, as reasonably determined by Sellers based on a report by an independent construction or architectural firm, is more than $500,000 for any individual Property (a MAJOR CASUALTY), and Buyer has not waived the exercise of its remedies under SECTION 7.2(a) within 10 days after notice from any Seller of the occurrence of a Major Casualty or the initiation of condemnation proceedings, then this Contract automatically terminates and Buyer is deemed to have exercised its remedies under SECTION 7.2(a). If Buyer waives the exercise of its remedies under SECTION 7.2(a) within 10 days after notice from any Seller of the occurrence of a Major Casualty or the initiation of condemnation proceedings, then Closing will occur without reduction in the Purchase Price and at Closing:

         (a) Seller shall assign its interest in all proceeds of property insurance or condemnation awards to Buyer, less any amounts paid by Seller to repair, restore, or clean up the Real Property and Improvements;

         (b)      if a Major Casualty occurs:

                  (i) Buyer will receive a credit against the Purchase Price equal to the amount of any unused deductible under Seller's property insurance policy;

                  (ii) Buyer will accept the Real Property and remaining Improvements in their damaged state; and

                  (iii) as between Buyer and Sellers, Sellers have no obligation to repair or restore any damaged or destroyed portions of the Real Property and Improvements; and

         (c)      if condemnation proceedings are begun:

                  (i) Buyer will accept the Real Property and remaining Improvements subject to the condemnation proceedings;

                  (ii) Sellers have no liability with respect to any portion of the Real Property and Improvements that is condemned, or with respect to any costs or expenses incurred by Buyer as a result of any condemnation proceedings; and

                  (iii) Sellers shall reasonably cooperate with Buyer in any condemnation proceedings.

                                   ARTICLE 9
                                 MISCELLANEOUS

Section 9.1       Notices.

All notices, requests, approvals, consents, and other communications required or permitted under this Contract (NOTICES) must be in writing and are effective:

         (a) on the business day sent if (i) sent by fax prior to 5:00 p.m. Dallas, Texas time, (ii) the sending fax generates a written confirmation of sending, and (iii) a confirming copy is sent on the same business day by one of the other methods specified below;

         (b) on the next business day after delivery, on a business day, to a nationally recognized overnight courier service for prepaid overnight delivery;

         (c) 3 days after being deposited on a business day in the United States mail, certified, return receipt requested, postage prepaid, or

         (d) upon receipt if delivered by any method other than the methods specified above;

in each instance addressed to Buyer or a Seller, as the case may be, at the following addresses, or to any other address either party may designate by 10 days' prior notice to the other party:

Seller:           c/o JPI
                  600 East Las Colinas Blvd., Suite 1800
                  Irving, Texas  75039
                  Attention:       Robert D. Page
                  Telephone:       (972) 556-1700
                  Fax:             (972) 556-6934
                  E-Mail:          rpage@jpi.com
                  c/o JPI
                  600 East Las Colinas Blvd., Suite 1800
                  Irving, Texas  75039
                  Attention:       Mark Bryant
                  Telephone:       (972) 556-6970
                  Fax:             (972) 444-2117
                  E-Mail:          mbryant@jpi.com

                  With a copy to:

                  Munsch Hardt Kopf & Harr, P.C.
                  4000 Fountain Place
                  1445 Ross Avenue
                  Dallas, Texas  75202-2790
                  Attention:       Gregg Cleveland
                  Telephone:       (214) 855-7537
                  Fax:             (214) 978-4364
                  E-Mail:          gcleveland@munsch.com

Buyer:            Education Realty Operating Partnership, LP
                  530 Oak Court Drive, Suite 300
                  Memphis, Tennessee 38117
                  Attention:       Paul O. Bower
                  Telephone:       (901) 259-2500
                  Fax:             (901) 259-2594
                  E-Mail:          pbower@aoinc.com

                  With a copy to:

                  Martin, Tate, Morrow & Marston, P. C.
                  6410 Poplar Avenue, Suite 1000
                  Memphis, Tennessee 38119-4843/
                  Attention:       Lee Welch
                  Telephone:       (901) 522-9000
                  Fax:             (901) 527-3746
                  E-Mail:          lwelch@martintate.com

With a copy to:

                  Morris, Manning & Martin, LLP
                  1600 Atlanta Financial Center
                  3343 Peachtree Road, N.E.
                  Atlanta, Georgia 30326
                  Attention: Rosemarie Thurston
                  Telephone:       (404) 233-7000
                  Fax:             (404) 365-9532
                  E-Mail:          rthurston@mmmlaw.com

Each party shall use commercially reasonable efforts to send a copy of any notice of termination under this Contract to Closing Agent on the same date and by the same method(s) as it is sent to the other party. The failure to send a copy of any termination notice to Closing Agent does not invalidate an otherwise valid termination notice. E-mail addresses are included in this
SECTION 9.1 for convenience only: e-mail is not an acceptable form for Notices under this Contract.

Section 9.2       Performance.

Time is of the essence in the performance of this Contract.

Section 9.3       Binding Effect.

This Contract is binding upon and inures to the benefit of the successors and assigns of the parties.

Section 9.4       Entire Agreement.

This Contract, the Exhibits to this Contract and any agreements called for by this Contract supercede the existing letter of intent between the parties dated July 2, 2004, embody the complete agreement between the parties and cannot be varied except by written agreement of each Seller and Buyer. No delay or omission in the exercise of any right or remedy accruing to Seller or Buyer upon any breach under this Contract shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by Seller or Buyer of any breach of any term, covenant, or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant, or condition herein contained.

Section 9.5       Assignment.

         (a) This Contract may not be assigned by a party without the prior consent of the other party except that the Buyer may assign its rights and obligations to an Affiliate (defined below). Any assignee of assignor's interest in this Contract is bound by all approvals and waivers, actual and deemed, by assignor prior to the assignment, and must assume in writing all of assignor's obligations under this Contract. Assignor is not released from the obligations created under this Contract as a result of any permitted assignment. Upon Buyer's written request received by Seller at least ten (10) days prior to the Closing Date, Seller will cause the various Properties to be conveyed at Closing to various specified Affiliates of Buyer set forth in Buyer's request.

         (b) Upon any assignment of this Contract, assignor shall promptly deliver to the other party a fully executed original of the assignment of this Contract and the assumption by the assignee of assignor's obligations under this Contract, which assignment must include the federal tax identification number of the assignee.

         (c) No consent given by a party to any transfer or assignment of assignor's rights or obligations under this Contract may be construed as a consent to any other transfer or assignment of assignor's rights or obligations. No transfer or assignment in violation of this SECTION 9.5 is valid or enforceable.

         (d) An AFFILIATE of an entity is any entity that controls, is controlled by, or is under common control with the entity in question. The term CONTROL means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities or otherwise.

Section 9.6       Commissions.

Each party hereby warrants to the other party that it has not dealt with any real estate broker or salesman in the negotiation of this Contract. Each party shall indemnify, defend, and hold harmless the other party against any real estate commissions due by virtue of the execution or Closing of this Contract, the obligation or asserted claim for which arises from actions taken or claimed to be taken by or through the indemnifying party. The provisions of this
SECTION 9.6 survive the Closing or any earlier termination of this Contract.

Section 9.7       Headings.

Section headings or captions are used in this Contract for convenience only and do not limit or otherwise affect the meaning of any provision of this Contract.

Section 9.8       Holidays, Etc.

Whenever any time limit or date provided herein falls on a Saturday, Sunday, or legal holiday under the laws of the State of Texas or the State where the Real Property is located or on a day when federal banks are closed, then that date is extended to the next day that is not a Saturday, Sunday, or legal holiday or a day when federal banks are closed. The term BUSINESS DAY as used in this Contract means any day that is not a Saturday, Sunday, or legal holiday under the laws of the State of Texas or the State where the Real Property is located or a day when federal banks are closed.

Section 9.9       Legal Fees.

If there is litigation, arbitration, or mediation concerning the interpretation or enforcement of this Contract or any portion of this Contract, the prevailing party, upon a final non-appealable judgment has been entered in a court of competent jurisdiction, is entitled to recover from the losing party its reasonable legal fees and paraprofessional fees, court costs, and expenses. The provisions of this SECTION 9.9 survive the Closing or any earlier termination of this Contract.

Section 9.10      Governing Law.

The laws of the State where the Real Property is located govern this Contract.

Section 9.11      Severability.

If any provision in this Contract is unenforceable in any respect, the remainder of this Contract remains enforceable and, in lieu of the unenforceable provision, there will be added to this Contract upon the agreement of Buyer and Seller, a provision as similar in terms to the unenforceable clause as may be possible and be enforceable.

Section 9.12      Disclaimers, Waivers, and Releases.

Buyer acknowledges and agrees that:

         (a) EXCEPT AS MAY BE SPECIFICALLY STATED IN THE DEED, OTHER CLOSING DOCUMENTS, OR IN SECTION 4.1, SELLER, FOR ITSELF AND ON BEHALF OF JPI APARTMENT CONSTRUCTION, L.P., JPI APARTMENT MANAGEMENT, L.P., JPI APARTMENT DEVELOPMENT, L.P., JPI CONSTRUCTION, L.P., JPI LIFESTYLE APARTMENT COMMUNITIES, L.P., JPI INVESTMENT COMPANY, L.P. AND THEIR RELATED AFFILIATES (COLLECTIVELY, THE "SELLER AFFILIATES"), SPECIFICALLY DISCLAIMS, AND BUYER EXPRESSLY WAIVES, ANY WARRANTY, GUARANTY, OR REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT, OR FUTURE, OF, AS, TO, OR CONCERNING: (I) THE NATURE AND CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL, AND GEOLOGY, AND THE SUITABILITY OF THE REAL PROPERTY AND IMPROVEMENTS FOR ANY AND ALL ACTIVITIES AND USES THAT BUYER MAY ELECT TO CONDUCT THEREON; (II) MATTERS OF TITLE; (III) THE NATURE, ENFORCEABILITY, AND EXTENT OF ANY RIGHT-OF-WAY, LEASE, LIEN, ENCUMBRANCE, LICENSE, RESERVATION, CONDITION, OR OTHERWISE RELATING TO THE REAL PROPERTY AND IMPROVEMENTS; (IV) THE COMPLIANCE OF THE REAL PROPERTY AND IMPROVEMENTS OR THE OPERATION THEREOF WITH ANY LAWS, RULES, ORDINANCES, OR REGULATIONS OF ANY GOVERNMENTAL AUTHORITY OR OTHER BODY, INCLUDING, WITHOUT LIMITATION, THE AMERICANS WITH DISABILITIES ACT OR THE FAIR HOUSING ACT, AS AMENDED FROM TIME TO TIME; (V) WHETHER THE IMPROVEMENTS ARE BUILT IN A GOOD AND WORKMANLIKE MANNER; (VI) ZONING TO WHICH THE REAL PROPERTY AND IMPROVEMENTS OR ANY PORTION THEREOF MAY BE SUBJECT; (VII) THE AVAILABILITY OF ANY UTILITIES TO THE REAL PROPERTY AND IMPROVEMENTS OR ANY PORTION THEREOF, INCLUDING, WITHOUT LIMITATION, WATER, SEWAGE, GAS, ELECTRIC, PHONE, AND CABLE; (VIII) USAGES OF ADJOINING PROPERTY; (IX) ACCESS TO THE REAL PROPERTY AND IMPROVEMENTS OR ANY PORTION THEREOF;
                  (X) THE VALUE, COMPLIANCE WITH ANY PLANS AND SPECIFICATIONS PROVIDED BY SELLER, SIZE, LOCATION, AGE, USE, DESIGN, QUALITY, DESCRIPTION, SUITABILITY, STRUCTURAL INTEGRITY, OPERATION, TITLE TO, OR PHYSICAL OR FINANCIAL CONDITION OF THE REAL PROPERTY AND IMPROVEMENTS OR ANY PORTION THEREOF, OR ANY INCOME, EXPENSES, CHARGES, LIENS, ENCUMBRANCES, RIGHTS, OR CLAIMS ON OR AFFECTING OR PERTAINING TO THE REAL PROPERTY AND IMPROVEMENTS OR ANY PART THEREOF; (XI) THE EXISTENCE OR NON-EXISTENCE OF UNDERGROUND STORAGE TANKS; (XII) ANY OTHER MATTER AFFECTING THE STABILITY OR INTEGRITY OF THE REAL PROPERTY AND IMPROVEMENTS; (XIII) THE POTENTIAL FOR FURTHER DEVELOPMENT OF THE REAL PROPERTY AND IMPROVEMENTS; (XIV) THE EXISTENCE OF VESTED LAND USE, ZONING, OR BUILDING ENTITLEMENTS AFFECTING THE REAL PROPERTY AND IMPROVEMENTS;
                  (XV) TAX CONSEQUENCES (INCLUDING, BUT NOT LIMITED TO, THE AMOUNT OF, USE OF, OR PROVISIONS RELATING TO ANY TAX CREDITS); (XVI) WARRANTIES (EXPRESS OR IMPLIED) OF CONDITION REGARDING THE FITNESS OF THE REAL PROPERTY AND IMPROVEMENTS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, TENANTABILITY, HABITABILITY, OR SUITABILITY FOR ANY INTENDED USE; (XVII) ANY ENVIRONMENTAL CONDITIONS THAT MAY EXIST ON THE REAL PROPERTY AND IMPROVEMENTS, INCLUDING, WITHOUT LIMITATION, THE EXISTENCE OR NON-EXISTENCE OF PETROLEUM PRODUCTS, PETROLEUM RELATED PRODUCTS, FUNGI OF ALL FORMS AND TYPES, "HAZARDOUS SUBSTANCES," "HAZARDOUS MATERIALS," "TOXIC SUBSTANCES," OR "SOLID WASTES" AS THOSE TERMS (WHICH ARE COLLECTIVELY REFERRED TO IN THIS CONTRACT AS "HAZARDOUS MATERIALS")

                  ARE DEFINED IN THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED BY SUPERFUND AMENDMENTS AND REAUTHORIZATION ACT OF 1986, THE RESOURCE CONSERVATION AND RECOVERY ACT OF 1976 ("RCRA"), AND THE HAZARDOUS MATERIALS TRANSPORTATION ACT, AND STATE ENVIRONMENTAL LAWS, AND IN THE REGULATIONS PROMULGATED PURSUANT TO THOSE LAWS, ALL AS AMENDED (COLLECTIVELY, THE "HAZARDOUS WASTE LAWS") AND BUYER RELEASES AND WAIVES ANY CLAIMS OR CAUSES OF ACTION AGAINST EACH SELLER, EACH SELLER'S AGENTS AND SELLER'S AFFILIATES BASED IN WHOLE OR IN PART ON ANY VIOLATION OF, OR ARISING WITH RESPECT TO, ANY FEDERAL, STATE, OR LOCAL STATUTE, ORDINANCE, RULE, OR REGULATION RELATING THERETO; AND (XVIII) THE FINANCIAL EARNING CAPACITY OR HISTORY OR EXPENSE HISTORY OF THE OPERATION OF THE REAL PROPERTY AND IMPROVEMENTS.

         (b) BUYER SHALL PERFORM ALL INVESTIGATIONS OF THE PROPERTY IT DEEMS NECESSARY DURING THE DUE DILIGENCE PERIOD AND WILL RELY SOLELY ON ITS OWN INVESTIGATIONS. ANY PLANS OR SPECIFICATIONS PROVIDED BY SELLERS ARE PROVIDED SOLELY FOR CONVENIENCE AND BUYER IS RELYING SOLELY ON ITS OWN PHYSICAL INVESTIGATION OF THE PROPERTY AND IS NOT RELYING ON THE ACCURACY OF ANY PLANS OR SPECIFICATIONS. IF BUYER DOES NOT TERMINATE THIS CONTRACT PRIOR TO THE EXPIRATION OF THE DUE DILIGENCE PERIOD, BUYER ACCEPTS THE PROPERTY AS CONSTRUCTED REGARDLESS OF WHETHER THE IMPROVEMENTS AS CONSTRUCTED CONFORM TO ANY PLANS OR SPECIFICATIONS. BUYER ACKNOWLEDGES THAT THE IMPROVEMENTS AS CONSTRUCTED MAY NOT AND VERY LIKELY DO NOT CONFORM IN ALL RESPECTS TO THE PLANS AND SPECIFICATIONS AND BUYER HEREBY WAIVES ANY CLAIMS IT MAY HAVE AS A RESULT OF ANY NON-CONFORMITY OF ANY IMPROVEMENTS AS ACTUALLY CONSTRUCTED WITH THE PLANS AND SPECIFICATIONS. BUYER IS NOT AND WILL NOT RELY ON ANY INFORMATION PROVIDED OR NOT PROVIDED TO BUYER BY SELLER TO MAKE A DECISION CONCERNING THE PURCHASE OR NON-PURCHASE OF THE PROPERTY. ALL SELLER INFORMATION (DEFINED BELOW) IS SUBJECT TO BUYER'S VERIFICATION AND, REGARDLESS OF BUYER'S FAILURE TO SO VERIFY THE SELLER INFORMATION, BUYER WILL NOT HOLD SELLER OR ANY SELLER AFFILIATE LIABLE FOR OR MAKE ANY CLAIMS AGAINST ANY SELLER OR ANY SELLER AFFILIATE AS TO THE ACCURACY OR INACCURACY OF ANY SELLER INFORMATION.

         (c) BUYER REPRESENTS AND WARRANTS TO EACH SELLER THAT BUYER'S OPPORTUNITY FOR INSPECTION AND INVESTIGATION OF THE PROPERTY (AND OTHER PARCELS IN PROXIMITY THERETO) WILL BE ADEQUATE TO ENABLE BUYER TO MAKE BUYER'S OWN DETERMINATION WITH RESPECT TO THE ACQUISITION OR NON-ACQUISITION OF THE PROPERTY AND THE PRESENCE OR DISPOSAL ON OR BENEATH THE REAL PROPERTY AND IMPROVEMENTS (AND OTHER PARCELS IN PROXIMITY THERETO) OF HAZARDOUS MATERIALS. BUYER ACCEPTS THE RISK OF THE PRESENCE OR DISPOSAL OF HAZARDOUS MATERIALS ON OR NEAR THE REAL PROPERTY AND IMPROVEMENTS.

         (d) NO REPRESENTATIONS HAVE BEEN MADE BY ANY SELLER, ANY SELLER AFFILIATE, OR ANY OF THEIR RESPECTIVE AGENTS, BROKERS, OR EMPLOYEES, AND BUYER HAS NOT RELIED ON ANY INFORMATION SUPPLIED BY ANY SELLER IN ENTERING INTO, CONTINUING THE EFFECTIVENESS OF, OR CLOSING UNDER THIS CONTRACT OTHER THAN SELLERS' REPRESENTATIONS AND WARRANTIES SPECIFIED IN SECTION
                  4.1. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BUYER ACKNOWLEDGES, WARRANTS, AND REPRESENTS TO EACH SELLER THAT NO SELLER NOR ANY SELLER

                  AFFILIATE, OR ANY OF THEIR RESPECTIVE AGENTS, BROKERS, OR EMPLOYEES HAS MADE ANY REPRESENTATION OR STATEMENT TO BUYER CONCERNING THE VALUE OF THE PROPERTY OR THE PROPERTY'S INVESTMENT POTENTIAL OR RESALE AT ANY FUTURE DATE, AT A PROFIT OR OTHERWISE, NOR HAS ANY SELLER OR ANY SELLER AFFILIATE OR THEIR RESPECTIVE AGENTS, BROKERS, OR EMPLOYEES RENDERED ANY ADVICE OR EXPRESSED ANY OPINION TO BUYER REGARDING ANY INCOME TAX CONSEQUENCES OF OWNERSHIP OF THE PROPERTY.

         (e) BUYER REPRESENTS AND WARRANTS TO EACH SELLER THAT BUYER IS RELYING SOLELY ON BUYER'S INDEPENDENT ANALYSIS AND INVESTIGATION OF THE PROPERTY AND BUYER ASSUMES THE RISK THAT AN ADVERSE CONDITION OF THE PROPERTY MAY NOT HAVE BEEN REVEALED BY ITS OWN DUE DILIGENCE. NO SELLER HAS ANY DUTY TO INFORM, ADVISE, OR OTHERWISE PROVIDE INFORMATION TO BUYER THAT THE SELLER MAY HAVE REGARDING THE PROPERTY EXCEPT AS EXPRESSLY REQUIRED IN THIS CONTRACT. ANY INFORMATION, DOCUMENTS, OR REPORTS SUPPLIED OR MADE AVAILABLE BY A SELLER, WHETHER WRITTEN OR ORAL, OR IN THE FORM OF MAPS, SURVEYS, PLATS, SOIL REPORTS, ENGINEERING STUDIES, ENVIRONMENTAL STUDIES, OPERATION STATEMENTS, RENT ROLLS, OR OTHER INSPECTION REPORTS PERTAINING TO THE PROPERTY (INCLUDING, WITHOUT LIMITATION, THE REPORTS) (COLLECTIVELY "SELLER INFORMATION") ARE BEING DELIVERED TO BUYER ON AN AS-IS, WHERE IS, AND WITH ALL FAULTS BASIS, SOLELY AS A COURTESY. SELLER HAS NEITHER VERIFIED THE ACCURACY OF ANY STATEMENTS OR OTHER INFORMATION IN ANY OF THE SELLER INFORMATION, NOR ANY METHOD USED TO COMPILE THE SELLER INFORMATION, NOR THE QUALIFICATIONS OF THE PERSON(S) PREPARING THE SELLER INFORMATION. SELLER MAKES NO, AND BUYER WAIVES ANY, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW AS TO THE ACCURACY, COMPLETENESS, OR ANY OTHER ASPECT OF THE SELLER INFORMATION.

         (f) EXCEPT AS SET FORTH IN THE CLOSING DOCUMENT OR SECTION 4.1, NO SELLER NOR ANY SELLER AFFILIATE IS RESPONSIBLE OR LIABLE TO BUYER OR ANY SUCCESSOR OR ASSIGNEE OF BUYER, AND BUYER, ON ITS OWN BEHALF AND ON BEHALF OF ITS SUCCESSORS AND ASSIGNS, RELEASES AND COVENANTS NOT TO SUE ANY SELLER OR ANY SELLER AFFILIATE FOR ANY CONSTRUCTION OR DESIGN DEFECTS, ERRORS, OR OMISSIONS, OR ON ACCOUNT OF ANY OTHER CONDITIONS AFFECTING THE PROPERTY, KNOWN OR UNKNOWN. EXCEPT AS SET FORTH IN THE CLOSING DOCUMENT OR SECTION 4.1, BUYER IS PURCHASING THE PROPERTY AS IS, WHERE IS, AND WITH ALL FAULTS. EXCEPT AS SET FORTH IN THE CLOSING DOCUMENT OR SECTION 4.1, BUYER RELEASES SELLER AND ALL SELLER AFFILIATES AND THEIR RESPECTIVE EMPLOYEES, OFFICERS, DIRECTORS, REPRESENTATIVES, AND AGENTS FOR ANY COST, LOSS, LIABILITY, DAMAGE, EXPENSE, DEMAND, ACTION, OR CAUSE OF ACTION ARISING FROM OR RELATED TO ANY CONSTRUCTION OR DESIGN DEFECTS, ERRORS, OMISSIONS, OR OTHER CONDITIONS AFFECTING THE PROPERTY, KNOWN OR UNKNOWN. THIS RELEASE WILL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESS TERMS AND PROVISIONS, INCLUDING, WITHOUT LIMITATION, THOSE RELATING TO UNKNOWN CLAIMS, DAMAGES, AND CAUSES OF ACTION. THIS COVENANT RELEASING EACH SELLER AND ALL SELLER AFFILIATES IS A COVENANT RUNNING WITH THE PROPERTY AND IS BINDING UPON BUYER, ITS SUCCESSORS AND ASSIGNS.

THE PROVISIONS OF THIS SECTION 9.12 SURVIVE THE CLOSING OR ANY EARLIER TERMINATION OF THIS CONTRACT.

Section 9.13      Rule of Construction.

Each party and its counsel have reviewed and revised this Contract. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party may not be employed in the interpretation of this Contract or any amendments, schedules, or exhibits to this Contract.

Section 9.14      Effective Date.

The EFFECTIVE DATE of this Contract is September 17, 2004.

Section 9.15      Independent Contract Consideration.

Of the Earnest Money, $100.00 shall be deemed to be independent consideration for the options granted in this Contract. Such independent consideration is deemed to be earned upon the final execution of this Contract by all parties and is non-refundable to Buyer; therefore, in the event Buyer terminates this Contract for any reason and the Earnest Money is thereupon returnable to Buyer, notwithstanding anything contained herein to the contrary, $100.00 of such Earnest Money shall be tendered to Seller.

Section 9.16      Counterparts and Facsimile Signatures.

This Contract may be executed in one or more counterparts. Each counterpart is an original and proof of this Contract may be made without more than one counterpart. Facsimile signatures are binding on the party providing the facsimile signatures.

Section 9.17      No Recording.

Buyer covenants that neither it nor any successor or assign will record in any public real property records this Contract or any memorandum or affidavit relating to this Contract or otherwise cloud title to the Property. In addition to Seller's remedies in SECTION 7.3, if Buyer breaches this SECTION 9.17, Buyer will record a release of any such memorandum or affidavit no later than five
(5) days after request by Seller. This SECTION 9.17 survives the Closing or earlier termination of this Contract and Seller may enforce specific performance of Buyer's obligations under this SECTION 9.17.

Section 9.18      Further Acts.

In addition to the acts, instruments and agreements recited herein and contemplated to be performed, executed and delivered by Buyer and Seller, Buyer and Seller shall perform, execute, and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, instruments, and agreements and provide such further assurances as the one party may reasonably require to consummate the transaction contemplated hereunder as long as such performance, execution or delivery is reasonably acceptable to the other party.

Section 9.19      Arbitration.

         (a) If a claim (whether based on contract, statute, regulation, or otherwise) between Seller and Buyer arising out of or relating to this Contract (including, without limitation, the construction, validity, interpretation, termination, enforceability or alleged breach or threatened breach of the provisions contained in this Contract) (defined for the purposes of this
                  SECTION 9.19 only, DISPUTE) cannot be resolved informally, then the parties, if requested in writing by either party, shall each appoint a corporate representative (with authority to make decisions) to meet in a good faith effort to attempt to resolve such Dispute. If such meeting is requested, the meeting shall occur within 10 business days after the request for such meeting. If the corporate representatives of the parties are unable to resolve the Dispute within 20 days after the meeting, the Dispute shall be resolved by binding arbitration pursuant to SECTION 9.19(b).

         (b) Any Dispute (including, without limitation, any dispute over arbitrability or jurisdiction) not settled under SECTION 9.19(a) shall be, upon demand of a party to such Dispute, resolved by arbitration held in Dallas, Texas, administered by the AAA and, except as modified by this SECTION 9.19(b), governed by the Commercial Arbitration Rules and Mediation Procedures of the AAA (AAA RULES). The law applicable to the arbitration process and procedure, including the administration and enforcement thereof, shall be the Federal Arbitration Act (9 U.S.C. Sections 1 et seq.), as amended. The parties to the Dispute shall be entitled to engage in reasonable discovery, including the right to production of relevant documents by the opposing party or parties and the right to take depositions reasonably limited in number, time and place; provided that in no event shall any party to the Dispute be entitled to refuse to produce relevant and non-privileged documents or copies thereof requested by any other party to the Dispute within the time limit set and to the extent required by order of the arbitrator(s). The arbitrator(s) shall determine the rights and obligations of the parties to the Dispute according to the terms and provisions of this Contract and the governing law specified in SECTION 9.10 of this Contract to the extent not inconsistent with the Federal Arbitration Act. The arbitrator(s) shall hear and determine any preliminary issue of law asserted by any party to the Dispute to be dispositive of any claim or defense, in whole or in part, in the manner that a court would hear and dispose of a motion to dismiss for failure to state a claim or for summary judgment, pursuant to such terms and procedures as the arbitrator(s) deem appropriate. Any award by the arbitrator(s), whether preliminary or final, shall be in writing, signed by each arbitrator, and specify the reasons for the award, including specific findings of fact and law. An arbitration award rendered in any such proceeding shall be final, binding, and non-appealable, and may be modified or vacated only on the grounds provided by the Federal Arbitration Act. A judgment on the arbitration award may be entered in any court having competent jurisdiction. The arbitrators shall be divested of any power to award damages in the nature of punitive, exemplary, or consequential damages. With respect to a Dispute or Disputes in which the aggregate amount of claims or amounts in controversy do not exceed $100,000, a single arbitrator will be impaneled, who will have authority to render a maximum award of $100,000, including all damages of any kind and costs, fees, interest, and the like. With respect to a Dispute or Disputes in which the aggregate amount of claims or amounts in controversy exceed $100,000, the Dispute(s) will be decided by a majority vote of three arbitrators.

         (c) If a Dispute is required under SECTION 9.19(b) to be heard by three arbitrators, the selection of such arbitrators shall be as follows: each party to the Dispute shall each appoint one arbitrator within 20 days after the filing of the arbitration, and the two arbitrators so appointed shall select the presiding arbitrator within 20 days after the latter of the two arbitrators has been appointed by the parties. If either of the parties fails to appoint its party-appointed arbitrator or if the two party-appointed arbitrators cannot reach agreement on the presiding arbitrator within the applicable time period, then the AAA shall appoint the remainder of the three arbitrators not yet appointed. Each arbitrator shall be and remain at all times wholly impartial, and, once appointed, no arbitrator shall have any ex parte communications with any of the parties to the Dispute concerning the arbitration or the underlying Dispute other than communications directly concerning the selection of the presiding arbitrator. If a Dispute is required under SECTION 9.19(b) to be heard by one arbitrator, the selection of the arbitrator shall be in accordance with the AAA Rules then in effect. All arbitrators shall be knowledgeable in the subject matter of the Dispute.

Section 9.20      Exchange.

         (a) Sellers may elect to consummate the sale of the Property as part of a so-called like kind exchange (the EXCHANGE) pursuant to Section 1031 of the Code.

         (b) If Sellers so elect, the following provisions shall apply and Buyer is obligated to cooperate with Sellers in effecting the Exchange only if:

                  -        the Closing Date is not delayed;

                  - Buyer incurs no additional liabilities of any kind in effecting the Exchange;

                  - Buyer is not required to hold title to the exchange property at any time; and

                  - Sellers shall pay all additional costs incurred by Sellers and Buyer in effecting the Exchange, including attorneys' fees.

Section 9.21      Related Property.

Buyer has entered into a Contract of Sale (the PARTNERSHIP SALE CONTRACT) with JPI-CG MEZZ LLC, JPI-MC MEZZ LLC, JPI GENPAR REALTY, LLC, AND JPI INVESTMENT COMPANY, L.P. concerning Buyer's acquisition of certain partnership, limited liability company and limited partnership interests in the respective entities and a Contract of Sale (the CASH CONTRACT) with JEFFERSON COMMONS - LAWRENCE, L.P., and JEFFERSON COMMONS - WABASH, L.P. concerning Buyer's acquisition of real property therein described. If the Partnership Sale Contract or the Cash Contract is terminated, either Seller or Buyer may terminate this Contract by written notice delivered to the other within 10 days after termination of the respective contract. Additionally, if Buyer fails to deposit the Earnest Money hereunder or under the Partnership Sale Contract or the Cash Contract as required herein or therein, Sellers may terminate this Contract, and both the Partnership Sale Contract and the Cash Contract by written notice delivered to Buyer within 3 days after Buyer's failure to timely deliver such Earnest Money. If this Contract is terminated under this Section, the Closing Agent shall deliver the Earnest Money as provided in this Contract as though the reason for such termination under the Partnership Sale Contract and the Cash Contract also occurred under this Contract, and the parties thereafter have no further rights, liabilities, or obligations under this Contract, the Partnership Sale Contract or the Cash Contract except for matters which expressly survive termination of either this Contract, the Partnership Sale Contract or the Cash Contract. Seller's rights under this Section survive termination of this Contract. The intent of the parties is that this Contract, the Partnership Sales Contract and the Cash Contract be cross defaulted.

Section 9.22      Confidentiality.

Seller acknowledges that the matters relating to the REIT, the Public Offering, this Contract, and this transaction (collectively, the INFORMATION) are confidential in nature. Therefore, Seller and, if applicable, each Designated Owner, covenants and agrees to keep the Information confidential and will not (except as required by applicable law, regulation or legal process including applicable securities laws), without the Buyer's prior written consent, disclose any Information in any manner whatsoever; provided, however, (a) that the Information may be revealed only to the Seller's directors, officers, employees, legal counsel, consultants, and advisors and to the Existing Lenders (collectively, the INFORMATION GROUP), in each case on a "need to know" basis, each of whom shall be informed of the confidential nature of the Information, and (b) this confidentiality agreement is not intended to limit Seller's continued use of its books, records, documents and other materials necessary for the continued conduct of Seller's daily business and that of the respective Properties. If the Seller or any member of the Information Group is requested pursuant to, or required by, applicable law, regulation or legal process to disclose any of the Information, the applicable member of the Information Group will notify the Buyer promptly so that it may seek a protective order or other appropriate remedy or, in its sole discretion, waive compliance with the terms of this SECTION 9.22. In the event that no such protective order or other remedy is obtained, or that the Buyer waives compliance with the terms of this
SECTION 9.22, the applicable member of the Information Group may furnish only that portion of the Information which it is advised by counsel is legally required and will exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Information. Seller acknowledges that remedies at law may be inadequate to protect the Buyer or the REIT against any actual or threatened breach of this SECTION 9.22, and, without prejudice to any other rights and remedies otherwise available, Seller agrees to the granting of injunctive relief in favor of the REIT and/or the Buyer. Notwithstanding any other express or implied agreement to the contrary, the parties agree and acknowledge that each of them and each of their employees, representatives, and other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure, except to the extent that confidentiality is reasonably necessary to comply with U.S. federal or state securities laws. For purposes of this paragraph, the terms TAX TREATMENT and TAX STRUCTURE have the meanings specified in Treasury Regulation section 1.6011-4(c). Buyer agrees that if the transaction contemplated by this Contract is not consummated for any reason, then Buyer will (i) return to Seller all documents and information obtained from Seller promptly upon request and (ii) keep the Information confidential and will not (except as required by applicable law, regulation or legal process including applicable securities laws), without the Seller's prior written consent, disclose any Information, the content or results of Buyer's investigations and the information contained in the materials delivered by Seller to Buyer, in any manner whatsoever or use the information gathered by Buyer or sent by Seller to Buyer in a manner which will (a) harm or tend to harm Seller, or (b) provide Buyer with an advantage in dealing with third parties in competition with Seller or any Seller Affiliate.

                            [Signature Page follows]

EXECUTED by Seller on September 22, 2004, to be effective the 17th day of September, 2004.


                                    SELLER

                                    JEFFERSON COMMON - TUCSON PHASE II LIMITED
                                    PARTNERSHIP, a Delaware limited partnership

                                    By:   JC - Tucson LLC, a Delaware limited
                                          liability company, its general
                                          partner


                                          By: /s/ James W. Morgan, Jr.
                                             ----------------------------------
                                          Name: James W. Morgan, Jr.
                                               --------------------------------
                                          Title: Assistant Vice President
                                                -------------------------------


                                    JEFFERSON COMMONS - COLUMBIA, L.P., a
                                    Delaware limited partnership

                                    By:   JC - Columbia LLC, a Delaware limited
                                          liability company, its general
                                          partner


                                          By: /s/ James W. Morgan, Jr.
                                             ----------------------------------
                                          Name: James W. Morgan, Jr.
                                               --------------------------------
                                          Title: Assistant Vice President
                                                -------------------------------

EXECUTED by Buyer on September 21, 2004, to be effective the 17th day of September, 2004.

                                    BUYER

                                    EDUCATION REALTY OPERATING PARTNERSHIP, LP, a Delaware limited partnership

                                    By:   Education Realty OP GP, Inc.,
                                          Its General Partner


                                          By: /s/ Paul O. Bower
                                             ----------------------------------
                                             Name: Paul O. Bower
                                                  -----------------------------
                                             Title: President
                                                   ----------------------------

                                    Buyer's Tax ID No.
                                                      -------------------------

                                    The undersigned executes this Contract
                                    solely for the purpose of the
                                    representations and warranties to Buyer
                                    regarding securities law matters set forth in SECTION 4.1(OO), the confidentiality covenants to Buyer set forth in SECTION 9.22, and the confidentiality provisions set forth in SECTION 1.2(c)

                                    JPI MULTIFAMILY INVESTMENTS L.P., a
                                    Delaware limited partnership

                                    By:   New GP LLC, a Delaware limited
                                          liability company, its General
                                          Partner

                                          By: /s/ James W. Morgan, Jr.
                                             ----------------------------------
                                          Name:   James W. Morgan, Jr.
                                               --------------------------------
                                          Title: Assistant Vice President
                                                -------------------------------


                                    JPI Investment Company, L.P., a Texas
                                    limited partnership

                                    By:   JPI Multifamily Investments L.P., a
                                          Delaware limited partnership, general
                                          partner

                                          By:   New GP LLC, a Delaware limited
                                                liability company, general
                                                partner

                                          By: /s/ James W. Morgan, Jr.
                                             ----------------------------------
                                          Name:   James W. Morgan, Jr.
                                               --------------------------------
                                          Title: Assistant Vice President
                                                -------------------------------

The undersigned agrees to hold and disburse the Earnest Money in accordance with this Contract.


                                    CHICAGO TITLE COMPANY

                                    By:
                                        ---------------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------
                                          Date:
                                               -------------------------------

                                   EXHIBIT A-1

       LEGAL DESCRIPTION OF REAL PROPERTY LOCATED IN PIMA COUNTY, ARIZONA

Tucson Park West, Block 6, a subdivision of record in the office of the Pima County Recorder's Office in Book 19 of Maps and Plats at Page 91, described as follows:

Beginning at the Northeasterly corner of said Block 6, being also a point on the Southerly right of way of Broadway Boulevard, a dedicated public road, monumented by a 1/2" rebar tagged L.S. 1144;

Thence along the boundary of said Block 6, the following courses and distances;

South 48 degrees 41 minutes 58 seconds East, a distance of 416.18 feet to a point of curvature of a tangent curve concave Northeasterly, monumented by a 1/2" rebar tagged L.S. 1144;

Southeasterly along the arc of said curve to the left having a radius of 432.50 feet and a central angle of 14 degrees 02 minutes 06 seconds for an arc distance of 105.94 feet, monumented by a 1/2" rebar tagged L.S. 1144;

South 62 degrees 44 minutes 05 seconds East, a distance of 500.31 feet to a point of curvature of a tangent curve concave Southwesterly, monumented by a 1/2" rebar tagged L.S. 1144;

Southeasterly along the arc of said curve to the right, having a radius of 38.0 feet and a central angle of 86 degrees 07 minutes 19 seconds for an arc distance of 57.12 feet, monumented by an untagged 1/2" rebar;

South 23 degrees 23 minutes 15 seconds West, a distance of 491.39 feet to a point of curvature of a tangent curve concave Northwesterly monumented by an untagged 1/2" rebar;

Southwesterly along the arc of said curve to the right having a radius of 50.00 feet and a central angle of 59 degrees 38 minutes 06 seconds for an arc distance of 52.04 feet to a point of reverse curvature of a tangent curve concave Southeasterly monumented by a 1/2" rebar tagged L.S. 1144;

Southwesterly along the arc of said curve to the left having a radius of 530.00 feet and a central angle of 10 degrees 59 minutes 32 seconds for an arc distance of 101.68 feet, monumented by a 1/2" rebar tagged L.S. 1144;

South 72 degrees 01 minutes 49 seconds West, a distance of 101.20 feet to a point of curvature of a tangent curve concave Northerly, monumented by a 1/2" rebar tagged L.S. 1144;

Westerly along the arc of said curve to the right having a radius of 220.00 feet and a central angle of 17 degrees 55 minutes 17 seconds for an arc distance of
68.81 feet (68.61 feet record) monumented by a 1/2" rebar tagged L.S. 1144;

South 89 degrees 59 minutes 25 seconds West, a distance of 224.91 feet to a point of curvature of a tangent curve concave Northeasterly, monumented by a 1/2" rebar tagged L.S. 1144;

Northwesterly along the arc of said curve to the right having a radius of 220.00 feet and a central angle of 39 degrees 12 minutes 09 seconds for an arc distance of 150.53 feet to a point of reverse curvature of a tangent curve concave Southwesterly, monumented by a 1/2" rebar tagged L.S. 1144;

Northwesterly along the arc of said curve to the left having a radius of 240.00 feet and a central angle of 39 degrees 16 minutes 25 seconds for an arc distance of 164.51 feet, monumented by a 1/2" rebar tagged L.S. 1144;

South 89 degrees 55 minutes 09 seconds west, a distance of 122.86 feet to a point on the Easterly right of way of Shannon Road, a dedicated Public Road, monumented by a 1/2" rebar tagged L.S. 1144;

North 00 degrees 05 minutes 11 seconds West along said Easterly right of way, a distance of 1028.79 feet to a point of curvature of a tangent curve concave Southeasterly, monumented by an untagged 1/2" rebar;

Northeasterly along said Easterly right of way, along the arc of said curve to the right having a radius of 25.00 feet and a central angle of 90 degrees 07 minutes 53 seconds for an arc distance of 39.33 feet to a point on said Southerly right of way line of Broadway Boulevard, a dedicated public road, monumented by a 1/2" rebar tagged L.S. 1144;

South 89 degrees 57 minutes 18 seconds East along said Southerly right of way, a distance of 251.16 feet to the Point of Beginning.

                                   EXHIBIT A-2

                       LEGAL DESCRIPTION OF REAL PROPERTY
                        LOCATED IN BOONE COUNTY, MISSOURI

Lot One (1) of Jefferson Commons Plat One (1) a subdivision located in the City of Columbia, Boone County, Missouri, as shown by the plat thereof recorded in Plat Book 35, Page 66, records of Boone County, Missouri, and being more particularly described as follows:

A tract of land located partially in the South Half (S1/2) of the Southeast Quarter (SE1/4) of Section 19, and partially in the North Half (N1/2) of the Northeast Quarter NE1/4) of Section 30, both in Township 48 North, Range 12 West, in Columbia, Boone County, Missouri, and being further described as follows: Starting at the Southeast corner of said Section 19; thence N01 degrees 01' 00"E, 602.42 feet; thence N64 degrees 05' 40"W, 150.01 feet; thence N80 degrees 16' 25"W, 123.40 feet; thence N70 degrees 27' 50"W, 200.65 feet; thence N70 degrees 34' 20"W, 124.43 feet; thence N54 degrees 47' 35"W, 151.19 feet; thence N68 degrees 04' 40"W, 67.71 feet; thence N67 degrees 48' 55"W, 97.68 feet; thence N80 degrees 18' 45"W, 102.25 feet; thence N77 degrees 50' 20"W,
115.66 feet; thence N76 degrees 57' 20"W, 209.08 feet; thence N66 degrees 57' 40"W, 50.08 feet; thence S02 degrees 24' 15"W, 109.77 feet; thence S64 degrees 29' 35"W, 79.35 feet; thence S11 degrees 07' 00"E, 195.38 feet; thence along a curve to the left having a radius of 597.30 feet for an arc length of 176.28 feet, the long chord bears S19 degrees 34' 20"E, 175.64 feet; thence N61 degrees 58' 00"E, 25.00 feet; thence along a curve to the left having a radius of 572.30 feet for an arc length 97.56 feet, the long chord bears S32 degrees 55' 00"E,
97.44 feet; thence S37 degrees 48' 00"E, 91.40 feet; thence S52 degrees 12' 00"W, 25.00 feet; thence S37 degrees 48' 00"E, 140.80 feet; thence S52 degrees 12' 00"W, 6.00 feet; thence S37 degrees 48' 00"E, 30.00 feet; thence along a curve to the right having a radius of 750.80 feet for an arc length of 27.95 feet, the long chords bears S36 degrees 44' 00"E, 27.95 feet; thence S54 degrees 20' 00"W, 4.00 feet; thence along a curve to the right having a radius of 746.80 feet for an arc length of 13.03 feet, the long chord bears S35 degrees 10' 00"E,
13.03 feet; thence N55 degrees 20' 00"E, 10.00 feet; thence along a curve to the right having a radius of 756.80 feet for an arc length of 244.16 feet, the long chord bears S25 degrees 25' 30"E, 243.10 feet; thence S89 degrees 28' 45"E,
79.56 feet; thence S00 degrees 31' 15"W, 60.00 feet; thence S89 degrees 28' 45"E, 364.00 feet; thence N00 degrees 31' 15"E 60.00 feet; thence S89 degrees 28' 45"E, 484.30 feet to the Point of Beginning.

                                    EXHIBIT B

                                SERVICE CONTRACTS

                            [COVER PAGE FOR 3 PAGES]

                                    EXHIBIT B

             JEFFERSON COMMONS - TUCSON PHASE II LIMITED PARTNERSHIP
                  SERVICE AND MAINTENANCE AGREEMENTS/CONTRACTS
                                 AS OF JULY 2004

                  NAME                                                   TYPE OF CONTRACT
AAA Landscape                                                  Landscape Maintenance Service Agreement

Allied Resident/Employee Screening                             Employee Screening

Arizona Daily Wildcat                                          Advertising Agreement

Burns Pest Control                                             Pest Elimination Service Agreement

Cox Communications Tucson, Inc.                                Resident Telephone and CATV Agreement

Cox Communications Tucson, Inc.                                Internet Services Agreement

Cox Business Services                                          Office Internet Services Agreement

Fusion Broadband, Inc. (f/k/a Distributed                      Internet Services Agreement
Management Information Systems, Inc.

Good News                                                      Production Order/Advertising Agreement

Homestore.com Apartments & Rentals                             Internet Services Agreement

HPC Publications                                               Advertising Agreement for Greater Tucson/ Sierra
                                                               Vista Apt. Guide (1 internet college listing)

HPC Publications                                               Advertising Agreement for Greater Tucson/ Sierra
                                                               Vista Apt. Guide (1 internet online tour)

HPC Publications                                               Advertising Agreement for Greater Tucson/ Sierra
                                                               Vista Apt. Guide (1 standard ad - full page)

Ikon Office Solutions                                          Copier Maintenance Agreement

Ikon Office Solutions                                          Digital Copier/Fax System (Main./Service Agreement)

Multicom, Inc.                                                 Monitoring Agreement

Pitney Bowes Credit Corporation                                Equipment Lease

Qcorps  Residential, Inc.                                      Service Order Form (internet based program to assist
                                                               residents in signing up to receive utilities)

Saguaro Environmental Services                                 Waste Removal Service Agreement

Simplex Grinnell                                               Life Safety Services Agreement (annual fire alarm
                                                               test and inspection and sprinkler inspections)

Stuart Allan & Associates, Inc.                                Retail Collection Contract

The University of Arizona - Housing Guide 04                   Advertising Agreement

Tuscon Police Department                                       Special Duty Program (SDP)

                                    EXHIBIT B

                       JEFFERSON COMMONS - COLUMBIA, L.P.
                  SERVICE AND MAINTENANCE AGREEMENTS/CONTRACTS
                                 AS OF JULY 2004

             NAME                                                       TYPE OF CONTRACT
Allied Resident/Employee Screening                             Employee Screening

Apartment Guide                                                Property Listing Service Agreement

CenturyTel (f/k/a Verizon)                                     Telephone Services Agreement

Dirt Be Gone                                                   Cleaning Contract (Clubhouse) = Verbal Agreement
                                                               Only/Scope of Work Included

Dkynamic Vending Corp.                                         Coin Operated Food & Beverage Machines Agreement

Homestore.com Apartments & Rentals                             Web Brochure Agreement

Ikon Office Solutions                                          Copier Maintenance

Kretch's Lawn Service                                          Landscape Maintenance Agreement = Verbal Agreement

Maneater, The (student newspaper)                              Advertising Contract

Media.com (formerly AT&T)                                      Cable Television Contract

Fusion Broadband, Inc. (f/k/a Noment Networks)                 Internet Services Agreement

Norvell Fire                                                   Monitoring of Fire and Security Alarms = Verbal
                                                               Agreement (invoice provided)

Pitney Bowes Credit Corp.                                      Mailing Scale Lease

Qcorps Residential, Inc.                                       Service Order Form

Southern Management Systems                                    Collection Agency

The Greek Telephone Directory, Inc.                            Full Page Advertiser Agreement

                                    EXHIBIT C

                                PERSONAL PROPERTY

                            [COVER PAGE FOR 6 PAGES]

                                    EXHIBIT C

                                PERSONAL PROPERTY

             JEFFERSON COMMONS - TUCSON PHASE II LIMITED PARTNERSHIP

                                 AS OF JULY 2004

Entry to Model
2 chairs
1 table
1 lamp
1 art

Model-Living Room

2 art
1 rug
6 pillows
1 lamp
2 frames
1 plant
1 candle w/ glass beads
1 tray to hold candle
1 coffee table book
1 candy dish
1 sofa
1 chair
1 coffee table
1 end table
1 Sharp TV w/Cox Cable box
Wildcat Pillow
Reading Book
3 curtains rods
3 valance curtains

Model-Kitchen

6 plants
4 vegetable/fruit bottles
1 basket w/5 fruits
1 kitchen rug
1 coffee mug
1 dry erase board
1 clock
1 art
1 toaster
1 hand towel
1 spice rack
1 peppershaker
3 canisters w/ pasta/rice/beans
1 hanging coffee hot plate
1 folding frame

Model-Laundry Room

1 washing machine
1 dryer
1 art
3 round tin holders
1 plant

Model-Dining Room

1 rug
4 large yellow dishes
4 small blue dishes
3 sets of chopsticks
1 centerpiece
1 4-person dining table w/ 2 chairs
1 art
1 black iron mirror

Model-Hallway outside Bedroom

1 large three tier frame

ARTICLE 1

Model-Bedroom

1 desk w/ chair
1 dresser
1 bed w/ frame
4 picture frames
1 clock
2 lamps
1 bowl
1 calendar
1 fake coke glass
1 CD file

1 pen/pencil holder
1 wire picture holder
1 plant
2 corkboards
1 set of shoe tacks
2 black/white pictures on cork board
1 set of bedding
         8 shams with pillows
         1 coverlet
         1 featherbed
         1 bed skirt
         1 iron screen
1 alarm clock/radio
1 Walkman
2 hand weights
2 fitness magazines
2 baskets-closet
2 hanging ribbon-closet
2 T-shirts
1 biking jersey

Model-Bathroom

1 Private sign
2 rugs
4 towels-black/print
1 shower curtain
3 small soaps
2 feathers/2 ribbons/2 forest sticks
2 frame
3 glass jars w/ silver lids
1 silver tray for jars
1 toothbrush holder w/ toothbrush
2 large cream towels

Leasing Area
1 leasing table
4 side chairs w/out arms
2 lounge chairs
1 side table
1 cocktail table
1 sofa
4 pillows
1 candy dish
1 candle w/ blue beads and holder
2 ceramic pots
1 metal stand
8 decorative balls w/ potpourri
1 flower arrangement
1 art
2 leasing books
3 desks
2 returns
3 office chairs
4 side chairs w/ arms
2 art
9 cornices
9 wood blinds
2 card holders
1 blue lava lamp
1 large tree
2 small plants
2 computers
2 desk lamps
1 no smoking sign
2 ID signs
3 Norstar Phones
3 Plexiglas holders w/ Color ads
1 ceiling fan
4 additional light sconces
1 site map on wooden (in LM office)
1 L3 Cooler
Framed
         Culture/Tradition
         2 HUD Posters
         2 Guarantor Criteria
         Apartment Guide Cover
         Chamber of Commerce Member
         JPI Values

Manager's Office

1 desk w/ return
2 side chairs w/ arms
2 art
1 wood shelf
1 cork board
1 candle w/ potpourri
1 frame
1 desk lamp
1 lateral file
1 desk pad
1 office chair
1 wood blind on glass door
1 computer
1 HP Office jet printer
1 time lapse VCR w/ hyperview/TV for cameras
1 Norstar Phone
1 trash can

1 clock

Hallway
2 art
2 benches
1 tree

Resident Services' Office

1 desk w/return
1 desk light
1 desk pad
1 card holder
2 side chairs w/ arms
1 office chair
1 lateral file
3 art
2 cornices
2 wood blinds
1 candle w/ holder

Resident Services' Office

1 cash register ( in theater room)
1 computer
1 office chair
1 printer
1 door wooden blinds
1 Norstar Phone
1 corkboard
1 glass vase w/flowers
1 decorative candle
1 trash can

Accountant's Office

1 desk w/ return
1 desk lamp
1 card holder
1 desk pad
1 office chair
2 side chairs w/ arms
1 lateral file
2 art
1 cornice
1 wood blind on window
1 wood blinds on door
1 computer
1 HP Printer
1 Norstar Phone
1 candleholder
1 trash can
1 corkboard

Resource Room

1 HP Laserjet printer
1 Dell Computer
3 Filing cabinets

Miscellaneous

1 Norstar Phone
1 Fax machine ( in heather closet)
1 GE Refrigerator
1 Ikon copy/fax machine
1 Keytrak machine w/printer
1 A-frame signs
1 p-touch machine
1 calculator
5 plastic storage bins-small
3 plastic storage bin-medium
2 big trash cans
2 little trash cans
1 paper cutter
1 first aid kit
2 fake plants
2 500 key boxes
1 35 key box
2 JPI umbrellas
3 large storage bins
1 dust pan
2 vacuum cleaners
1 microwave oven
1 paper shredder
1 plastic
6 shelf unit
1 clock
1 make ready board

Game Room

6 light sconces
1 TV
1 trash can
3 art
5 iron stars w/ jewel accessories
1 bar
3 chrome/wood bar stools
3 bar tables
6 wood bar stools
1 table tennis
Misc. accessories for table tennis

1 pool table
1 accessory for pool table

         5 queues
         1 set pool balls
         1 queue rack
         1 triangle
         1 brush

1 air hockey
         2 paddles
         2 pucks
2 trees

Computer Room

8 computer stations
8 desk chairs
7 computers
1 printer
1 Ikon copier/fax machine C720D
(Not operable in storage)
1 info cork board

2 Study Rooms

2 tables
8 chairs
2 arts
1 trash can
2 plants
2 cornice
2 wood blinds

Theatre Room

2 tables
2 plants
8 chairs w/ casters
4 lounge chairs
1 cocktail table
5 light sconces
1 RG Electric Theater Equipment
1 applique under screen
1 trash can

Hallway

1 art
3 sconces
1 wood blind
2 soda machines
2 water coolers

Tanning Room

1 tanning bed
1 chair
1 flower table
1 flower clothes hanger
1 trash can

Patio

2 benches
4 trash containers
13 planters
1 patio tables
3 patio chairs

Pool Area

24 Chaise Lounge Chairs
8 Faux Stone tops/bases
8 Round tables
24 Dining Chairs
6 bases/ 6 umbrella's
2 Gas Grills
1 pool hook
1 pool cleaner/strainer

Fitness Room

3 TV's
2 treadmills
2 bikes
2 Stairmasters
1 Leg Extension
1 Leg Curl
1 Seated Row
1 Lat Pull
1 Equipment Holder w/ 7 different pulls
1 shoulder press
1 lateral raise
1 chest press
1 vertical fly
1 clock
1 paper towel dispenser

Maintenance

1 Wood Router
1 compressor
4 ladders (2', 4', 6', 20')
2 wet/dry vacs
1 bench vice clamps
6 two-way Motorola Radios

1 Hand Truck
1 Appliance Dolly
1 Kwikset Installation Kit
1 Keying Kit
1 channel locks
1 bench grinder
1 texture hopper
2 garden hoses
1 vacuum
1 airblower
1 hole digger
1 round shovel
6 new palm pilots received April 2004
2 Alltel pagers no longer in service
1 direct pager in service
1 John Deere Gator (gas)
1 Columbia Par Car Neighborhood Electric
Vehicle (VIN 5FCLN24A841000028)
1 Charger (one year warranty)
1 Mop bucket
1 electric snake
2 gas cans
1 digging bar
1 sander
1 Brad Nailer
1 power washer
1 pull wagon
1 welding machine
1 back pack blower
1 mighty saw
1 table saw
2 skill saws
1 1/2 inch electric drill
1 press drill
1 heat gun
6 safety belts
1 suction pump
1 HVAC meter
1 Solder gun
1 recycled HVAC pump
1 housekeeping cleaning cart
1 water cooler

Unit Inventory

336 Sofas
336 Lounge Chairs
336 End Tables
336 Cocktail Tables
336 Entertainment Centers
336 Dining Tables
1,272 Dining Chairs
1,020 Bedsets
1,020 Chests
1,020 Desks
1,020 Desk Chairs
1 Sofa
1 Lounge Chair
1 End Table
1 Cocktail Table
1 Entertainment Center
1 Dining Table
4 Dining Chairs
1 Bedset
1 Chest
1 Desk
1 Desk Chair

                                    EXHIBIT C

                                PERSONAL PROPERTY
                       JEFFERSON COMMONS - COLUMBIA, L.P.

                                 AS OF JULY 2004

1-Homelite Gas Backpack blower
1-Lawn Boy Push mower with bagger
1-Poulan Gas Power weed eater
1-electric blower
1-gas powered paint striper
1-Electric 4-gallon compressor with brad
         nailer and hose
1-Tool big mouth carry bag
1- set Allen wrenches
1- set metric all wrenches
1- 6 into 1 screwdriver
1- phone punch down tool
1-phone butt set
1-cable test set
1-cat 5 data test set
2-safety belt
2-protective goggles
2-paint pans
1-8 in sheetrock tape knife
1-5 in Spackle knife
1-A/C recovery set
1-A/C line set
1-set metric nut drivers
2-golf carts
1- Utility dolly
1- 4 ft stepladder
1-6 ft stepladder
1-8 ft stepladder
1-sheetrock mud pan (stainless steel)
3-push brooms
2- scoop shovels
2-dehumidifiers
1-electrical outlet tester
1-long handle channel lock pliers
1-post hole digger
1-8 ft level
1-square point shovel
1- spray hopper (texture)
1-engraving gun
1-heat gun
1-Powershot Staple Gun
1-tank Sprayer
1-small hacksaw
1-small texture gun
2-tuck point knifes
1-mop bucket
2-sponge mops
1-cotton head mop
1-flat squeegee
1- stinger shop vac (3 gal)
1- large shop vac (10 gal)
1-voltage tester
1-hand sink cable (25')
1-stool cable (closet auger)
2- dust mops
1-light removal kit
2-gas cans
1-gas power washer
1-18" aluminum pipe wrench
1-2"PVC pipe cutter plier
2-Vacuum cleaners
1-Ryobi Drill
1- set jumper cables

Unit Inventory

260 Sofas
260 Lounge Chairs
260 End Tables
260 Cocktail Tables
260 Entertainment Centers
260 Dining Tables
872 Dining Chairs
676 Bedsets
676 Chests
676 Desks
676 Desk Chairs
1 Sofa
1 Lounge Chair
1 End Table
1 Cocktail Table
1 Entertainment Center
1 Dining Table
4 Dining Chairs
1 Bedset
1 Chest
1 Desk
1 Desk Chair

                                    EXHIBIT D

                              INTENTIONALLY OMITTED

                                    EXHIBIT E

                            PRO RATA CASH ALLOCATION

                            PRO RATA CASH ALLOCATION

DESIGNATED OWNER                           UNITS                CASH
---------------------------------        ----------          -----------
JPI MULTIFAMILY INVESTMENTS L.P.,
A DELAWARE LIMITED PARTNERSHIP           $7,995,000

SELLERS                                                      $51,490,000

                                    EXHIBIT F

                                     REPORTS

1. Environmental Report for JEFFERSON COMMONS - TUCSON PHASE II LIMITED PARTNERSHIP, prepared by National Assessment Corporation, Project No. 04-17792.8, dated 03/01/2004

2. Property Condition Report for JEFFERSON COMMONS - TUCSON PHASE II LIMITED PARTNERSHIP, prepared by National Assessment Corporation, Project No. 04-17792.8, date issued 3/01/2004

3. Environmental Report for JEFFERSON COMMONS - COLUMBIA, L.P., prepared by National Assessment Corporation, Project No. 04-17792.12, dated 03/01/2004

4. Property Condition Report for JEFFERSON COMMONS - COLUMBIA, L.P., prepared by National Assessment Corporation, Project No. 04-17792.12, date issued 3/01/2004

                                    EXHIBIT G

                        LIST OF DELIVERED LOAN DOCUMENTS

JEFFERSON COMMONS - TUCSON PHASE II LIMITED PARTNERSHIP
EXISTING LOAN FROM JP MORGAN CHASE

$50,740,000 Promissory Note

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture
 Filing

Loan Agreement

Guaranty of Recourse Obligations of Borrower

Environmental Indemnity Agreement

Conditional Assignment of Management Agreement

UCC-1 -- Real Property Records

UCC-1 -- Delaware

Borrower's Certification

Assignment of Leases and Rents

JEFFERSON COMMONS - COLUMBIA, L.P.
EXISTING LOAN FROM CITIGROUP GLOBAL MARKETS REALTY CORP.

$20,720,000 Note

Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and
      Assignment of Rents and Leases

Loan Agreement

Guaranty of Recourse Obligations of Borrower

Guaranty (Cross Guaranty) (Lubbock)

Environmental Indemnity Agreement

Conditional Assignment of Management Agreement

UCC-1 -- Real Property Records

UCC-1 -- Delaware

Borrower's Certification

Deposit Account Control Agreement (Bank of America)

                                    EXHIBIT H

                            LIST OF DELIVERED SURVEYS

1. JEFFERSON COMMONS - TUCSON PHASE II LIMITED PARTNERSHIP, prepared by Robert L. Brown of Rick Engineering Company, dated 5/26/04.

2. JEFFERSON COMMONS - COLUMBIA, L.P., prepared by Bill R. Crockett of Crockett Engineering Consultants, dated 3/15/04, last revised 6/14/04.

                                    EXHIBIT I

                         OTHER CONTRACTS FOR DEVELOPMENT

                                      NONE

                                    EXHIBIT J

                                DEED RESTRICTIONS

Prepared By and When
Recorded Return to:

Carl Klinke
Munsch Hardt Kopf & Harr, P.C.
4000 Fountain Place
1445 Ross Avenue
Dallas, Texas 75202

                   RESTRICTION AGAINST CONDOMINIUM CONVERSION

      This Restriction Against Condominium Conversion (this RESTRICTION) is made as of _______________, 2004, by __________________ (JEFFERSON).

                                   BACKGROUND

      A. Jefferson is the current owner of the real property (together with the improvements thereon) more particularly described on Exhibit A, attached hereto and made a part hereof (such real property together with the improvements are collectively referred to as the PROPERTY).

      B. On even date herewith, Jefferson will sell the Property to __________________ (BUYER) and Jefferson desires to restrict the Property against conversion into a condominium or a cooperative housing development.

      NOW THEREFORE, in consideration of the foregoing, Jefferson hereby subjects the Property to the following restriction:

      No current or future owner or lessee of the Property may subject the Property, or any part thereof, to a condominium regime or cooperative housing development (or equivalent) for a period of 15 years after the date of this Restriction without Jefferson's prior written consent (or, if Jefferson has dissolved, then without the prior written consent of Jefferson's general partner, or if such general partner has dissolved, then by JPI Investment Company, Inc., a Texas corporation, or any of its constituent entities). Any condominium regime or cooperative development created without Jefferson's prior written consent is void. Jefferson may grant, withhold, or condition its consent to any condominium regime or cooperative housing development in its sole and absolute discretion. This restriction is a covenant running with the land and is binding upon and enforceable by Jefferson and its successors and assigns against all successor owners and lessees of the Property. All owners of the Property, other than Jefferson, shall indemnify, defend with counsel reasonably satisfactory to Jefferson, and hold Jefferson and all affiliates of Jefferson and their respective agents and employees, harmless from and against all losses, claims, damages, liabilities, and expenses (including, without limitation, reasonable legal fees, court costs, and expenses) of every kind arising out of or in connection, directly or indirectly, with any violation or attempted or threatened violation of this

Restriction. This Restriction shall terminate upon the earlier to occur of (a) the written termination hereof by Jefferson or the constituent entities of Jefferson; and (b) the date which is 15 years after the date hereof.

                  EXECUTED as of the date first written above.

                                              By:_______________________________
                                              Name:_____________________________
                                              Title:____________________________

_________________________________
Witness No. 1

_________________________________
Witness No. 2

STATE OF _______________   Section

                           Section

COUNTY OF______________    Section

      This instrument was acknowledged before me on _____________________, 2004, by ___________________, ___________ of ______________________________, a
__________, general partner of JEFFERSON AT _____________, L.P., a ____________
limited partnership, on behalf of the ________________________ and partnership.

                                   _____________________________________________
                                   Notary Public, State of _____________________

                                    EXHIBIT K

                                   LITIGATION

                                      NONE

                                    EXHIBIT L

                      NOTICES FROM GOVERNMENTAL AUTHORITIES

1. Disclosure letter regarding notice from DOJ dated and delivered to Buyer simultaneously with date of Contract.

                                    EXHIBIT M

                          BUYER'S PARTNERSHIP AGREEMENT

                            [COVER PAGE FOR 55 PAGES]

                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                   EDUCATION REALTY OPERATING PARTNERSHIP, LP

                              DATED: ________, 2004

                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                   EDUCATION REALTY OPERATING PARTNERSHIP, LP
                                    RECITALS:

      Education Realty Operating Partnership, LP (the "Partnership") was formed as a limited partnership under the laws of the State of Delaware by the filing of a Certificate of Limited Partnership with the Secretary of State of Delaware on ________ ___, 2004. The General Partner, Education Realty OP Limited Partner Trust, a Maryland business trust, and Education Realty Limited Partner, LLC, a Delaware limited liability company, entered into the Agreement of Limited Partnership of the Partnership as of ________ _____, 2004. The General Partner now desires to amend and restate such agreement.

      NOW, THEREFORE, in consideration of the foregoing, of the mutual covenants between the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                  DEFINED TERMS

      Whenever used in this Agreement, the following terms shall have the meanings respectively assigned to them in this Article I, unless otherwise expressly provided herein or unless the context otherwise requires:

      "ACT" shall mean the Delaware Revised Uniform Limited Partnership Act, 6 Del C. Section 17-101, et. seq., as amended, supplemented or restated from time to time, and any successor to such statute.

      "ADDITIONAL FUNDS" has the meaning set forth in Section 4.4 hereof.

      "ADDITIONAL LIMITED PARTNER" shall mean a Person admitted to this Partnership as a Limited Partner pursuant to and in accordance with this Agreement.

      "ADDITIONAL SECURITIES" has the meaning set forth in Section 4.3(b).

      "AFFILIATE" of another Person shall mean (a) any Person directly or indirectly owning, controlling or holding with power to vote ten percent (10%) or more of the outstanding voting securities of such other Person; (b) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such other Person; (c) any Person directly or indirectly controlling, controlled by, or under common control with, such other Person; (d) any officer, director, member or partner of such other Person; and (e) if such other Person is an officer, director, member or partner in a company, the company for which such Person acts in any such capacity.

      "AGREED VALUE" shall mean the fair market value of Contributed Property as agreed to by the contributing partner and the Partnership, using such reasonable method of valuation as they may adopt.

      "AGREEMENT" shall mean this Amended and Restated Agreement of Limited Partnership of Education Realty Operating Partnership, LP, as amended from time to time.

      "BANKRUPTCY CODE" shall mean the United States Bankruptcy Code, as amended, 11 U.S.C. Sections 101 ET SEQ., and as hereafter amended from time to time.

      "BUSINESS DAY" shall mean any day when the New York Stock Exchange is open for trading.

      "CAPITAL ACCOUNT" shall mean, as to any Partner, the account established and maintained for such Partner pursuant to Section 5.3 hereof.

      "CAPITAL CONTRIBUTION" shall mean the amount in cash or the Agreed Value of Contributed Property contributed by each Partner (or his original predecessor in interest) to the capital of the Partnership for his interest in the Partnership.

      "CAPITAL TRANSACTION" means any of (i) a transaction where any debt or liability to which a Property is subject is refinanced; (ii) a sale or exchange of all or a part of a Property outside of the ordinary course of the business of the Partnership, or (iii) the condemnation or casualty of all or any part of any Property.

      "CASH AMOUNT" means an amount of cash per Common Partnership Unit equal to the Value on the Valuation Date of the REIT Common Shares Amount.

      "CASH FLOW" shall mean the excess of cash revenues actually received by the Partnership in respect of Partnership operations for any period, and the amount of any reduction in reserves of the Partnership, over Operating Expenses for such period. Cash Flow shall not include Disposition Proceeds.

      "CERTIFICATE OF INCORPORATION" means the Certificate of Incorporation of the General Partner filed with the Secretary of State of the State of Delaware, as amended or restated from time to time.

      "CODE" shall mean the Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time. Reference to any particular provision of the Code shall mean that provision in the Code at the date hereof and any succeeding provision of the Code.

      "COMMISSION" shall mean the U.S. Securities and Exchange Commission.

      "COMMON PARTNERSHIP INTEREST" shall mean an ownership interest in the Partnership, other than a Preferred Partnership Interest, and includes any and all benefits to which the holder of such an ownership interest may be entitled as provided in this Agreement or the Act, together with all obligations of such Person to comply with the terms and provisions of this Agreement and the Act.

      "COMMON PARTNERSHIP UNIT" shall mean a fractional, undivided share of the Common Partnership Interests of all Partners issued hereunder. At all times there shall be maintained an equivalency of Common Partnership Units and REIT Common Shares, except as otherwise provided herein.

      "COMMON PERCENTAGE INTEREST" shall mean the percentage ownership interest in the Common Partnership Units of each Partner, as determined by dividing the Common Partnership Units owned by a Partner by the total number of Common Partnership Units then outstanding.

      "COMPANY" means Education Realty Trust, Inc., a Maryland corporation.

      "CONTRIBUTED PROPERTY" shall mean a Partner's interest in property or other consideration (excluding services and cash) contributed to the Partnership by such Partner.

      "CONVERSION FACTOR" shall mean 1.0; PROVIDED, HOWEVER, that in the event the Company (i) declares or pays a dividend on its outstanding REIT Common Shares in REIT Common Shares or makes a distribution to all holders of its outstanding REIT Common Shares in REIT Common Shares, (ii) subdivides its outstanding REIT Common Shares, or (iii) combines its outstanding REIT Common Shares into a smaller number of REIT Common Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of REIT Common Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of REIT Common Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event; PROVIDED, HOWEVER, that if the General Partner receives a Notice of Redemption after the record date, but prior to the effective date of such dividend, distribution, subdivision or combination, the Conversion Factor shall be determined as if the General Partner had received the Notice of Redemption immediately prior to the record date for such dividend, distribution, subdivision or combination.

      "DISPOSITION PROCEEDS" shall mean proceeds received by the Partnership as a result of a Capital Transaction decreased by the amount of such proceeds applied to (i) pay all debts and liabilities of the Partnership that are required to be repaid as a result of such Capital Transaction and any debts and liabilities which the General Partner elects to cause the Partnership to pay with such proceeds; (ii) the costs and expenses of the Capital Transaction; and
(iii) the establishment or increase of reasonable reserves.

      "EDUCATION REALTY LIMITED PARTNER, LLC" means Education Realty Limited Partner, LLC, a Delaware limited liability company.

      "EVENT OF BANKRUPTCY" shall mean as to any Person the filing of a petition for relief as to such Person as debtor or bankrupt under the Bankruptcy Code or similar provision of law of any jurisdiction (except if such petition is contested by such Person and has been dismissed within ninety (90) days of the filing thereof); insolvency of such Person as finally determined by a court of competent jurisdiction; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of such Person's assets; commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, but if such proceeding is commenced by another, only if such Person indicates his approval of such proceeding, or such proceeding is contested by such Person and has not been finally dismissed within ninety (90) days.

      "GENERAL PARTNER" shall mean Education Realty OP GP, Inc., a Delaware corporation, and any Person who becomes a substitute or additional General Partner as provided herein, and any of their successors as General Partner.

      "GENERAL PARTNERSHIP INTEREST" shall mean the ownership interest of a General Partner in the Partnership.

      "GOVERNMENT OBLIGATIONS" shall mean securities that are (i) direct obligations of the United States of America, for the payment of which its full faith and credit is pledged, or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, that are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust as custodian with respect to any such obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

      "INDEMNITEE" shall mean (i) any Person made a party to a proceeding by reason of his or her status as (A) the General Partner or (B) a director, officer, employee or agent of the Partnership or the General Partner, and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

      "INITIAL CONTRIBUTED ASSETS" shall mean those properties identified as Initial Contributed Assets on Exhibit A hereto.

      "IRS" shall mean the Internal Revenue Service.

      "LIMITED PARTNER" shall mean any Person named as a Limited Partner on Exhibit A attached hereto and any Person who becomes a Substitute Limited Partner pursuant to Section 9.6 hereof or an Additional Limited Partner, in such Person's capacity as a Limited Partner in the Partnership.

      "LIMITED PARTNERSHIP INTEREST" shall mean the ownership interest of a Limited Partner in the Partnership at any particular time, including the right of such Limited Partner to any and all benefits to which such Limited Partner may be entitled as provided in this Agreement and in the

Act, together with the obligations of such Limited Partner to comply with all the provisions of this Agreement and of the Act.

      "NOTICE OF REDEMPTION" shall mean the Notice of Exercise of Redemption Right substantially in the form attached as Exhibit C hereto.

      "OFFERING" shall mean the offer and sale by the Company of REIT Common Shares for sale to the public pursuant to the Prospectus.

      "OPERATING EXPENSES" shall mean (i) all administrative and operating costs and expenses incurred by the Partnership, (ii) those administrative costs and expenses of the General Partner, including any salaries or other payments to directors, officers or employees of the General Partner, and any accounting and legal expense of the General Partner, which expenses, the Partners have agreed, are expenses of the Partnership and not the General Partner, and (iii) to the extent not included in clause (ii) above, REIT Expenses; PROVIDED, HOWEVER, that Operating Expenses shall not include any administrative costs and expenses incurred by the General Partner that are attributable to Properties or partnership interests in a Subsidiary that are owned by the General Partner or the Company directly.

      "PARTNER" shall mean the General Partner or any Limited Partner.

      "PARTNERSHIP" shall mean Education Realty Operating Partnership, LP, a Delaware limited partnership.

      "PARTNERSHIP INTEREST" shall mean an ownership interest in the Partnership and includes any and all benefits to which the holder of such an ownership interest may be entitled as provided in this Agreement or the Act, together with all obligations of such Person to comply with the terms and provisions of this Agreement and the Act.

      "PARTNERSHIP RECORD DATE" shall mean the record date established by the General Partner for the distribution of Cash Flow pursuant to Section 8.1 hereof, which record date shall be the same as the record date established by the General Partner for a distribution to its shareholder of some or all of its portion of such distribution.

      "PARTNERSHIP UNIT" means a Common Partnership Unit, a Preferred Partnership Unit or an other fractional, undivided share of the Partnership Interests that the General Partner has authorized pursuant to this Agreement. The Partnership Units of the Partners shall be set forth on Exhibit A, as may be amended from time to time.

      "PERSON" shall mean any individual, partnership, corporation, limited liability company, trust or other entity.

      "PREFERRED PARTNERSHIP INTEREST" shall mean an ownership interest in the Partnership, having a preference in payment of distributions or on liquidation, and includes any and all benefits to which the holder of such an ownership interest may be entitled as provided in this Agreement or the Act, together with all obligations of such Person to comply with the terms and provisions of this Agreement and the Act.

      "PREFERRED PARTNERSHIP UNIT" shall mean a fractional, undivided share of the Preferred Partnership Interests of all Partners issued hereunder.

      "PREFERRED PERCENTAGE INTEREST" shall mean the percentage ownership interest in the Preferred Partnership Units of each Partner, as determined by dividing the Preferred Partnership Units owned by a Partner by the total number of Preferred Partnership Units then outstanding.

      "PROPERTY" shall mean any property or other investment in which the Partnership holds a direct or indirect ownership interest.

      "PROSPECTUS" shall mean the final prospectus, dated ______ ___, 2004, delivered to purchasers of REIT Shares in the Offering.

      "REDEEMING PARTNER" shall have the meaning provided in Section 7.4(a) hereof.

      "REDEMPTION RIGHT" shall have the meaning provided in Section 7.4(a) hereof.

      "REIT" shall mean a real estate investment trust under Sections 856 through 860, inclusive, of the Code.

      "REIT COMMON SHARE" shall mean a share of the common shares of the Company.

      "REIT COMMON SHARES AMOUNT" shall mean (a) with respect to any Limited Partner other than Education Realty Limited Partner, LLC, a whole number of REIT Common Shares equal to the product of the number of Common Partnership Units offered for redemption by a Redeeming Partner, multiplied by the Conversion Factor in effect on the Specified Redemption Date (rounded down to the nearest whole number in the event such product is not a whole number), and (b) with respect to Education Realty Limited Partner, LLC, a whole number of REIT Common Shares equal to the product of (i) the number of Common Partnership Units offered for redemption by Education Realty Limited Partner, LLC; multiplied by
(ii) the quotient of Education Realty Limited Partner, LLC's Capital Account balance immediately prior to such redemption (such Capital Account being adjusted as of the Specified Redemption Date through an interim closing of the Partnership's books to reflect all income and loss allocable to Education Realty Limited Partner, LLC through the Specified Redemption Date) divided by the product of the number of Common Partnership Units held by Education Realty Limited Partner, LLC immediately prior to such redemption multiplied by the Value of one REIT Common Share as of the Valuation Date; multiplied by (iii) the Conversion Factor in effect on the Specified Redemption Date (rounded down to the nearest whole number in the event such product is not a whole number). Notwithstanding the foregoing, in the event the Company at any time issues to all holders of REIT Common Shares rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase REIT Common Shares, or any other securities or property (collectively, the "Rights"), which Rights have not expired pursuant to their terms, then the REIT Common Shares Amount thereafter shall also include such Rights that a holder of that number of REIT Common Shares would be entitled to receive.

      "REIT EXPENSES" means (i) costs and expenses relating to the formation and continuity of existence of the Company and any Subsidiaries thereof (which Subsidiaries shall, for purposes hereof, be included within the definition of Company), including taxes, fees and assessments associated therewith, any and all costs, expenses or fees payable to any director, officer, or employee of the Company, (ii) costs and expenses relating to the public offering and registration of securities or private offering of securities by the Company and all statements, reports, fees and expenses incidental thereto, including underwriting discounts and selling commissions applicable to any such offering of securities, (iii) costs and expenses associated with the preparation and filing of any periodic reports by the Company under federal, state or local laws or regulations, including filings with the Commission, (iv) costs and expenses associated with compliance by the Company with laws, rules and regulations promulgated by any regulatory body, including the Commission, and (v) all other operating or administrative costs of the Company, including, without limitation, insurance premiums, and legal, accounting and directors' fees, incurred in the ordinary course of its business on behalf of or in connection with the Partnership.

      "REIT PREFERRED SHARE" shall mean a share of the preferred shares of the Company.

      "REIT SHARE" shall mean a REIT Common Share or a REIT Preferred Share.

      "SPECIFIED REDEMPTION DATE" shall mean, with respect to a given Partner, the tenth (10th) Business Day after receipt by the General Partner of a Notice of Redemption, provided that no Specified Redemption Date may occur with respect to any Unit before one year after such Unit is issued by the Partnership.

      "SUBSIDIARY" shall mean, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities, or (ii) the outstanding equity interests, are owned, directly or indirectly, by such Person.

      "SUBSTITUTE GENERAL PARTNER" has the meaning set forth in Section 9.2.

      "SUBSTITUTE LIMITED PARTNER" shall mean any Person admitted to the Partnership as a Limited Partner pursuant to Section 9.6 hereof.

      "SURVIVING PARTNER" has the meaning set forth in Section 9.1(c) hereof.

      "TRANSACTION" has the meaning set forth in Section 9.1(b) hereof.

      "TRANSFER" has the meaning set forth in Section 9.5(a) hereof.

      "TREASURY REGULATIONS" shall mean the federal income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

      "VALUATION DATE" shall mean the date of receipt by the General Partner of a Notice of Redemption or, if such date is not a Business Day, the first Business Day thereafter.

      "VALUE" shall mean, with respect to a REIT Common Share, the average of the daily market price for the ten (10) consecutive trading days immediately preceding the Valuation Date. The market price for each such trading day shall be: (i) if the REIT Common Shares are listed or admitted to trading on any securities exchange or the NASDAQ National Market System, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day; (ii) if the REIT Common Shares are not listed or admitted to trading on any securities exchange or the NASDAQ National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner; or (iii) if the REIT Common Shares are not listed or admitted to trading on any securities exchange or the NASDAQ National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten
(10) days prior to the date in question) for which prices have been so reported; PROVIDED, HOWEVER, that if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Value of the REIT Common Shares shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the REIT Common Shares Amount includes rights that a holder of REIT Common Shares would be entitled to receive, and the General Partner acting in good faith determines that the value of such rights is not reflected in the Value of the REIT Common Shares determined as aforesaid, then the Value of such rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

                                   ARTICLE II
            PARTNERSHIP CONTINUATION; ADMISSION OF LIMITED PARTNERS;
                  NAME; PLACE OF BUSINESS AND REGISTERED AGENT

      SECTION 2.1 CONTINUATION. The Partners hereby agree to continue the Partnership pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement. Except as expressly provided herein, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

      SECTION 2.2 CERTIFICATE OF LIMITED PARTNERSHIP; OTHER FILINGS. The General Partner shall prepare (or caused to be prepared), execute, acknowledge, record and file at the expense of the Partnership, a Certificate of Limited Partnership and all requisite fictitious name statements and notices in such places and jurisdictions as may be required by the Act or necessary to cause the Partnership to be treated as a limited partnership under, and otherwise to comply with, the laws of each state or other jurisdiction in which the Partnership conducts business.

      SECTION 2.3 ADDITIONAL LIMITED PARTNERS. The General Partner shall in timely fashion amend this Agreement and, if required by the Act, the Certificate of Limited Partnership filed for record to reflect the admission pursuant to the terms of this Agreement of a Person as a Limited Partner.

      SECTION 2.4 NAME, OFFICE AND REGISTERED AGENT. The name of the Partnership shall be Education Realty Operating Partnership, LP The principal place of business of the Partnership shall be at 530 Oak Court Drive, Memphis, Tennessee 38117. The General Partner may at any time change the location of such office, provided the General Partner gives notice to the Partners of any such change. The name and address of the Partnership's statutory agent for service of process on the Partnership in Tennessee is _________________. The name and address of the Partnership's statutory agent for service of process on the Partnership in Delaware is ____________.

                                   ARTICLE III
                        BUSINESS AND TERM OF PARTNERSHIP

      SECTION 3.1 BUSINESS. The purpose and nature of the business of the Partnership is to conduct any business that may lawfully be conducted by a limited partnership organized pursuant to the Act; PROVIDED, HOWEVER, that such business shall be limited to and conducted in such a manner as to permit the Company at all times to be qualified as a REIT under the Code, unless the board of directors of the Company determines to cease to qualify as a REIT. To consummate the foregoing and to carry out the obligations of the Partnership in connection therewith or incidental thereto, the General Partner shall have the authority, in accordance with and subject to the limitations set forth elsewhere in this Agreement, to make, enter into, perform and carry out any arrangements, contracts or agreements of every kind for any lawful purpose, without limit as to amount or otherwise, with any corporation, association, partnership, limited liability company, firm, trustee, syndicate, individual or any political or governmental division, subdivision or agency, domestic or foreign, and generally to make and perform agreements and contracts of every kind and description and to do any and all things necessary or incidental to the foregoing for the protection and enhancement of the assets of the Partnership.

      SECTION 3.2 TERM. The Partnership as herein constituted shall continue in perpetuity and shall have perpetual existence, unless earlier dissolved or terminated pursuant to law or the provisions of this Agreement.

                                   ARTICLE IV
                              CAPITAL CONTRIBUTIONS

      SECTION 4.1 GENERAL PARTNER. The General Partner has contributed the property identified on Exhibit A attached hereto to the capital of the Partnership.

      SECTION 4.2 LIMITED PARTNERS. The Limited Partners have contributed cash or their respective ownership interests in the Contributed Property to the Partnership as identified on Exhibit A attached hereto. The Agreed Values of the Limited Partners' proportionate ownership interest in the Contributed Properties as of the date of contribution are set forth on Exhibit A attached hereto.

      SECTION 4.3 ADDITIONAL CAPITAL CONTRIBUTIONS AND ISSUANCES OF ADDITIONAL PARTNERSHIP INTERESTS. The Partners shall have no preemptive or other right or obligation to make any additional Capital Contributions or loans to the Partnership. Any of the General Partner, Education Realty OP Limited Partner or Education Realty Limited Partner, LLC may contribute additional capital or property to the Partnership, from time to time, and receive additional Partnership Interests in respect thereof, in the manner contemplated in this
Section 4.3.

      (a) ISSUANCES OF ADDITIONAL PARTNERSHIP INTERESTS.

            (i) GENERAL. The General Partner is hereby authorized to cause the Partnership to issue such additional Partnership Interests in the form of Common Partnership Units and Preferred Partnership Units for any Partnership purpose at any time or from time to time, to the Partners or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any of the Limited Partners. Any additional Partnership Interest issued thereby may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partnership Interests, all as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any Limited Partner, subject to Delaware law, and all as shall be set forth in an Exhibit to this Agreement, which Exhibit shall be incorporated into and become part of this Agreement upon adoption by the General Partner, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; (iii) the rights of each class or series of Partnership Interests upon dissolution and liquidation of the Partnership and (iv) the right to vote; PROVIDED, HOWEVER, that no additional Partnership Interests shall be issued to the Company, the General Partner, Education Realty OP Limited Partner Trust or Education Realty Limited Partner, LLC unless:

            (ii) In the case of the Company, the General Partner or Education Realty OP Limited Partner Trust, either (A)(1) the additional Partnership Interests are issued in connection with an issuance of REIT Shares or other interests in the Company, all such that the economic interests of such REIT Shares are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the Company or any of its Affiliates (including, without limitation, the General Partner and Education Realty OP Limited Partner Trust) in accordance with this Section 4.3, (2) the Company shall make, directly or through one of its Affiliates (including, without limitation, the General Partner and Education Realty OP Limited Partner Trust), a Capital Contribution to the Partnership in an amount equal to the proceeds raised or other property received by the Company, directly or through one or more Affiliates, in connection with the issuance of such shares or other interests in the Company and (3) the additional Partnership Interests are issued in exchange for property owned by the Company or its Affiliates (including, without limitation, the General Partner and Education Realty OP Limited Partner Trust) with a fair market value, as determined by the General Partner, in good faith, equal to the value of the Partnership Interests, or (B) the additional Partnership Interests are issued to all Partners in proportion to their respective Common Percentage Interests or Preferred Percentage Interests, as applicable.

            (iii) In the case of Education Realty Limited Partner, LLC, (A) such additional Partnership Interests are issued as Common Partnership Units and represent only a profits interest in the Partnership upon issuance (i.e., such Common Partnership Units entitle Education Realty Limited Partner, LLC to no right to receive any share of the value of the Partnership's assets as of the date of the issuance of such Common Partnership Units and entitle Education Realty Limited Partner, LLC only the right to receive any profits or appreciation that are earned by the Partnership or which inure to the Partnership's assets after the date of the issuance of such Common Partnership Units) and (B) the aggregate number of Common Partnership Units held by Education Realty Limited Partner, LLC immediately after the issuance of such Common Partnership Units will not exceed [___%] of the aggregate issued and outstanding Common Partnership Units immediately after such issuance.

Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Common Partnership Units or Preferred Partnership Units for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the Company and the Partnership.

            (b) UPON ISSUANCE OF ADDITIONAL SECURITIES. After the Offering, the Company shall not issue any additional REIT Shares (other than REIT Shares issued in connection with a redemption pursuant to Section 7.4 hereof) or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase REIT Shares (collectively, "Additional Securities") other than to all holders of REIT Shares, unless (A) the General Partner shall cause the Partnership to issue to the Company or its Affiliates, Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests are substantially similar to those of the Additional Securities, and (B) the Company contributes, directly or through one or more Affiliates, the proceeds or other property received from the issuance of such Additional Securities and from any exercise of rights contained in such Additional Securities to the Partnership.

Without limiting the foregoing, the Company may issue Additional Securities for less than fair market value, and as a result the General Partner is expressly authorized to cause the Partnership to issue to the Company or its Affiliates corresponding Partnership Interests, so long as (x) the Company concludes in good faith that such issuance is in the best interests of the Company and the Partnership, and (y) the Company, directly or through one or more Affiliates, contributes all proceeds or other property received from such issuance to the Partnership. For example, in the event the Company issues REIT Common Shares for a cash purchase price and contributes, directly or through one or more Affiliates, all of the proceeds of such issuance to the Partnership as required hereunder, the Company or its Affiliates shall be issued a number of additional Common Partnership Units equal to the product of (A) the number of such REIT Common Shares issued by the Company, the proceeds of which were so contributed, multiplied by (B) a fraction, the numerator of which is 100%, and the denominator of which is the Conversion Factor in effect on the date of such contribution.

            (c) CERTAIN DEEMED CONTRIBUTIONS OF PROCEEDS OF ISSUANCE OF REIT SHARES. In connection with any and all issuances of REIT Shares, the Company, directly or through one or more Affiliates, shall contribute all of the proceeds raised in connection with such issuance to the Partnership as Capital Contributions, PROVIDED THAT if the proceeds actually received and contributed by the Company or its Affiliates are less than the gross proceeds of such issuance as a result of any underwriter's discount or other expenses paid or incurred in connection with such issuance, then the Company, directly or through one or more Affiliates, shall be deemed to have made Capital Contributions to the Partnership in the aggregate amount of the gross proceeds of such issuance and the Partnership shall be deemed simultaneously to have paid such offering expenses in connection with the required issuance of additional Partnership Units to the Company or its Affiliates for such Capital Contributions pursuant to Section 4.3(a) hereof.

      SECTION 4.4 ADDITIONAL FUNDING. If the General Partner determines that it is in the best interests of the Partnership to provide for additional Partnership funds ("Additional Funds") for any Partnership purpose, the General Partner may (i) cause the Partnership to obtain such funds from outside borrowings, or (ii) elect to have the General Partner provide such Additional Funds to the Partnership through loans or otherwise.

      SECTION 4.5 INTEREST. No interest shall be paid on the Capital Contribution of any Partner.

      SECTION 4.6 RETURN OF CAPITAL. Except as expressly provided in this Agreement, no Partner shall be entitled to demand or receive the return of his Capital Contribution.

      SECTION 4.7 PERCENTAGE INTEREST. If the number of outstanding Common Partnership Units increases or decreases during a taxable year, the General Partner shall adjust each holder of Common Partnership Units' Percentage Interest, as reflected on Exhibit A, to a percentage equal to the number of Common Partnership Units held by such Partner divided by the aggregate number of outstanding Common Partnership Units.

                                    ARTICLE V
                         PROFITS, LOSSES AND ACCOUNTING

      SECTION 5.1 ALLOCATION OF PROFITS AND LOSSES. Except as otherwise provided herein or in Exhibit B, profits earned and losses incurred by the Partnership shall be allocated among the Partners as follows:

      (a) Profits for each year shall be allocated among the Partners, and shall be credited to the respective Capital Accounts of the Partners, in the following order and priority:

            (i) First, to the Partners to the extent of losses, in the proportions and in the reverse order in which losses were allocated to them pursuant to Section 5.1(b), until the cumulative amounts allocated to each Partner pursuant to this Section 5.1(a)(i) are equal to the cumulative losses so allocated to such Partner; and

            (ii) Second, any remaining profits shall be allocated to the holders of Common Partnership Units in accordance with their Common Percentage Interests.

      (b) Losses for each year shall be allocated among the Partners, and shall be debited to the respective Capital Accounts of the Partners, in the following order and priority:

            (i) First, to the holders of Common Partnership Units pro rata in accordance with, and to the extent of, the positive balances in their Adjusted Capital Account Balances (as defined in Exhibit B hereto) attributable to Common Partnership Units; and

            (ii) Thereafter any remaining losses will be allocated to the holders of Common Partnership Units in accordance with their Common Percentage Interests.

      (c) In the event that the Partnership issues additional Partnership Units pursuant to the provisions of this Agreement, the General Partner is hereby authorized to make revisions to this Section 5.1 as it determines are necessary or desirable to reflect the terms of the issuance of such additional Partnership Units, including, without limitation, making preferential allocations to certain classes of Partnership Units.

      SECTION 5.2 ACCOUNTING.

      (a) The books of the Partnership shall be kept on the accrual basis and in accordance with generally accepted accounting principles consistently applied.

      (b) The fiscal year of the Partnership shall be the calendar year.

      (c) The terms "profits" and "losses," as used herein, shall mean all items of income, gain, expense or loss as determined utilizing federal income tax accounting principles and shall also include each Partner's share of income described in Section 705(a)(1)(B) of the Code, any expenditures described in
Section 705(a)(2)(B) of the Code, any expenditures described in Section 709(a) of the Code which are not deducted or amortized in accordance with Section 709(b) of the Code, losses not deductible pursuant to Sections 267(a) and 707(b) of the Code and adjustments made pursuant to Exhibit B attached hereto.

      (d) The General Partner shall be the Tax Matters Partner of the Partnership within the meaning of Section 6231(a)(7) of the Code. As Tax Matters Partner, the General Partner shall have the right and obligation to take all actions authorized and required, respectively, by the Code for the Tax Matters Partner. The General Partner shall have the right to retain professional assistance in respect of any audit of the Partnership by the IRS, and all out-of-pocket expenses and fees incurred by the General Partner on behalf of the Partnership as Tax Matters Partner shall constitute Operating Expenses of the Partnership. In the event the General Partner receives notice of a final Partnership adjustment under Section 6223(a)(2) of the Code, the General Partner shall either (i) file a court petition for judicial review of such final adjustment within the period provided under Section 6226(a) of the Code, a copy of which petition shall be mailed to each Limited Partner on the date such petition is filed, or (ii) mail a written notice to each Limited Partner, within such period, that describes the General Partner's reasons for determining not to file such a petition.

      (e) Except as specifically provided herein, all elections required or permitted to be made by the Partnership under the Code shall be made by the General Partner in its sole discretion.

      (f) Any Partner shall have the right to inspect the books and records of the Partnership, provided such audit is made at the expense of the Partner desiring it, such inspection is made during normal business hours and such audit is for a purpose reasonably related to such Partner's legitimate interest as a Partner.

      SECTION 5.3 PARTNERS' CAPITAL ACCOUNTS.

      (a) There shall be maintained a Capital Account for each Partner in accordance with this Section 5.3 and the principles set forth in Exhibit B attached hereto and made a part hereof. The amount of cash and the Agreed Value of property contributed to the Partnership by each Partner, net of liabilities assumed by the Partnership or securing property contributed by such

Partner, shall be credited to its Capital Account, and from time to time, but not less often than annually, the share of each Partner in profits, losses and fair market value of distributions shall be credited or charged to its Capital Account. The determination of Partners' Capital Accounts, and any adjustments thereto, shall be made consistent with tax accounting and other principles set forth in Section 704(b) of the Code and applicable regulations thereunder and Exhibit B attached hereto.

      (b) Except as otherwise specifically provided herein or in a guarantee of a Partnership liability, signed by a Limited Partner, no Limited Partner shall be required to make any further contribution to the capital of the Partnership to restore a loss, to discharge any liability of the Partnership or for any other purpose, nor shall any Limited Partner personally be liable for any liabilities of the Partnership or of the General Partner except as provided by law or this Agreement. All Limited Partners hereby waive their right of contribution which they may have against other Partners in respect of any payments made by them under any guarantee of Partnership debt.

      (c) Immediately following the transfer of any Partnership Interest, the Capital Account of the transferee Partner shall be equal to the Capital Account of the transferor Partner attributable to the transferred interest, and such Capital Account shall not be adjusted to reflect any basis adjustment under
Section 743 of the Code.

      (d) For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes, taking into account any adjustments required pursuant to Section 704(b) of the Code and the applicable regulations thereunder as more fully described in Exhibit B attached hereto.

      SECTION 5.4 SECTION 754 ELECTIONS. The General Partner may elect, pursuant to Section 754 of the Code, to adjust the basis of the Partnership's assets for all transfers of Partnership Interests if such election would benefit any Partner or the Partnership.

                                   ARTICLE VI
              POWERS, DUTIES, LIABILITIES, COMPENSATION AND VOTING
                               OF GENERAL PARTNER

      SECTION 6.1 POWERS OF GENERAL PARTNER. Notwithstanding any provision of this Agreement to the contrary, the General Partner's discretion and authority are subject to the limitations imposed by law, and by the Certificate of Incorporation and bylaws. Subject to the foregoing and to other limitations imposed by this Agreement, the General Partner shall have full, complete and exclusive discretion to manage and control the business and affairs of the Partnership and make all decisions affecting the business and assets of the Partnership. Without limiting the generality of the foregoing (but subject to the restrictions specifically contained in this Agreement), the General Partner shall have the power and authority to take the following actions on behalf of the Partnership:

      (a) to acquire, purchase, own, manage, operate, lease and dispose of any real property and any other property or assets that the General Partner determines are necessary or appropriate or in the best interests of conducting the business of the Partnership in each case not inconsistent with the Company's qualification as a REIT;

      (b) to construct buildings and make other improvements (including renovations) on or to the properties owned or leased directly or indirectly by the Partnership;

      (c) to borrow money for the Partnership, issue evidences of indebtedness in connection therewith, refinance, guarantee, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any indebtedness or obligation of or to the Partnership, and secure such indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership's assets;

      (d) to pay, either directly or by reimbursement, for all Operating Expenses to third parties or to the General Partner (as set forth in this Agreement);

      (e) to lease all or any portion of any of the Partnership's assets, whether or not the terms of such leases extend beyond the termination date of the Partnership and whether or not any portion of the Partnership's assets so leased are to be occupied by the lessee, or, in turn, subleased in whole or in part to others, for such consideration and on such terms as the General Partner may determine;

      (f) to prosecute, defend, arbitrate, or compromise any and all claims or liabilities in favor of or against the Partnership, on such terms and in such manner as the General Partner may reasonably determine, and similarly to prosecute, settle or defend litigation with respect to the Partners, the Partnership, or the Partnership's assets;

      (g) to file applications, communicate, and otherwise deal with any and all governmental agencies having jurisdiction over, or in any way affecting, the Partnership's assets or any other aspect of the Partnership business;

      (h) to make or revoke any election permitted or required of the Partnership by any taxing authority;

      (i) to maintain such insurance coverage for public liability, fire and casualty, and any and all other insurance for the protection of the Partnership, for the conservation of Partnership assets, or for any other purpose convenient or beneficial to the Partnership, in such amounts and such types as the General Partner shall determine from time to time;

      (j) to determine whether or not to apply any insurance proceeds for any Property to the restoration of such Property or to distribute the same;

      (k) to retain providers of services of any kind or nature in connection with the Partnership business and to pay therefor such reasonable remuneration as the General Partner may deem proper;

      (l) to negotiate and conclude agreements on behalf of the Partnership with respect to any of the rights, powers and authority conferred upon the General Partner, including, without limitation, management agreements, development agreements and agreements with public and private colleges and universities;

      (m) to maintain accurate accounting records and to file promptly all federal, state and local income tax returns on behalf of the Partnership;

      (n) to form or acquire an interest in, and contribute property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person in which it has an equity interest from time to time);

      (o) to distribute Partnership cash or other Partnership assets in accordance with this Agreement;

      (p) to establish Partnership reserves for working capital, capital expenditures, contingent liabilities or any other valid Partnership purpose;

      (q) to authorize, issue, sell, redeem or otherwise purchase any Partnership Interests or any securities (including secured and unsecured debt obligations of the Partnership, debt obligations of the Partnership convertible into any class or series of Partnership Interests, or options, rights, warrants or appreciation rights relating to any Partnership Interests) of the Partnership;

      (r) subject to the provisions of Section 9.1, to merge, consolidate or combine the Partnership with or into another Person (to the extent permitted by applicable law);

      (s) to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Code;

      (t) to issue additional Partnership Interests pursuant to Section 4.3 hereof;

      (u) to pay cash to redeem Partnership Units held by a Limited Partner in connection with a Limited Partner's exercise of its Redemption Right under
Section 7.4 hereof;

      (v) to amend and restate Exhibit A hereto to reflect accurately at all times the Capital Contributions, Common Percentage Interests and Preferred Percentage Interests of the Partners as the same are adjusted from time to time to the extent necessary to reflect redemptions, Capital Contributions, the issuance of Partnership Units, the admission of any Additional Limited Partner or any Substitute Limited Partner or otherwise, which amendment and restatement, notwithstanding anything in this Agreement to the contrary, shall not be deemed an amendment to this Agreement, as long as the matter or event being reflected in Exhibit A hereto otherwise is authorized by this Agreement;

      (w) to take whatever action the General Partner deems appropriate to maintain the economic equivalency of Common Partnership Units and REIT Common Shares and Preferred Partnership Units and REIT Preferred Shares, respectively; and

      (x) to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts the General Partner deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Partnership (including, without limitation, all actions consistent with qualification of the Company as a REIT) and to possess and enjoy all of the rights and powers of a general partner as provided by the Act.

      Each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement (except as provided in this Section 6.1(r), Section 9.1 or Article XI), the Act or any applicable law, rule or regulation to the fullest extent permitted under the Act or other applicable law, rule or regulation. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other persons under this Agreement or of any duty stated or implied by law or equity.

      Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.

      SECTION 6.2 DELEGATION OF AUTHORITY. The General Partner may delegate any or all of its powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve.

      SECTION 6.3 DUTIES OF GENERAL PARTNER.

      (a) The General Partner, subject to the limitations contained elsewhere in this Agreement, shall manage or cause to be managed the affairs of the Partnership in a prudent and businesslike manner and shall devote sufficient time and effort to the Partnership affairs.

      (b) In carrying out its obligations, the General Partner shall:

            (i) Render annual reports to all Partners with respect to the operations of the Partnership;

            (ii) On or before March 31st of every year, mail to all persons who were Partners at any time during the Partnership's prior fiscal year an annual report of the Partnership, including all necessary tax information, and any other information regarding the Partnership and its operations during the prior fiscal year deemed by the General Partner to be material;

            (iii) Maintain complete and accurate records of all business conducted by the Partnership and complete and accurate books of account (containing such information as shall be necessary to record allocations and distributions), and make such records and books of account available for inspection and audit by any Partner or such Partner's duly authorized representative (at the sole expense of such Partner) during regular business hours and at the principal office of the Partnership; and

            (iv) Cause to be filed such certificates and do such other acts as may be required by law to qualify and maintain the Partnership as a limited partnership under the laws of the State of Delaware.

      (c) The General Partner shall take such actions as it deems necessary to maintain the economic equivalency of Common Partnership Units and REIT Common Shares and Preferred Partnership Units and REIT Preferred Shares, respectively, required by this Agreement.

      SECTION 6.4 LIABILITIES OF GENERAL PARTNER; INDEMNIFICATION.

      (a) The General Partner shall not be liable for the return of all or any part of the Capital Contributions of the Limited Partners. Any returns shall be made solely from the assets of the Partnership according to the terms of this Agreement.

      (b) Notwithstanding anything to the contrary set forth in this Agreement, none of the General Partner or the Company nor any of their officers, directors, agents or employees shall be liable or accountable in damages or otherwise to the Partnership, any Partners or any assignees, or any of their successors or assigns, for any losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or any act or omission if the General Partner acted in good faith. The General Partner shall not be responsible for any misconduct or negligence on the part on any agent appointed by it in good faith pursuant to Section 6.2 hereof. The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership, the General Partner, the General Partner's shareholders and the Company's shareholders collectively, and that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or their assignees) in deciding whether to cause the Partnership to take (or decline to take) any actions. In the event of a conflict between the interests of the shareholders of the General Partner or shareholders of the Company on one hand and the Limited Partners on the other, the General Partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either the shareholders of the Company or the Limited Partners; PROVIDED, HOWEVER, that for so long as the Company owns a controlling interest, directly or indirectly, in the Partnership, any such conflict that cannot be resolved in a manner not adverse to either the shareholders of the Company or the Limited Partners shall be resolved in favor of the shareholders of the Company. The General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith.

      (c) The Partnership shall indemnify an Indemnitee to the fullest extent permitted by law and save and hold it harmless from and against, and in respect of, any and all losses, claims, damages, liabilities (joint or several), expenses (including legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise; PROVIDED, HOWEVER, that this indemnification shall not apply if: (A) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (B) the Indemnitee actually received an improper personal benefit in money, property or services; or (C) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 6.4(c). The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 6.4(c). Any indemnification pursuant to this Section 6.4 shall be made only out of the assets of the Partnership, and any insurance proceeds from the liability policy covering the General Partner and any Indemnitee.

      (d) The Partnership may reimburse an Indemnitee for reasonable expenses incurred by an Indemnitee who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 6.4 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

      (e) The indemnification provided by this Section 6.4 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

      (f) The Partnership may purchase and maintain insurance on behalf of the Indemnitees, and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

      (g) For purposes of this Section 6.4, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by the Indemnitee of its duties to the Partnership also imposes duties on, or otherwise involves services by, the Indemnitee to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 6.4; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by the Indemnitee to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

      (h) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

      (i) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.4 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

      (j) Any amendment, modification or repeal of this Section 6.4 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's liability to the Partnership and the Limited Partners under this Section 6.4 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted. The provisions of this Section 6.4 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

      (k) Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the Company to continue to qualify as a REIT, or (ii) to prevent the Company from incurring any taxes under
Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners. Further, any provision of this Agreement that might jeopardize the Company's REIT status shall be (i) void and of no effect, or (ii) reformed, as necessary, to avoid the Company's loss of REIT status.

      SECTION 6.5 COMPENSATION OF GENERAL PARTNER; REIMBURSEMENT. The General Partner, as such, shall not receive any compensation for services rendered to the Partnership. Notwithstanding the preceding sentence, the General Partner shall be entitled, in accordance with the provisions of Section 6.7 below, to pay reasonable compensation to its Affiliates and other entities in which it may be associated for services performed. The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all REIT Expenses.

      SECTION 6.6 RELIANCE ON ACT OF GENERAL PARTNER. No financial institution or any other person, firm or corporation dealing with the General Partner or the Partnership shall be required to ascertain whether the General Partner is acting in accordance with this Agreement, but such financial institution or such other person, firm or corporation shall be protected in relying solely upon the assurance of and the execution of any instrument or instruments by the General Partner.

      SECTION 6.7 OUTSIDE SERVICES; DEALINGS WITH AFFILIATES; OUTSIDE
ACTIVITIES.

      (a) Notwithstanding any provision of this Article VI to the contrary, the General Partner may employ such agents, accountants, attorneys and others as it shall deem advisable, including its directors, officers, shareholders, and its Affiliates and entities with which the General Partner, any Limited Partner or their respective Affiliates may be associated, and may pay them reasonable compensation from Partnership funds for services performed, which compensation shall be reasonably believed by the General Partner to be comparable to and competitive with fees charged by unrelated Persons who render comparable services which could reasonably be made available to the Partnership. The General Partner shall not be liable for the neglect, omission or wrongdoing of any such Person so long as it appointed such Person in good faith.

      (b) The Partnership may lend or contribute to its Subsidiaries or other Persons in which it has an equity investment Partnership funds on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

      (c) The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as are consistent with this Agreement and applicable law.

      (d) Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates nor any Limited Partner shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are on terms that are fair and reasonable to the Partnership.

      (e) Subject to the Certificate of Incorporation and any agreements entered into by the General Partner or its Affiliates with the Partnership or a Subsidiary, any officer, director, employee, agent, trustee, Affiliate or shareholder of the General Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities substantially similar or identical to those of the Partnership. Neither the Partnership nor any of the Limited Partners shall have any rights by virtue of this Agreement in any business ventures of such person.

      (f) In the event the Company exercises its rights under its Articles of Incorporation to redeem REIT Common Shares, then the General Partner shall cause the Partnership to purchase from the Company a number of Common Partnership Units determined based on the application of the Conversion Factor on the same terms as those on which the Company redeemed such REIT Common Shares.

      SECTION 6.8 ADDITIONAL LOANS TO THE PARTNERSHIP. If additional funds are required by the Partnership for any purpose relating to the business of the Partnership or for any of its obligations, expenses, costs, or expenditures, including operating deficits, the Partnership may borrow such funds as are needed from time to time from any Person (including, without limitation, the General Partner or any Affiliate of the General Partner; PROVIDED, HOWEVER, that the terms of any loan from the General Partner or any Affiliate of the General Partner shall be substantially equivalent to the terms that could be obtained from a third party on an arm's-length basis) on such terms as the General Partner and such other Person may agree.

      SECTION 6.9 CONTRIBUTION OF ASSETS. The Company, directly or through one or more of its Affiliates, shall contribute to the capital of the Partnership from time to time each asset it owns from time to time during the existence of the Partnership, but it is not required to so contribute:

      (a) its interests in the General Partner, Education Realty OP Limited Partner Trust or Education Realty Limited Partner, LLC;

      (b) its direct or indirect interest in any entity in a chain of entities of which the Company is the sole beneficial owner, so long as all of the assets or other ownership interests in the entity in that chain furthest removed from the General Partner are contributed directly or indirectly to the Partnership; or

      (c) any equity interest in any entity of which the Company is the sole beneficial owner that is created or used solely by the General Partner in connection with any borrowing transaction in whole or in part for the benefit of the Partnership.

                                   ARTICLE VII
                    RIGHTS, PROHIBITIONS AND REPRESENTATIONS
                        WITH RESPECT TO LIMITED PARTNERS

      SECTION 7.1 RIGHTS OF LIMITED PARTNERS.

      (a) The Partnership may engage the Limited Partners or persons or firms associated with them for specific purposes and may otherwise deal with such Partners on terms and for compensation to be agreed upon by any such Partner and the Partnership; PROVIDED, HOWEVER, that no Limited Partner shall be entitled to participate in the management or control of the business of the Partnership.

      (b) The Partnership's books shall be kept at the principal place of business of the Partnership and at all times, during reasonable business hours and at such Partner's sole expense, shall be entitled to inspect and copy any of them and have on demand true and full information of all things affecting the Partnership and a formal accounting of Partnership affairs whenever circumstances render it just and reasonable; PROVIDED, HOWEVER, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, the General Partner may keep confidential from the Limited Partners any information that (i) the General Partner believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or (ii) the Partnership or the General Partner is required by law or by agreements with unaffiliated third parties to keep confidential.

      (c) No Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Partnership. A Limited Partner shall be liable to the Partnership only to make payments of its Capital Contribution, if any, as and when due hereunder. After its Capital Contribution is fully paid, no Limited Partner shall, except as otherwise required by the Act, be required to make any further Capital Contributions or other payments or lend any funds to the Partnership.

      SECTION 7.2 PROHIBITIONS WITH RESPECT TO THE LIMITED PARTNERS No Limited Partner shall have the right:

      (a) To take part in the control or management of the Partnership business, to transact business for or on behalf of the Partnership or to sign for or to bind the Partnership, such powers being vested solely in the General Partner as set forth herein;

      (b) To have such Partner's Capital Contributions repaid except to the extent provided in this Agreement;

      (c) To require partition of Partnership property or to compel any sale or appraisement of Partnership assets or sale of a deceased Partner's interests therein, notwithstanding any provisions of law to the contrary; or

      (d) To sell or assign all or any portion of such Partner's Limited Partnership Interest in the Partnership or to constitute the vendee or assignee thereunder a Substitute Limited Partner, except as provided in Article IX hereof.

      SECTION 7.3 OWNERSHIP BY LIMITED PARTNER OF CORPORATE GENERAL PARTNER OR AFFILIATE. No Limited Partner shall at any time, either directly or indirectly, own any shares or other interest in the General Partner or in any Affiliate thereof if such ownership by itself or in conjunction with other shares or other interests owned by other Limited Partners would, in the opinion of counsel for the Partnership, jeopardize the classification of the Partnership as a partnership or the Company as a REIT for federal income tax purposes. The General Partner shall be entitled to make such reasonable inquiry of the Limited Partners as is required to establish compliance by the Limited Partners with the provisions of this Section 7.3 and the Limited Partners shall promptly and fully respond to such inquiries.

      SECTION 7.4 REDEMPTION RIGHT.

      (a) Subject to Section 7.4(b) and Section 7.4(c), and the provisions of any agreements between the Partnership and one or more Limited Partners, each Limited Partner shall have the right (the "Redemption Right") to require the Partnership to redeem on a Specified Redemption Date all or a portion of the Common Partnership Units held by such Limited Partner at a redemption price equal to and in the form of the Cash Amount to be paid by the Partnership. The Partnership shall have up to one (1) year (the "Payout Period") following exercise of a Redemption Right to pay the Cash Amount to the Limited Partner who is exercising the redemption right (the "Redeeming Partner"). From and after the Specified Redemption Date, the Cash Amount (or portion thereof) due and payable to a Redeeming Partner with respect to such Redeeming Partner's exercise of its Redemption Right shall bear interest at the rate equal to the lower of (i) the Company's annual dividend rate on REIT Common Shares for the prior twelve (12) month period, or (ii) eight percent (8%) per annum, until the Cash Amount (or portion thereof) shall be paid in full by the Partnership. The Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Partnership (with a copy to the General Partner) by the Redeeming Partner. A Limited Partner may not exercise the Redemption Right for less than one thousand (1,000) Common Partnership Units or, if such Limited Partner holds less than one thousand (1,000) Common Partnership Units, less than all of the Common Partnership Units held by such Partner. Moreover, a Limited Partner may not exercise the Redemption Right more than once per calendar quarter, PROVIDED, HOWEVER, that the General Partner may amend this Section 7.4(a) to limit the number of exercises of the Redemption Right by the Limited Partners to not less than once per calendar year. Neither the Redeeming Partner nor any permitted or purported assignee of any Limited Partner shall have any right with respect to any Common Partnership Units so redeemed to receive any distributions paid after the Specified Redemption Date. Neither the Redeeming Partner nor any permitted or purported assignee of any Limited Partner shall have any right, with respect to any Common Partnership Units so redeemed, to receive any distributions paid after the Specified Redemption Date. Each Redeeming Partner agrees to provide such representations and related indemnities regarding good and unencumbered title, and to execute such documents, as the General Partner may reasonably require in connection with any redemption.

      (b) Notwithstanding the provisions of Section 7.4(a), in the event a Limited Partner elects to exercise the Redemption Right, the General Partner at the direction of the Company, directly or indirectly through one or more Affiliates, may, in its sole and absolute discretion, elect to assume directly and satisfy a Redemption Right by paying to the Redeeming Partner either (i) the Cash Amount, as provided for in Section 7.4(a), or (ii) the REIT Common Shares Amount, as elected by the General Partner, as directed by the Company (in its sole and absolute discretion), on the Specified Redemption Date, provided that the Company may defer payment of the Cash Amount until the end of the Payout Period described in
Section 7.4(a) (in which case the Cash Amount shall bear interest as described in Section 7.4(a)), and provided, further, that the Company may, if it has elected so to defer payment of the Cash Amount, further elect at any time before the end of the Payout Period to pay all or any portion of the unpaid Cash Amount with REIT Common Shares having a Value equal to such portion of the Cash Amount plus any accrued but unpaid interest thereon. On any such election, the Company, directly or indirectly through one or more Affiliates, shall acquire the Common Partnership Units offered for redemption by the Redeeming Partner and shall be treated for all purposes of this Agreement as the owner of such Common Partnership Units. Unless the General Partner, as directed by the Company (in its sole and absolute discretion), shall exercise its right to assume directly and satisfy the Redemption Right, neither the General Partner nor the Company itself shall have any obligation to the Redeeming Partner or to the Partnership with respect to the Redeeming Partner's exercise of the Redemption Right. In the event the General Partner, as directed by the Company shall exercise its right to satisfy the Redemption Right in the manner described in the first sentence of this Section 7.4(b), the Partnership shall have no obligation to pay any amount to the Redeeming Partner with respect to such Redeeming Partner's exercise of the Redemption Right, and each of the Redeeming Partner, the Partnership, and the Company shall treat the transaction between the Company and the Redeeming Partner for federal income tax purposes as a sale of the Redeeming Partner's Common Partnership Units to the Company or its Affiliates. Each Redeeming Partner agrees to provide such representations and related indemnities regarding good and unencumbered title, and to execute such documents, as the Company may reasonably require in connection with the issuance of REIT Common Shares upon exercise of the Redemption Right. If the Redemption Right is satisfied by the delivery of REIT Common Shares, the Redeeming Partner shall be deemed to become a holder of REIT Common Shares as of the close of business on the Specified Redemption Date or on such later date permitted by this Section 7.4(b) that the Company delivers REIT Common Shares in satisfaction of a deferred payment of the Cash Amount, as the case may be.

Notwithstanding anything to the contrary in Section 7.4(a) or this Section 7.4(b), and in addition to the right of the Company to deliver REIT Common Shares in satisfaction of a deferred payment of the Cash Amount, as provided above, should the General Partner, as directed by the Company elect to satisfy a Redemption Right by paying the Redeeming Partner the REIT Common Shares Amount, and it is necessary to obtain Company shareholder approval in order for it to issue sufficient REIT Common Shares to satisfy such Redemption Right in full, then the Company shall have one hundred twenty (120) days beyond the Specified Redemption Date in which to obtain such shareholder approval and to pay the REIT Common Shares Amount, and the redemption date shall be required to occur by the earliest of: (i) ten (10) days after shareholder approval of the issuance of the REIT Common Shares has been obtained, if it is obtained; (ii) the date on which the General Partner, as directed by the Company elects to pay such Redeeming Partner the Cash Amount; or (iii) one hundred and thirty (130) days after the Specified Redemption Date. If such shareholder approval is not obtained, the Partnership shall pay to the Redeeming Partner the Cash Amount no later than the end of what the Payout Period would have been had the General Partner, as directed by the Company not elected to pay the REIT Common Share Amount upon the redemption, together with interest on such Cash Amount as specified in Section 7.4(a) hereof.

      (c) Notwithstanding the provisions of Section 7.4(a) and Section 7.4(b), a Limited Partner shall not be entitled to receive REIT Common Shares if the delivery of REIT Common Shares to such Partner on the Specified Redemption Date (or such later date permitted by Section 7.4(b), as applicable) by the Company pursuant to Section 7.4(b) would be prohibited under the Articles of Incorporation of the Company, as amended or restated from time to time. Without limiting the effect of the preceding sentence, no Person shall be permitted to receive REIT Common Shares if as a result of, and after giving effect to, such exercise any Person would Beneficially Own (as defined in the Articles of Incorporation of the Company, as amended or restated from time to time) more than 9.8% of the total number of issued and outstanding REIT Common Shares, unless waived by the board of directors of the Company in its sole discretion. To the extent any attempted redemption for REIT Common Shares would be a violation of this Section 7.4(c), it shall be null and void ab initio. The Cash Amount shall be paid in such instances, in accordance with the terms set forth in Section 7.4(a) or 7.4(b).

      (d) Each Limited Partner covenants and agrees with the General Partner that all Common Partnership Units delivered for redemption shall be delivered to the Partnership, the Company or its Affiliates, as the case may be, free and clear of all liens and, notwithstanding anything herein contained to the contrary, neither the General Partner, the Company (nor any of its Affiliates) nor the Partnership shall be under any obligation to acquire Common Partnership Units which are or may be subject to any liens. Each Limited Partner further agrees that, in the event any state or local property transfer tax is payable as a result of the transfer of its Common Partnership Units to the General Partner, Partnership or the Company, such Limited Partner shall assume and pay such transfer tax.

      (e) REIT Common Shares issued pursuant to Section 7.4(b) may contain such legends regarding restrictions on transfer as the Company in good faith determines to be necessary or advisable in order to (1) comply with restrictions on transfer under the Securities Act and applicable state securities laws and
(2) protect the ability of the Company to continue to qualify as a REIT.

      SECTION 7.5 WARRANTIES AND REPRESENTATIONS OF THE LIMITED PARTNERS. Each Limited Partner contributing Initial Contributed Assets hereby warrants and represents to and for the benefit of the General Partner and the Partnership that, as of the date hereof, such Limited Partner owns good, valid and marketable title to the interests in the Initial Contributed Assets being contributed to the capital of the Partnership by such Limited Partner (the "Ownership Interests") and that except as provided on Exhibit A, such Ownership Interests are free and clear of all mortgages, pledges, liens, security interests, encumbrances and restrictions of any nature whatsoever. Each Limited Partner further warrants and represents to and for the benefit of the General Partner and the Partnership that such Limited Partner has all necessary power and authority to transfer the Ownership Interests to the Partnership without the consent or authorization of, or notice to, any third party, except those third parties from whom such consents or authorizations were obtained.

      SECTION 7.6 INDEMNIFICATION BY LIMITED PARTNERS. Each Limited Partner contributing Initial Contributed Assets hereby agrees to indemnify the General Partner and the Partnership and hold the General Partner, its officers and directors and the Partnership and its partners and each of their respective representatives, successors and assigns harmless from and against any and all claims, demands, losses, liabilities, damages and expenses (including reasonable attorneys' fees) arising out of or in connection with (i) the inaccuracy of the warranties and representations made by such Limited Partner under Section 7.5 above, or (ii) the ownership of the Ownership Interests by such Limited Partner and any activities, obligations or liabilities of, or related to, the Initial Contributed Assets to which such Ownership Interest relates for all periods prior to the date of this Agreement.

      SECTION 7.7 NOTICE OF SALE OR REFINANCING. The General Partner shall notify the Limited Partners no less than thirty (30) days prior to any sale, refinancing, reduction (other than scheduled periodic amortization of principal) of debt or other event that will reduce the amount of any nonrecourse liabilities of the Partnership that a Limited Partner may include in the tax basis of his or its Partnership Interests.

      SECTION 7.8 BASIS ANALYSIS AND LIMITED PARTNER GUARANTEES.

      (a) Upon the request of any Limited Partner but subject to the General Partner's agreement, which may be withheld in the General Partner's sole discretion, the General Partner may, prior to the end of each calendar year, beginning in 2005, cause accountants to prepare and provide to the Limited Partners a study analyzing each refinancing, reduction (other than scheduled periodic amortization of principal) of debt or other event that occurred during that year that reduced the amount of any nonrecourse liabilities of the Partnership that a Limited Partner may include in the tax basis of its Partnership Interests.

      (b) Upon the request of the General Partner, or upon a Limited Partner's own election but subject to the General Partner's agreement, which may be withheld in the General Partner's sole discretion, a Limited Partner (the "Initiating Limited Partner") from time to time, may, but shall not be required to, guarantee or otherwise provide credit support for Partnership indebtedness as such Limited Partner may elect; PROVIDED, HOWEVER, that the Limited Partner shall be entitled to take such action only if the General Partner determines that any such action would not have a material adverse effect on the tax position of the General Partner. All Partners are entitled to notice of any such guarantee or credit support, and shall have the right to provide guarantees or credit support on the same terms and conditions as the Initiating Limited Partner does, and all Limited Partners interested in providing such guarantee or credit support shall cooperate with the General Partner and each other in considering any guarantee or credit support proposal, and the General Partner will cooperate in permitting or obtaining any consents for such guarantees or credit support.

                                  ARTICLE VIII
                     DISTRIBUTIONS AND PAYMENTS TO PARTNERS

      SECTION 8.1 DISTRIBUTIONS OF CASH FLOW.

      (a) The General Partner shall cause the Partnership to distribute on a quarterly basis such portion of the Cash Flow of the Partnership as the General Partner shall determine in its sole discretion. Such distributions shall be made to the Partners who are Partners on the Partnership Record Date established by the General Partner in accordance with their respective Common Percentage Interests.

      (b) In no event may a Partner receive a distribution of Cash Flow with respect to a Partnership Unit if such Partner is entitled to receive a dividend out of the Company's share of such Cash Flow with respect to a REIT Share for which all or part of such Partnership Unit has been exchanged.

      SECTION 8.2 REIT DISTRIBUTION REQUIREMENTS. Unless the General Partner determines that such a distribution would not be in the best interests of the Partnership, the General Partner shall cause the Partnership to distribute sufficient amounts to enable the

Company (i) to meet its distribution requirement for qualification as a REIT as set forth in Section 857(a)(1) of the Code, and (ii) to avoid the excise tax imposed by Section 4981 of the Code.

      SECTION 8.3 NO RIGHT TO DISTRIBUTIONS IN KIND. No Partner shall be entitled to demand property other than cash in connection with any distribution by the Partnership.

      SECTION 8.4 DISTRIBUTIONS OF DISPOSITION PROCEEDS. Disposition Proceeds shall be distributed to the Partners who have positive Capital Account balances in accordance with such Partners' respective positive Capital Account balances. The Capital Account balances of all of the Partners shall be adjusted immediately after any Capital Transaction and prior to any distribution pursuant to this Section 8.4 to reflect the allocation of all profits and losses of the Partnership through the date of the event of the transaction that produces such Disposition Proceeds.

      SECTION 8.5 WITHDRAWALS. No Partner shall be entitled to make withdrawals from its Capital Account, or withdraw as a Limited Partner, except as expressly provided herein.

      SECTION 8.6 AMENDMENT. In the event the Partnership issues additional Partnership Units pursuant to the provisions of this Agreement, the General Partner is hereby authorized to make such revisions to this Article VIII as it determines are necessary or desirable to reflect the issuance of such additional Partnership units, including without limitation, making preferential distributions to certain classes of Partnership Units.

                                   ARTICLE IX
                             TRANSFERS OF INTERESTS

      SECTION 9.1 GENERAL PARTNER.

      (a) Other than to an Affiliate of the General Partner, the General Partner may not transfer any of its General Partnership Interest or Limited Partnership Interests or withdraw as General Partner except as provided in Section 9.1(b) or in connection with a transaction described in Section 9.1(c).

      (b) Except as otherwise provided in Section 6.7 or Section 9.1(c), the General Partner, the Company or their Subsidiaries shall not engage in any merger, consolidation or other combination with or into another Person or in any sale of all or substantially all of its assets, or any reclassification, or recapitalization or change of outstanding REIT Common Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination as described in the definition of "Conversion Factor") (each of the foregoing being herein referred to as a "Transaction"), unless the Transaction also includes a merger of the Partnership or sale of substantially all of the assets of the Partnership or other transaction as a result of which all Limited Partners will receive for each Common Partnership Unit an amount of cash, securities or other property equal to the product of the Conversion Factor and the greatest amount of cash, securities or other property paid to a holder of one REIT Common Share in consideration of one REIT Common Share as a result of the Transaction; PROVIDED, HOWEVER, that if, in connection with the Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than fifty percent (50%) of the outstanding REIT Common Shares, the holders of Common Partnership Units shall receive the greatest amount of cash, securities or other property which a Limited Partner would have received had it exercised the Redemption Right and the General Partner at the direction of the Company had exercised its election to satisfy the Redemption Right by the issuance of REIT Common Shares immediately prior to the expiration of such purchase, tender or exchange offer, PROVIDED FURTHER, HOWEVER, that Education Realty Limited Partner, LLC will only be entitled to receive an amount of cash, securities or other property equal to the product of the number of REIT Common Shares that would constitute the REIT Common Shares Amount if Education Realty Limited Partner, LLC had offered all of its Common Partnership Units for redemption and the Specified Redemption Date were the date of the closing of the Transaction multiplied by the greatest amount of cash, securities or other property paid in consideration for one REIT Common Share in connection with the Transaction or in connection with a purchase, tender or exchange offer that is accepted by the holders of more than fifty percent (50%) of the outstanding REIT Common Shares, as applicable.

      (c) Notwithstanding Section 9.1(b), the General Partner, the Company or their Subsidiaries may merge into or consolidate with another entity if immediately after such merger or consolidation (i) substantially all of the assets of the successor or surviving entity (the "Surviving Partner"), other than Partnership Units held by the General Partner, Education Realty OP Limited Partners Trust, Education Realty OP Limited Partner Trust, the Company or their Subsidiaries, are contributed to the Partnership as a Capital Contribution in exchange for Partnership Units with a fair market value equal to the value of the assets so contributed as determined by the Surviving Partner in good faith and (ii) the Surviving Partner or one of its Subsidiaries expressly agrees to assume all obligations of the General Partner hereunder. Upon such contribution and assumption, the Surviving Partner shall have the right and duty to amend this Agreement as set forth in this Section 9.1(c). The Surviving Partner shall in good faith arrive at a new method for the calculation of the Cash Amount and Conversion Factor for a Common Partnership Unit after any such merger or consolidation so as to approximate the existing method for such calculation as closely as reasonably possible. Such calculation shall take into account, among other things, the kind and amount of securities, cash and other property that was receivable upon such merger or consolidation by a holder of REIT Shares or options, warrants or other rights relating thereto, and which a holder of Common Partnership Units could have acquired had such Common Partnership Units been redeemed immediately prior to such merger or consolidation. Such amendment to this Agreement shall provide for adjustment to such method of calculation, which shall be as nearly equivalent as may be practicable to the adjustments provided for with respect to the Conversion Factor. The above provisions of this Section 9.1(c) shall similarly apply to successive mergers or consolidations permitted hereunder.

      SECTION 9.2 ADMISSION OF A SUBSTITUTE OR ADDITIONAL GENERAL PARTNER. A Person shall be admitted as a Substitute or Additional General Partner of the Partnership only if the transaction giving rise to such substitution or admission is otherwise permitted under this Agreement and the following terms and conditions are satisfied:

      (a) the Person to be admitted as a Substitute or Additional General Partner shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner, and a certificate evidencing the admission of such Person as a General Partner shall have been filed for recordation and all other actions required by the Act in connection with such admission shall have been performed;

      (b) if the Person to be admitted as a Substitute or Additional General Partner is a corporation or a partnership, it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of such Person's authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and

      (c) counsel for the Partnership shall have rendered an opinion (relying on such opinions from counsel of any state or any other jurisdiction as may be necessary) that the admission of the Person to be admitted as a Substitute or Additional General Partner is in conformity with the Act and that none of the actions taken in connection with the admission of such Person as a Substitute or Additional General Partner will cause the termination of the Partnership under
Section 708 of the Code, or will cause it to be classified as other than a partnership for federal income tax purposes, or will result in the loss of any Limited Partner's limited liability status.

      SECTION 9.3 EFFECT OF BANKRUPTCY, WITHDRAWAL, DEATH OR DISSOLUTION OF A GENERAL PARTNER.

      (a) Upon the occurrence of an Event of Bankruptcy as to a General Partner (and its automatic removal pursuant to Section 9.4(a) hereof) or the withdrawal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to or removal of a partner in such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued within ninety (90) days by the remaining general partners or all remaining members of such partnership), the Partnership shall be dissolved and terminated unless the Partnership is continued pursuant to Section 9.3(b).

      (b) Following the occurrence of an Event of Bankruptcy as to a General Partner or the withdrawal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to or removal of a partner in such partnership shall be deemed not be a dissolution of such General Partner if the business of such General Partner is continued within ninety (90) days by all remaining general partners or all remaining members of such partnership), persons holding at least a majority of the Limited Partnership Interests, within ninety (90) days after such occurrence, may elect to continue the business of the Partnership for the balance of the term specified in Section 3.2 by selecting, subject to Section 9.2 and any other applicable provisions of this Agreement, a Substitute General Partner by majority vote of the Limited Partnership Interests. If the Limited Partners elect to reconstitute the Partnership and admit a Substitute General Partner, the relationship between the Partners and any Person who has acquired an interest of a Partner in the Partnership shall be governed by this Agreement.

      SECTION 9.4 REMOVAL OF A GENERAL PARTNER.

      (a) Upon the occurrence of an Event of Bankruptcy as to, or the dissolution of, a General Partner, such General Partner shall be deemed to be removed automatically; PROVIDED, HOWEVER, that if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to or removal of a partner in such partnership shall be deemed not to be a dissolution of the General Partner if the business of such General Partner is continued within ninety (90) days by the remaining general partners or all remaining members of such partnership.

      (b) If a General Partner has been removed pursuant to this Section 9.4(a) and the Partnership is not continued pursuant to Section 9.3(b), the partnership shall be dissolved.

      (c) A General Partner may not be removed by the Limited Partners with or without cause.

      SECTION 9.5 RESTRICTIONS ON TRANSFER OF LIMITED PARTNERSHIP INTERESTS.

      (a) Except as otherwise provided in this Article IX, no Limited Partner may offer, sell, assign, hypothecate, pledge or otherwise transfer its Limited Partnership Interest, in whole or in part, whether voluntarily or by operation of law or at judicial sale or otherwise (collectively, a "Transfer"), without the written consent of the General Partner, which consent may be withheld in the sole and absolute discretion of the General Partner; PROVIDED, HOWEVER, the consent required by this Section 9.5(a) shall not be required in the event of a Transfer on or after the first anniversary of the date of this Agreement by a Limited Partner that was a limited partnership as of the date of this Agreement to any of its partners. The General Partner may require, as a condition of any Transfer, that the transferor assume all costs incurred by the Partnership in connection therewith.

      (b) No Limited Partner may effect a Transfer of its Limited Partnership Interest if, (i) in the opinion of legal counsel for the Partnership, such proposed Transfer would require the registration of the Limited Partnership Interest under the Securities Act of 1933, as amended, or would otherwise violate any applicable federal or state securities or "Blue Sky" law (including investment suitability standards) or (ii) the assignee is not an Accredited Investor within the meaning of Rule 501 of the Securities Act of 1933, as amended.

      (c) No Transfer by a Limited Partner of its Partnership Units may be made to any Person if (i) in the opinion of legal counsel for the Partnership, the Transfer would result in the Partnership's being treated as an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of Section 856(i) of the Code), (ii) such transfer is effectuated through an "established securities market" or a "secondary market" (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code,
(iii) the Transfer would create a risk that the Company would not be taxed as a REIT for federal income tax purposes or (iv) assuming the Partnership Units subject to the Transfer were redeemed for REIT Shares, the redemption would create a risk that the Company would not be taxed as a REIT for federal income tax purposes.

      (d) Section 9.5(a) shall not prevent any donative Transfer by an individual Limited Partner to his immediate family members or any trust in which the individual or his immediate family members own, collectively, one hundred percent (100%) of the beneficial interests, provided that the transferor assumes all costs of the Partnership in connection therewith and any such transferee shall not have the rights of a Substitute Limited Partner (unless and until admitted as a Substitute Limited Partner pursuant to this Section 9.5 and
Section 9.6 of this Agreement).

      (e) No Transfer of a Limited Partnership Interest may be made to a lender of the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Treasury Regulations) to any lender to the Partnership whose loan constitutes a "nonrecourse liability" (as defined in Section 1.704-2(b)(3) of the Treasury Regulations), without the consent of the General Partner, in its sole and absolute discretion, provided that as a condition to such consent the lender will be required to enter into an arrangement with the Partnership and the General Partner to exchange or redeem for the Cash Amount any Partnership Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

      (f) Any Transfer in contravention of any of the provisions of this Article IX shall be void and ineffectual and shall not be binding upon, or recognized by, the Partnership.

      SECTION 9.6 ADMISSION OF SUBSTITUTE LIMITED PARTNER.

      (a) Subject to the other provisions of this Article IX (including, without limitation, the provisions of Section 9.5(a) regarding consent of the General Partner), an assignee of the Limited Partnership Interest of a Limited Partner (including, without limitation, any purchaser, transferee, donee, or other recipient of any disposition of such Limited Partnership Interest) shall be deemed admitted as a Limited Partner of the Partnership only upon the satisfactory completion of the following:

            (i) the assignee has obtained the prior written consent of the General Partner as to its admission as a Substitute Limited Partner, which consent may be given or denied in the exercise of the General Partner's sole and absolute discretion; PROVIDED, HOWEVER, that this Section 9.6(a)(i) shall not apply in the case of assignee resulting from a Transfer by a Limited Partner that was a partner as of the date of this Agreement to any of its partners;

            (ii) the assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart or an amendment thereof, including a revised Exhibit A, and such other documents or instruments as the General Partner may require in order to effect the admission of such Person as a Limited Partner;

            (iii) to the extent required, an amended certificate of limited partnership evidencing the admission of such Person as a Limited Partner shall have been signed, acknowledged and filed for record in accordance with the Act;

            (iv) the assignee shall have delivered a letter containing the representation and warranty set forth in Section 9.11 and the agreement set forth in Section 9.11;

            (v) if the assignee is a corporation, partnership or trust, the assignee shall have provided the General Partner with evidence satisfactory to counsel for the Partnership of the assignee's authority to become a Limited Partner under the terms and provisions of this Agreement;

            (vi) the assignee shall have executed a power of attorney containing the terms and provisions set forth in Article XII; and

            (vii) the assignee shall have paid all reasonable legal fees of the Partnership and the General Partner and all filing and publication costs incurred in connection with its substitution as a Limited Partner.

      (b) For the purpose of allocating profits and losses and distributing cash received by the Partnership, a Substitute Limited Partner shall be treated as having become, and appearing in the records of the Partnership as, a Partner upon the filing of the certificate described in Section 9.6(a)(iii) or, if no such filing is required, the later of the date specified in the transfer documents, or the date on which the General Partner has received all necessary instruments of transfer and substitution.

      (c) The General Partner shall as promptly as practicable take all action required to effectuate the admission of the Person seeking to become a Substitute Limited Partner, including preparing the documentation required by this Section and making all official filings and publications.

      SECTION 9.7 RIGHTS OF ASSIGNEES OF PARTNERSHIP INTERESTS.

      (a) Subject to the provisions of Sections 9.5 and 9.6 hereof, except as required by operation of law, the Partnership shall not be obligated for any purposes whatsoever to recognize the assignment by any Limited Partner of his Partnership Interest until the Partnership has received notice thereof. If the General Partner, in its sole and absolute discretion, does not consent (subject to the proviso in Section 9.6(a)(i)) to the admission of any transferee of any Partnership Interest as a Substitute Limited Partner in connection with a Transfer permitted by Section 9.5, such transferee shall be considered an assignee for the purposes of this Agreement. An assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions attributable to the Partnership Units assigned, but such assignee shall not be entitled to effect a consent or effect a Redemption Right or vote with respect to such Partnership Units on any matter presented to the Limited Partners for approval (such right to consent or vote or effect a Redemption Right, to the extent provided in this Agreement or under the Act, fully remaining with the transferor Limited Partner).

      (b) Any Person who is the assignee of all or any portion of a Limited Partner's Limited Partnership Interest, but does not become a Substitute Limited Partner and desires to make a further assignment of such Limited Partnership Interest, shall be subject to all of the provisions of this Article IX to the same extent and in the same manner as any Limited Partner desiring to make an assignment of its Limited Partnership Interest.

      SECTION 9.8 EFFECT OF BANKRUPTCY, DEATH, INCOMPETENCE OR TERMINATION OF A LIMITED PARTNER. The occurrence of an Event of Bankruptcy as to a Limited Partner, the death of a Limited Partner or a final adjudication that a Limited Partner is incompetent (which term shall include, but not be limited to, insanity) shall not cause the termination or dissolution of the Partnership, and the business of the Partnership shall continue. If an order for relief in a bankruptcy proceeding is entered against an individual Limited Partner, the trustee or receiver of his estate or, if he dies, his executor, administrator or trustee, or, if he is finally adjudicated incompetent, his committee, guardian or conservator, shall have the rights of such Limited Partner for the purpose of settling or managing his estate property and such power as the bankrupt, deceased or incompetent Limited Partner possessed to assign all or any part of his Partnership Interest and to join with the assignee in satisfying conditions precedent to the admission of the assignee as a Substitute Limited Partner.

      SECTION 9.9 TRANSFEREES. Any Partnership Interests owned by the Partners and transferred pursuant to this Article IX shall be and remain subject to all of the provisions of this Agreement.

      SECTION 9.10 ABSOLUTE RESTRICTION. Notwithstanding any provision of this Agreement to the contrary, the sale or exchange of any interest in the Partnership will not be permitted if the interest sought to be sold or exchanged, when added to the total of all other interests sold or exchanged within the period of twelve (12) consecutive months ending with the proposed date of the sale or exchange, would result in the termination of the Partnership under Section 708 of the Code, if such termination would materially and adversely affect the Partnership or any Partner.

      SECTION 9.11 INVESTMENT REPRESENTATION. Each Limited Partner hereby represents and warrants to the General Partner and to the Partnership that the acquisition of his Partnership Interest is made as a principal for his account for investment purposes only and not with a view to the resale or distribution of such Partnership Interest. Each Limited Partner agrees that he will not sell, assign or otherwise transfer his Partnership Interest or any fraction thereof, whether voluntarily or by operation of law or at judicial sale or otherwise, to any Person who does not similarly represent and warrant and similarly agree not to sell, assign or transfer such Partnership Interest or fraction thereof to any Person who does not similarly represent, warrant and agree.

                                    ARTICLE X
                         TERMINATION OF THE PARTNERSHIP

      SECTION 10.1 TERMINATION. The Partnership shall be dissolved upon (i) an Event of Bankruptcy as to the General Partner or the dissolution or withdrawal of the General Partner (unless within ninety (90) days thereafter Limited Partners holding more than fifty percent (50%) of the Limited Partnership Interests in the Partnership elect to continue the Partnership and to elect one or more persons to serve as the General Partner or General Partners of the Partnership), (ii) ninety (90) days following the sale of all or substantially all of the Partnership's assets (provided that if the Partnership receives an installment obligation as consideration for such sale or other disposition, the Partnership shall continue, unless sooner dissolved under the provisions of this Agreement, until such time as such obligation is paid in full), (iii) the expiration of the term specified in Section 3.2, (iv) the redemption of all Limited Partnership Interests (other than any of such interests held by the General Partner, Education Realty OP Limited Partner Trust or Education Realty Limited Partner, LLC), or (v) the election by the General Partner (but only in accordance with and as permitted by applicable law) that the Partnership should be dissolved. Upon dissolution of the Partnership (unless the business of the Partnership is continued as set forth above), the General Partner (or its trustee, receiver, successor or legal representative) shall proceed with the winding up of the Partnership, and its assets shall be applied and distributed as herein provided.

      SECTION 10.2 PAYMENT OF DEBTS. The assets shall first be applied to the payment of the liabilities of the Partnership (other than any loans or advances that may have been made by Partners to the Partnership) and the expenses of liquidation. A reasonable time shall be allowed for the orderly liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to enable the General Partner to minimize any losses resulting from liquidation.

      SECTION 10.3 DEBTS TO PARTNERS. The remaining assets shall next be applied after payments of the Partnership's debts and liabilities referred to in Section
10.2 to the repayment of any loans made by any Partner to the Partnership.

      SECTION 10.4 REMAINING DISTRIBUTION. The remaining assets after payment of all Partnership debts and liabilities referred to in Sections 10.2 and 10.3 shall then be distributed to the Partners in accordance with their positive Capital Account balances, determined after taking into account all Capital Account adjustments for all prior periods and the Partnership taxable year during which the liquidation occurs.

      SECTION 10.5 RESERVE. Notwithstanding the provisions of Sections 10.3 and 10.4, the General Partner may retain such amount as it deems necessary as a reserve for any contingent liabilities or obligations of the Partnership, which reserve, after the passage of a reasonable period of time, shall be distributed pursuant to the provisions of this Article X.

      SECTION 10.6 FINAL ACCOUNTING. Each of the Partners shall be furnished with a statement examined by the Partnership's independent accountants, which shall set forth the assets and liabilities of the Partnership as of the date of the complete liquidation. Upon the compliance by the General Partner with the foregoing distribution plan, the Limited Partners shall cease to be such, and the General Partner, as the sole remaining Partner of the Partnership, shall execute and cause to be filed a Certificate of Cancellation of the Partnership and any and all other documents necessary with respect to termination and cancellation of the Partnership.

                                   ARTICLE XI
                                   AMENDMENTS

      SECTION 11.1 AUTHORITY TO AMEND.

      (a) In addition to any other provisions of this Agreement that expressly empower and enable the General Partner to amend this Agreement without the approval of any other Partner, this Agreement may be amended by the General Partner without the approval of any other Partner if such amendment (i) is solely for the purpose of clarification or is of an inconsequential nature and does not change the substance hereof and the Partnership has obtained an opinion of counsel to that effect, (ii) is to add to the obligations of the General Partner or causes the General Partner to surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners, (iii) is to reflect the admission, substitution, termination or withdrawal of Partners in accordance with this Agreement or to amend the calculation of the Cash Amount and the Conversion Factor pursuant to a transaction described in Section 9.1(c), (iv) is to set forth the designations, right, powers, duties and preferences of the holders of any additional Partnership Interests issued pursuant to Section 4.3, (v) is to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion ruling or regulation of a federal or state agency or contained in federal or state law, or (vi) is, in the opinion of counsel for the Partnership, necessary or appropriate to satisfy requirements of the Code with respect to partnerships or REITs or of any federal or state securities laws or regulations. Any amendment made pursuant to this
Section 11.1(c) may be made effective as of the date of this Agreement.

      (b) Notwithstanding any contrary provision of this Agreement, any amendment to this Agreement or other act which would (i) adversely affect the limited liability of the Limited Partners, (ii) impose on the Limited Partners any obligation to make additional Capital Contributions to the Partnership,
(iii) change the method of allocation of profit and loss as provided in Article V or the distribution provisions of Articles VIII and X hereof (except as permitted in Sections 4.3, 5.1 and 8.6 hereof), (iv) seek to impose personal liability on the Limited Partners, or (v) affect the operation of the Conversion Factor of the Redemption Right (other than pursuant to Sections 7.4(a) or 11.1(a)(iii)) shall require the consent and approval of Partners holding more than fifty percent (50%) of the Common Percentage Interests.

      (c) Except as otherwise specifically provided in this Section 11.1, amendments to this Agreement shall require the approval of Partners holding more than fifty percent (50%) of the Common Percentage Interests. Any amendment to this Agreement requiring the approval of Partners holding fifty percent (50%) of the Common Percentage Interests may be proposed by the General Partner or by any Limited Partners holding twenty-five percent (25%) or more of the Common Percentage Interests, and any such amendment proposed by Limited Partners holding twenty-five percent (25%) or more of the Common Percentage Interests shall be promptly submitted by the General Partner to the Partners for a vote.

      SECTION 11.2 NOTICE OF AMENDMENTS. A copy of any amendment to be approved by the Partners pursuant to Sections 11.1(b) or 11.1(c) shall be mailed in advance to such Partners. Partners shall be notified as to the substance of any amendment pursuant to Sections 11.1(a), 11.1(b) or 11.1(c), and upon request shall be furnished a copy thereof.

                                   ARTICLE XII
                                POWER OF ATTORNEY

      SECTION 12.1 POWER. Each of the Limited Partners irrevocably constitutes and appoints the General Partner as such Limited Partner's true and lawful attorney in such Limited Partner's name, place and stead to make, execute, swear to, acknowledge, deliver and file:

      (a) Any certificates or other instruments which may be required to be filed by the Partnership under the laws of the State of Delaware or of any other state or jurisdiction in which the General Partner shall deem it advisable to file;

      (b) Any documents, certificates or other instruments, including, but not limited to, (i) any and all amendments and modifications of this Agreement or of the instruments described in Section 12.1(a) which may be required or deemed desirable by the General Partner to effectuate the provisions of any part of this Agreement, (ii) all instruments relating to the admission, withdrawal, removal or substitution of any Partner, and (iii) by way of extension and not limitation, to do all such other things as shall be necessary to continue and to carry on the business of the Partnership; and

      (c) All documents, certificates or other instruments that may be required to effectuate the dissolution and termination of the Partnership, to the extent such dissolution and termination is authorized hereby. The power of attorney granted hereby shall not constitute a waiver of, or be used to avoid, the rights of the Partners to approve certain amendments to this Agreement pursuant to Sections 11.1(b) and 11.1(c) or be used in any other manner inconsistent with the status of the Partnership as a limited partnership or inconsistent with the provisions of this Agreement. Each such Limited Partner hereby agrees to be bound by any representation made by the General Partner, acting in good faith pursuant to such power of attorney; and each such Limited Partner hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner taken in good faith under such power of attorney.

      SECTION 12.2 SURVIVAL OF POWER. It is expressly intended by each of the Partners that the foregoing power of attorney is coupled with an interest, is irrevocable and shall survive the death, incompetence, dissolution, liquidation or adjudication of insanity or bankruptcy or insolvency of each such Partner. The foregoing power of attorney shall survive the delivery of an assignment by any of the Partners of such Partner's entire interest in the Partnership, except that where an assignee of such entire interest has become a substitute Limited Partner, then the foregoing power of attorney of the assignor Partner shall survive the delivery of such assignment for the sole purpose of enabling the General Partner to execute, acknowledge and file any and all instruments necessary to effectuate such substitution.

                                  ARTICLE XIII
                    CONSENTS, APPROVALS, VOTING AND MEETINGS

      SECTION 13.1 METHOD OF GIVING CONSENT OR APPROVAL. Any consent or approval required by this Agreement may be given as follows:

      (a) by a written consent given by the consenting Partner and received by the General Partner at or prior to the doing of the act or thing for which the consent is solicited, provided that such consent shall not have been nullified by:

            (i) Notice to the General Partner of such nullification by the consenting Partner prior to the doing of any act or thing, the doing of which is not subject to approval at a meeting called pursuant to Section 13.2, or

            (ii) Notice to the General Partner of such nullification by the consenting Partner prior to the time of any meeting called pursuant to
      Section 13.2 to consider the doing of such act or thing, or

            (iii) The negative vote by such consenting Partner at any meeting called pursuant to Section 13.2 to consider the doing of such act or thing.

      (b) by the affirmative vote by the consenting Partner for the doing of the act or thing for which the consent is solicited at any meeting called pursuant to Section 13.2 to consider the doing of such act or thing; or

      (c) by the failure of the Partner to respond or object to a request from the General Partner for such Partner's consent within thirty (30) days from its receipt of such request (or such shorter period of time as the General Partner may indicate in such request in order to ensure that the General Partner has sufficient time to respond, if required, to any third party with respect to the subject matter of such request).

      SECTION 13.2 MEETINGS OF LIMITED PARTNERS. Any matter requiring the consent or vote of all or any of the Partners may be considered at a meeting of the Partners held not less than five (5) nor more than sixty (60) days after notice thereof shall have been given by the General Partner to all Partners. Such notice (i) may be given by the General Partner, in its discretion, at any time, or (ii) shall be given by the General Partner within fifteen (15) days after receipt from Limited Partners holding more than fifty percent (50%) of the Common Percentage Interests of a request for such meeting.

      SECTION 13.3 OPINION. Except for consents obtained pursuant to Sections
13.1 or 13.2, no Limited Partner shall exercise any consent or voting rights unless either (a) at the time of the giving of consent or casting of any vote by the Partners hereunder, counsel for the Partnership or counsel employed by the Limited Partners shall have delivered to the Partnership an opinion satisfactory to the Partners to the effect that such conduct (i) is permitted by the Act,
(ii) will not impair the limited liability of the Limited Partners, and (iii) will not adversely affect the classification of the Partnership as a partnership for federal income tax purposes, or (b) irrespective of the delivery or nondelivery of such opinion of counsel, Limited Partners holding more than seventy-five percent (75%) of the Common Percentage Interests of the Limited Partners determine to exercise their consent or voting rights.

      SECTION 13.4 SUBMISSIONS TO PARTNERS. The General Partner shall give the Partners notice of any proposal or other matter required by any provision of this Agreement, or by law, to be submitted for consideration and approval of the Partners. Such notice shall include any information required by the relevant provision or by law.

                                   ARTICLE XIV
                                  MISCELLANEOUS

      SECTION 14.1 GOVERNING LAW. The Partnership and this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

      SECTION 14.2 AGREEMENT FOR FURTHER EXECUTION. At any time or times upon the request of the General Partner, the Limited Partners hereby agree to sign, swear to, acknowledge and deliver all further documents and certificates required by the laws of Delaware, or any other jurisdiction in which the Partnership does, or proposes to do, business, or which may be reasonable, necessary, appropriate or desirable to carry out the provisions of this Agreement or the Act. This Section 14.2 shall not prejudice or affect the rights of the Limited Partners to approve certain amendments to this Agreement pursuant to Sections 11.1(b) and 11.1(c).

      SECTION 14.3 ENTIRE AGREEMENT. This Agreement and the exhibits attached hereto contain the entire understanding among the parties and supersede any prior understandings or agreements among them respecting the within subject matter. There are no representations, agreements, arrangements or understandings, oral or written, between or among the parties hereto relating to the subject matter of this Agreement which are not fully expressed herein.

      SECTION 14.4 SEVERABILITY. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations of the jurisdictions in which the Partnership does business. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

      SECTION 14.5 NOTICES. Notices to Partners or to the Partnership shall be deemed to have been given when personally delivered, mailed by prepaid registered or certified mail, or sent for next day delivery via a nationally recognized overnight courier or delivery service, addressed as set forth in Exhibit A attached hereto, unless a notice of change of address has previously been given in writing by the addressee to the addressor, in which case such notice shall be addressed to the address set forth in such notice of change of address.

      SECTION 14.6 TITLES AND CAPTIONS. All titles and captions are for convenience only, do not form a substantive part of this Agreement, and shall not restrict or enlarge any substantive provisions of this Agreement.

      SECTION 14.7 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each one of which shall constitute an original executed copy of this Agreement.

      SECTION 14.8 PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons may require.

      SECTION 14.9 SURVIVAL OF RIGHTS. Subject to the provisions hereof limiting transfers, this Agreement shall be binding upon and inure to the benefit of the Partners and the Partnership and their respective legal representatives, successors, transferees and assigns.

      SECTION 14.10 WAIVER. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any covenant, duty, agreement or condition.

      SECTION 14.11 CREDITORS. Other than as expressly set forth herein with respect to the Indemnitees, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

      SECTION 14.12 UNIT CERTIFICATES. If the General Partner so elects, Units shall be evidenced by numbered certificates in such form as shall be approved by the General Partner, signed by the General Partner. Any such Unit certificates shall be kept in a book and shall be issued in consecutive order therefrom. The name of the person owning the Units, the number of Units, and the date of issue shall be entered on the stub of each certificate. Unit certificates exchanged or returned shall be canceled by the General Partner and returned to their original place in the Unit book.

                         (SIGNATURES ON FOLLOWING PAGE)

      IN WITNESS WHEREOF, the parties have hereunto set their hands as of the day and year first above written.

                                      GENERAL PARTNER

                                      EDUCATION REALTY OP GP, INC.,
                                      a Delaware corporation

                                      By: ________________________________
                                          Paul O. Bower, President

                                      LIMITED PARTNERS

                                      EDUCATION REALTY LIMITED PARTNER, LLC.,
                                      a Delaware limited liability company

                                      By: ________________________________
                                      Its: _______________________________

                                      EDUCATION REALTY OP LIMITED PARTNER TRUST, a Maryland business trust

                                      By: ________________________________
                                      Its: _______________________________

The undersigned has executed this Agreement not as a Partner of the Partnership but to agree to the provisions of this Agreement imposing obligations on and granting rights to the Company.

                                      EDUCATION REALTY TRUST, INC.

                                      By: ________________________________

                                      Its: _______________________________

                                    EXHIBIT A
                        LIST OF PARTNERS AND CONTRIBUTED
                          ASSETS AS OF _________, 2004

                                                   AGREED
                                 INITIAL          VALUE OF         COMMON             COMMON
                              CONTRIBUTED        CONTRIBUTED     PARTNERSHIP        PERCENTAGE
                                 ASSET              ASSET           UNITS            INTEREST
PARTNERS:

GENERAL PARTNER:

Education Realty OP GP,       Cash in the
Inc.                           amount of
                              $________           $________         _____              ____%

LIMITED PARTNERS:

Education Realty Limited      Cash in the
Partner Trust                  Amount of
                              $________           $________         _____              ____%

                              Membership
                            Interests in C
                               Station,
                               L.L.C.**

                             Shares of
                              Allen &
                               O'Hara
                             Education
                             Services,
                               Inc.**

Allen & O'Hara, Inc.                                $___              _____              ____%

                             Interest in
                               Gables
                              property*

                              Membership
                             Interest in
                              Education
                              Properties
                             Trust, LLC*

Paul O. Bower                 Membership
                            Interest in C
                            Station, L.L.C.         $___              _____              ____%

                              Membership
                            Interests in C
                               Station,
                               L.L.C.*

Thomas J. Hickey                                    $___              _____              ____%

                              Shares of
                                Allen
                               & O'Hara
                              Education

                              Services,
                                Inc.*

                              Interest in
                                Gables
                               property*

                              Membership
                             Interest in
                              Education
                              Properties
                              Trust, LLC*

                              Membership
                            Interests in C
                               Station,
                               L.L.C.**

                              Shares of
                               Allen &
                               O'Hara
                              Education
                              Services,
                                Inc.*

Craig L. Cardwell                                   $___              _____              ____%

                             Interest in
                                Gables
                              property*

                             Membership
                            Interest in
                             Education
                             Properties
                             Trust, LLC*

                             Membership
                            Interests in C
                              Station,
                              L.L.C.*

                              Shares of
                               Allen &
                               O'Hara
                              Education
                              Services,
                                Inc.*

Randall H. Brown                                    $___              _____              ____%

                             Interest in
                                Gables
                               property*

                              Membership
                             Interest in
                              Education
                              Properties

                              Trust, LLC*

                              Membership
                            Interests in C
                               Station,
                               L.L.C.*

                              Shares of
                               Allen &
                                O'Hara
                              Education
                               Services,
                                Inc.*

Wallace L. Wilcox                                   $___              _____              ____%

                             Interest in
                               Gables
                              property*

                              Membership
                             Interest in
                              Education
                             Properties
                             Trust, LLC*

                              Membership
                            Interests in C
                              Station,
                               L.L.C.*

                              Shares of
                               Allen &
                               O'Hara
                              Education
                              Services,
                                 Inc.*

William W. Harris                                   $___              _____              ____%

                             Interest in
                               Gables
                              property*

                               Membership
                               Interest in
                                Education
                               Properties
                               Trust, LLC*

JPI Entity                       [Insert
                               Properties]          $___              _____              ____%

* Such Limited Partner held an indirect interest in such contributed property and received Common Partnership Units by virtue of one or a series of distributions by the direct owners (and any other indirect owners) of such contributed property.

** Such Limited Partner held a direct interest in a portion of such contributed property as well as an indirect interest in a portion of such contributed property. Such Limited Partner received the Common Partnership Units attributable to its indirect interest in such contributed property by virtue of one or a series of distributions by the direct owners (and any other indirect owners) of such contributed property.

                                    EXHIBIT B
                           FEDERAL INCOME TAX MATTERS

For purposes of interpreting and implementing Article V of the Partnership Agreement, the following rules shall apply and shall be treated as part of the terms of the Partnership Agreement:

A. SPECIAL ALLOCATION PROVISIONS.

      1. For purposes of determining the amount of gain or loss to be allocated pursuant to Article V of the Partnership Agreement, any basis adjustments permitted pursuant to Section 743 of the Code shall be disregarded.

      2. When Partnership Interests are transferred during any taxable year, the General Partner intends to allocate Partnership income, loss, deductions and credits using the closing of the books method.

      3. Notwithstanding any other provision of the Partnership Agreement, to the extent required by law, income, gain, loss and deduction attributable to property contributed to the Partnership by a Partner shall be shared among the Partners so as to take into account any variation between the basis of the property and the fair market value of the property at the time of contribution in accordance with the requirements of Section 704(c) of the Code and the applicable regulations thereunder as more fully described in Part B hereof. Treasury Regulations under Section 704(c) of the Code allow partnerships to use any reasonable method for accounting for Book-Tax Differences for contributions of property so that a contributing partner receives the tax benefits and burdens of any built-in gain or loss associated with contributed property. The Operating Partnership shall account for Book-Tax Differences using a method determined by the General Partner in its sole and absolute discretion. An allocation of remaining built-in gain under Section 704(c) will be made when Section 704(c) property is sold.

      4. Notwithstanding any other provision of the Partnership Agreement, in the event the Partnership is entitled to a deduction for interest imputed under any provision of the Code on any loan or advance from a Partner (whether such interest is currently deducted, capitalized or amortized), such deduction shall be allocated solely to such Partner.

      5. Notwithstanding any provision of the Partnership Agreement to the contrary, to the extent any payments in the nature of fees made to a Partner or reimbursements of expenses to any Partner are finally determined by the IRS to be distributions to a Partner for federal income tax purposes, there will be a gross income allocation to such Partner in the amount of such distribution.

      6. (a) Notwithstanding any provision of the Partnership Agreement to the contrary and subject to the exceptions set forth in Section 1.704-2(f)(2)-(5) of the Treasury Regulations, if there is a net decrease in Partnership Minimum Gain during any Partnership fiscal year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain determined in accordance with Section 1.704-2(g)(2) of the Treasury Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Section 1.704-2(f) of the Treasury Regulations. This paragraph 6(a) is intended to comply with the minimum gain chargeback requirement in such Section of the Treasury Regulations and shall be interpreted consistently therewith. To the extent permitted by such Section of the Treasury Regulations and for purposes of this paragraph 6(a) only, each Partner's Adjusted Capital Account Balance shall be determined prior to any other allocations pursuant to Article V of the Partnership Agreement with respect to such fiscal year and without regard to any net decrease in Partner Minimum Gain during such fiscal year.

      (b) Notwithstanding any provision of the Partnership Agreement to the contrary, except paragraph 6(a) of this Exhibit and subject to the exceptions set forth in Section 1.704-2(i)(4) of the Treasury Regulations, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership fiscal year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain, determined in accordance with Section 1.704-2(i)(3) of the Treasury Regulations, shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain, determined in accordance with Section 1.704-2(i)(5) of the Treasury Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Section 1.704-2(i)(4) of the Treasury Regulations. This paragraph 6(b) is intended to comply with the minimum gain chargeback requirement in such Section of the Treasury Regulations and shall be interpreted consistently therewith. Solely for purposes of this paragraph 6(b), each Partner's Adjusted Capital Account Balance shall be determined prior to any other allocations pursuant to
Article V of the Partnership Agreement with respect to such fiscal year, other than allocations pursuant to paragraph 6(a) hereof.

      7. Notwithstanding any provision of the Partnership Agreement to the contrary, in the event any Partners unexpectedly receive any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6),
items of Partnership income and gain shall be specially allocated to such Partners in an amount and manner sufficient to eliminate the deficits in their Adjusted Capital Account Balances created by such adjustments, allocations or distributions as quickly as possible.

      8. No loss shall be allocated to any Partner to the extent that such allocation would result in a deficit in its Adjusted Capital Account Balance while any other Partner continues to have a positive Adjusted Capital Account Balance; in such event, losses shall first be allocated to any Partners with positive Adjusted Capital Account Balances, and in proportion to such balances, to the extent necessary to reduce their positive Adjusted Capital Account Balances to zero. Any excess shall be allocated to the General Partner.

      9. Any special allocations of items pursuant to this Part A shall be taken into account in computing subsequent allocations so that the net amount of any items so allocated and the profits, losses and all other items allocated to each such Partner pursuant to Article V of the Partnership Agreement shall, to the extent possible, be equal to the net amount that would have been allocated to each such Partner pursuant to the provisions of Article V of the Partnership Agreement if such special allocations had not occurred.

      10. Notwithstanding any provision of the Partnership Agreement to the contrary, Nonrecourse Deductions for any fiscal year or other period shall be specially allocated to the Partners in the manner and in accordance with the percentages set forth in Section 5.1 of the Partnership Agreement.

      11. Notwithstanding any provision of the Partnership Agreement to the contrary, any Partner Nonrecourse Deduction for any fiscal year or other period shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Section 1.704-2(i) of the Treasury Regulations.

B. CAPITAL ACCOUNT ADJUSTMENTS AND 704(c) TAX ALLOCATIONS.

      1. For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes; PROVIDED, HOWEVER, that:

            (a) Any income, gain or loss attributable to the taxable disposition of any property shall be determined by the Partnership as if the adjusted basis of such property as of such date of disposition was equal in amount to (i) the Agreed Value in the case of the Initial Contributed Assets or other contributed properties, or (ii) the Carrying Value with respect to property subsequently purchased.

            (b) The computation of all items of income, gain, loss and deduction shall be made by the Partnership and, as to those items described in Section 705(a)(1)(B) or Section 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalizable for federal income tax purposes.

      2. A transferee of a Partnership Interest will succeed to the Capital Account relating to the Partnership Interest transferred.

      3. Upon an issuance of additional Partnership Interests, the Capital Accounts of all Partners (and the Agreed Values of all Partnership properties) shall, immediately prior to such issuance, be adjusted (consistent with the provisions hereof) upward or downward to reflect any unrealized gain or unrealized loss attributable to each Partnership property (as if such unrealized gain or unrealized loss had been recognized upon an actual sale of such property at the fair market value thereof, immediately prior to such issuance, and had been allocated to the Partners, at such time, pursuant to Article V of the Partnership Agreement). In determining such unrealized gain or unrealized loss attributable to the properties, the fair market value of Partnership properties shall be determined by the General Partner using such reasonable methods of valuation as it may adopt.

      4. Immediately prior to the distribution of any Partnership property in liquidation of the Partnership, the Capital Accounts of all Partners shall be adjusted (consistent with the provisions hereof and Section 704 of the Code) upward or downward to reflect any unrealized gain or unrealized loss attributable to the Partnership property (as if such unrealized gain or unrealized loss had been recognized upon an actual sale of each such property, immediately prior to such distribution, and had been allocated to the Partners, at such time, pursuant to Article V of the Partnership Agreement). In determining such unrealized gain or unrealized loss attributable to property, the fair market value of Partnership property shall be determined by the General Partner using such reasonable methods of valuation as it may adopt.

      5. In accordance with Section 704(c) of the Code and the regulations thereunder, income, gain, loss and deduction with respect to any property shall, solely for tax purposes, and not for Capital Account purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes.

      6. In the event the Agreed Value of any Partnership asset is adjusted as described in paragraph 3 above, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Agreed Value in the same manner as under Section 704(c) of the Code and the regulations thereunder.

      7. Any elections or other decisions relating to such allocations shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of this Agreement.

C. DEFINITIONS.

      1. For the purposes of this Exhibit, the following terms shall have the meanings indicated unless the context clearly indicates otherwise:

      "ADJUSTED CAPITAL ACCOUNT BALANCE": means the balance in the Capital Account of a Partner as of the end of the relevant fiscal year of the Partnership, after giving effect to the following: (i) credit to such Capital Account any amounts the Partner is obligated to restore, pursuant to the terms of this Agreement or otherwise, or is deemed obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Treasury Regulations, and (ii) debit to such capital account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Treasury Regulations.

      "AGREED VALUE": means the net fair market value of Contributed Property as agreed to by the Contributing Partner and the Partnership (or other property subsequently adjusted to reflect contributions), using such reasonable method of valuation as they may adopt and as adjusted from time to time pursuant to Paragraph B.3 of this Exhibit.

      "BOOK-TAX DIFFERENCE" means, with respect to any item of Contributed Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Book-Tax Difference in all of its Contributed Property will be reflected by the difference between such Partner's Capital Account balance and the hypothetical balance of such Partner's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

      "CARRYING VALUE": means the adjusted basis of such property for federal income tax purposes as of the time of determination.

      "NONRECOURSE DEDUCTIONS": shall have the meaning set forth in Section 1.704-2(b)(1) of the Treasury Regulations. The amount of Nonrecourse Deductions for a Partnership fiscal year equals the excess, if any, of the net increase, if any, in the amount of Partnership Minimum Gain during that fiscal year over the aggregate amount of any distributions during that fiscal year of proceeds of a Nonrecourse Liability, that are allocable to an increase in

Partnership Minimum Gain, determined according to the provisions of Section 1.704-2(c) of the Treasury Regulations.

      "NONRECOURSE LIABILITY": shall have the meaning set forth in Section 1.704-2(b)(3) of the Treasury Regulations.

      "PARTNER NONRECOURSE DEBT MINIMUM GAIN": means an amount, with respect to each Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i) of the Treasury Regulations.

      "PARTNER NONRECOURSE DEBT": shall have the meaning set forth in Section 1.704-2(b)(4) of the Treasury Regulations.

      "PARTNER NONRECOURSE DEDUCTIONS": shall have the meaning set forth in
Section 1.704-2(i)(2) of the Treasury Regulations. For any Partnership taxable year, the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt equal the net increase during the year, if any, in the amount of Partner Nonrecourse Debt Minimum Gain reduced (but not below zero) by proceeds of the liability that are both attributable to the liability and allocable to an increase in the Partner Nonrecourse Debt Minimum Gain.

      "PARTNERSHIP AGREEMENT": shall mean this Amended and Restated Limited Partnership Agreement of Education Realty Operating Partnership, LP.

      "PARTNERSHIP MINIMUM GAIN": shall have the meaning set forth in Sections 1.704-2(b)(2) and 1.704-2(d) of the Treasury Regulations.

      For purposes of this Exhibit, all other capitalized terms will have the same definition as in the Partnership Agreement.

                                    EXHIBIT C
                     NOTICE OF EXERCISE OF REDEMPTION RIGHT

      The undersigned hereby irrevocably (i) presents for redemption Partnership Units (as defined in the Partnership Agreement defined below) in Education Realty Operating Partnership, LP, in accordance with the terms of the Agreement of Limited Partnership of Education Realty Operating Partnership, LP (the "Partnership Agreement"), and the Redemption Right (as defined in the Partnership Agreement) referred to therein, (ii) surrenders such Partnership Units and all right, title and interest therein, and (iii) directs that the Cash Amount or REIT Shares (both as defined in the Partnership Agreement) deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if REIT Shares are to be delivered, such REIT Shares be registered or placed in the name(s) and at the addresses specified below.

Dated:                                          ________________________________

Name of Limited Partner:

_________________________________________
(Signature of Limited Partner)

_________________________________________
(Street Address)

_________________________________________
_________________________________________
(City State Zip Code)

IF REIT Shares are to be issued, issue to:

_________________________________________
(Name)

_________________________________________
(Social Security or Identifying Number)

                                    EXHIBIT N
                              KNOWLEDGE INDIVIDUALS

JPI - KNOWLEDGE INDIVIDUALS

Darin Cook                         Senior Vice President / Portfolio Manager

Kay Corse                          Regional Manager

Tresa Harting                      Vice President/Divisional Manager

Stacey Lecocke                     Regional Manager

Ben Montgomery                     Regional Asset Manager

Jennifer Roden                     Regional Manager

Colin Strong                       Senior Regional Asset Manager

BUYER'S KNOWLEDGE INDIVIDUALS

Paul O. Bower

Craig L. Cardwell

Randall Brown

                                    EXHIBIT O

                   AGREEMENT REGARDING CONTRIBUTED PROPERTIES

      This Agreement Regarding Contributed Properties (the "Agreement") is made as of this _____ day of _______________, _______ by and among EDUCATION REALTY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the "Partnership"), EDUCATION REALTY TRUST, INC., a Maryland real estate investment trust and general partner of the Partnership (the "General Partner"), ___________________________________ ("____________"), and each person listed on the signature pages (and their successors and assigns) as a protected person (individually a "Protected Person" and collectively, the "Protected Persons").

      WHEREAS, the Protected Persons are indirect partners in _____________,

      WHEREAS, pursuant to that certain Contribution Agreement dated as of ____________, _______, between _____________ and the Partnership (the
"Contribution Agreement") _____________ contributed to the Partnership (the "Contribution") the Contributed Property and the Existing Loan (as such terms are defined in the Contribution Agreement are herein referred to as the "Contributed Property") with respect to the ________________ commonly known as the ________________________ ("______________"), and more specifically described in the Contribution Agreement.

      WHEREAS, all capitalized terms used herein and not defined shall have the respective meanings ascribed to them in the Contribution Agreement.

      NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto mutually covenant and agree as follows:

      Section 1. Restrictions on Sale.

            (a) Subject to the exceptions set forth in paragraph (b) of this 0, the General Partner and the Partnership jointly and severally covenant, agree and guarantee that for a period of five (5) years from the date of the closing of the transaction contemplated by the Contribution Agreement, the Partnership will not transfer or dispose of or permit or suffer the transfer or disposition of any of its interest in the Contributed Property, directly or indirectly, voluntarily or involuntarily, by operation of law, by foreclosure or otherwise (a "Disposition") unless the Partnership pays the Protected Persons the Tax Damages Amount, if any, resulting from such Disposition. For purposes of this 0, subject to the exceptions set forth in paragraph (b) of this 0, a Disposition of an interest in the Contributed Property shall include any event or occurrence in which income or gain is recognized pursuant to, or as a result of,
      Section 704(c) directly or indirectly by the Protected Persons in excess of the income or gain allocable directly or indirectly to the Protected Persons for book purposes under 704(b) of the Code in accordance with the applicable statutes, regulations, and rules in effect on the date of this Agreement, including, but not limited to any voluntary or involuntary sale (including a foreclosure or transfer in lieu of foreclosure), assignment, transfer, exchange, contribution, merger, consolidation, distribution or other disposition or conveyance of all or any portion of, or of all or any portion of any direct or indirect interest in, the Contributed Property. Subject to the exceptions set forth in paragraph (b) of this 0, it shall also include income or gain allocable directly or indirectly to the Protected Persons due to reduction by the Partnership in the Protected Persons' direct or indirect share of Non-Recourse

      Indebtedness (as defined in Treasury Regulation Section 1.704-2(b)(3) and as defined as qualified non-recourse financing under Treasury Regulation
      Section 1.465-27) under Section 731 of the Code, whether direct or indirect, voluntary or involuntary, by operation of law, by foreclosure or otherwise to an amount less than specified in Section 3.

            (b) The restrictions on a Disposition under paragraph (a) of this 0, including the requirement not to change the Protected Persons' direct or indirect share of Non-Recourse Indebtedness under Section 731 of the Code, shall not apply to events outside of the General Partner's and the Partnership's and their applicable Affiliates' control ("Non-Control Events"), such as a Disposition pursuant to a condemnation or eminent domain proceeding or other involuntary conversion. However, without limitation, Non-Control Events shall not include:

                  (i) financial inability to pay or perform any obligation;

                  (ii) a bankruptcy, insolvency, receivership or similar
            proceeding, or any Disposition resulting therefrom or any assignment for the benefit of creditors; or

                  (iii) a foreclosure.

            (c) The Partnership shall be entitled to exchange the Contributed Property in an exchange qualifying under Section 1031 provided that no gain is recognized for federal or state income tax purposes in or as a result of the exchange. Nothing in this 0 shall prevent the Partnership from (i) pledging or encumbering any of the Contributed Property or (ii) assigning, transferring or otherwise disposing of the Contributed Property, as applicable to a subsidiary 100% of the beneficial ownership interests of which is owned by the Partnership as long as such pledge, encumbrance or transfer does not result in the allocation of taxable income or gain to any Protected Person under Code Section 704(c) or due to reduction by the Partnership in the Protected Person's direct or indirect Share of Non-Recourse Indebtedness.

      Section 2. Tax Allocations. The Partnership shall use the traditional method with curative allocations on sale (and not the remedial method) as contemplated by Treasury Regulation ss.1.704-3(c) applied on a property-by-property basis to allocate book-tax differences with respect to each property included as the Contributed Property. In making allocations of income, gain, loss, deduction, and credit, the General Partner of the Partnership shall use the proration method in accordance with Section 706(d) of the Code.

      Section 3. Allocation of the Loans. Subject to future changes in applicable law or an adverse determination by applicable tax authorities, so long as a Protected Person holds Units constituting at least 25% of the Units received by such Protected Person on account of the Contribution, the Partnership shall maintain at all times during the term of this Agreement Non-Recourse Indebtedness, without any prepayment or other reduction, in an amount so that the Protected Persons' allocable share from the Partnership of all "excess non-recourse liability" under Treasury Regulation Section 1.752-3(c) shall be no less than the Protected Person' aggregate deficit capital account in the Partnership as of the date of the Contribution.

      Section 4. Tax Return Preparation. _____________ shall provide the Partnership with such information relating to the Property, Protected Persons and such other information and assistance as the Partnership may reasonably request, in order to assist the Partnership in preparing its tax returns and satisfying its obligations under this Agreement.

      Section 5. Tax Damages Amount.

            (a) If there is a Disposition described in 0 of this Agreement which requires payment of the Tax Damages Amount (a "Tax Event Disposition"), the Partnership shall pay to each Protected Person an amount (the "Tax Damages Amount") which shall be equal to the sum of X plus Y below.

                  (i) X shall be equal to the Tax Amount (as determined below).
            The Tax Amount determined as follows:

                        (1) The "Tax Amount" shall equal, as to each Protected
                  Person, the amount determined by multiplying the difference between (i) the "Gain Amount" with respect to such property allocated to such Protected Person and (ii) the cumulative losses, if any, previously allocated to such Protected Person by the Partnership with respect to the Units received in the Contribution but only to the extent of such losses that would be deductible dollar for dollar against the Gain Amount if such losses were recognized in the same tax year as the Gain Amount and such losses are not otherwise limited under Section 465, 469 or 704(d) of the Code, by the maximum combined federal, state and local income tax rate applicable to such income or gain (taking into account the amount and character of the income and gain) for the taxable year of the Protected Person in which the disposition occurs, irrespective of the actual tax liability which may be incurred by the Protected Person which recognizes such income or gain and without regard to any Federal or state income tax attributes applicable to the Protected Person, and reducing the resulting product by the amount any credits, if any, allocated to such Protected Person.

                        (2) The "Gain Amount" shall equal the sum of the
                  "Deferred Gain Amount" plus the "Section 752 Gain Amount."

                        (3) The "Deferred Gain Amount" shall equal the taxable
                  gain recognized by the Partnership upon a Tax Event Disposition to be allocated directly or indirectly to the Protected Person under Section 704(c) of the Code with respect to the Contributed Property reduced by any gain resulting from the Protected Person's prior direct or indirect voluntary or involuntary disposition of Units.

                        (4) The "Section 752 Gain Amount" shall equal the amount
                  of taxable gain, if any, recognized by the Protected Person under Section 752 and Section 731 of the Code as a direct result of the reduction in the amount of the Non-recourse Indebtedness resulting the Protected

                  Person's prior direct or indirect voluntary or involuntary disposition of Units.

                  (ii) Y shall be the reasonable expenses for the Protected
            Person associated with determining the Tax Amount, including, without limitation, attorney's and accountant's fees.

            (b) The Partnership shall notify Contributor in writing of a Tax Event Disposition within thirty (30) days after such Tax Event Disposition (such tenth day of such notice period being herein referred to as the "Notice Date"). On or before 30 days following the end of the tax year in which the Tax Event Disposition occurs, the Protected Person shall provide the Partnership such information as is reasonably available to the Protected Person regarding such Protected Person's adjusted tax basis in its interest in the Partnership as of the last day of the Partnership's taxable year immediately preceding the Tax Event Disposition. Within ten
      (10) days of the receipt of any information provided by the Protected Person pursuant to the immediately preceding sentence, the Partnership may reasonably request additional information necessary in connection with the computation of the Tax Damages Amount (the "Protected Person's Computational Information"). The Tax Damages Amount shall be paid by the Partnership to each Protected Person within ten (10) days after receipt of the Protected Person's Computational Information required to compute the Tax Damages Amount. Any late payment of such Tax Damages Amount shall bear interest at a rate equal to the lesser of (i) 10% per annum, compounded daily, or (ii) the highest rate permitted by applicable law.

            (c) Collection of the Tax Damages Amount (and any accrued interest thereon) shall be the Protected Persons' sole and exclusive remedy with respect to a Tax Event Disposition.

      Section 6. Representation and Warranty. The General Partner represents and warrants that it has all right, power and authority to enter into and execute this Agreement on behalf of the Partnership and on its own behalf and this Agreement is binding on and enforceable against the Partnership and the General Partner in accordance with its terms.

      Section 7. Successors. This Agreement shall be binding on the parties' respective successors and assigns. References herein to the "Company" or the "General Partners" shall include their respective successors.

      Section 8. Duration. Determination of liability with respect to the Tax Amount shall be fixed upon the expiration of the statute of limitations for all taxable years covered by the five-year lockup. The obligation to pay the Tax Damages Amount will continue until the expiration of the statute of limitations for collection of the Tax Damages Amount.

      Section 9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

      Section 10. Forum for Disputes. All disputes, litigation, proceedings or other legal actions by a party to this Agreement in connection with or relating to this Agreement or any matters described or contemplated in this Agreement shall be instituted in the courts of the State of Texas sitting in Dallas County, Texas or of the United States sitting in the Northern District of Texas. Each party to this Agreement irrevocably submits to the exclusive jurisdiction of the courts of the State of Texas sitting in Dallas County, Texas and of the United States sitting in the Northern District of Texas in connection with any such dispute, litigation, action or proceeding arising out of or relating to this Agreement. Each party further agrees that any service of process or summons in connection with any such dispute, litigation, action or proceeding may be served on it by mailing a copy of such process or summons in the manner required by applicable law.

      Section 11. Forum for Disputes. Any dispute, controversy, or claim arising out of or in connection with, or relating to, this Agreement or any breach or alleged breach hereof shall, upon request of any party involved, be submitted to, and settled by, arbitration in the City of Dallas, Texas, pursuant to the commercial arbitration rules then in effect of the American Arbitration Association (or at any time or at any other place or under any other reform of arbitration mutually acceptable to the parties so involved) with the modifications to such rules that the arbitrators in any such proceeding shall all be attorneys who have practiced in the area of federal income tax for not less than 15 years and who are partners, shareholders or other comparable equity holders in law firms with not less than 100 attorneys. Any award rendered shall be final and conclusive upon the parties and a judgment thereon may be entered in the highest court of the forum, state or federal, having jurisdiction. The award to the prevailing party shall include such party's reasonable attorneys' fees, costs and necessary disbursements, including costs of expert witnesses, in the addition to any other relief to which such party may be entitled.

      Each party to this Agreement irrevocably waives to the fullest extent permitted by applicable law, any defense or objection it may now or hereafter have to the laying of venue of any proceeding relating to this Agreement or the transactions contemplated by this Agreement brought in the courts of the State of Texas sitting in Dallas County, Texas or of the United States sitting in the Northern District of Texas and any claim that any proceeding under this Agreement brought in any such court has been brought in an inconvenient forum.

EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, AND AGREES TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

      Section 12. Attorney's Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

      Section 13. Amendment. This Agreement may be amended only with the written consent of the party against whom enforcement is sought.

      Section 14. Further Action. Each party to this Agreement agrees to execute such documents or instruments, and to take such action, as the other party may reasonably request after the date hereof in order to effectuate and perfect the indemnification contemplated hereby.

      Section 15. Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                             The Partnership:

                             EDUCATION REALTY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

                             By: Education Realty Trust, Inc., its general
                                 partner

                                      By: ______________________________________

                                      Name: ____________________________________

                                      Title: ___________________________________

                             THE GENERAL PARTNER:

                             EDUCATION REALTY TRUST, INC.

                             By: _______________________________________________

                             Name: _____________________________________________

                             Title: ___________________________________________,

                             a __________________ Limited Partnership

                             By: ____________________________, its
                                 general partner

                                      By: ______________________________________

                                      Name: ____________________________________

                                      Title: ___________________________________

                                      PROTECTED PERSONS:

                                      __________________________________________

                                      __________________________________________

                                      __________________________________________

                                      __________________________________________

                                      __________________________________________

                                      __________________________________________

                                   SCHEDULE A

                                    EXHIBIT P

                           LIQUIDITY OF LOAN DOCUMENTS

                            [COVER PAGE FOR 20 PAGES]

                            REVOLVING LOAN AGREEMENT

      THIS REVOLVING LOAN AGREEMENT (this "Agreement"), is made this ____ day of __________, 200___, by and between Education Realty Operating Partnership, LP, a Delaware limited partnership (together with its successors and assigns, "Lender"), and JPI Multifamily Investments L.P., a Delaware limited partnership (together with its successors and assigns, "Borrower").

                        F A C T U A L B A C K G R O U N D

      In connection with the initial public offering of shares of Lender's parent, Education Realty Trust, Inc. a Maryland corporation ("ERT") consummated contemporaneously with the execution of this Agreement, Lender has agreed to advance to Borrower certain sums, not to exceed $5,996,250 in the aggregate and subject to other limitations as provided herein, secured by Borrower's limited partnership interest in Lender.

                                A G R E E M E N T

      In consideration of the foregoing Recitals and the respective covenants, agreements, representations and warranties contained in this Agreement, the parties agree as follows:

                                    ARTICLE I

                          DEFINITIONS AND CONSTRUCTION

      1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

      "Advance" has the meaning set forth in Section 2.2.

      "Applicable Interest Rate" means a rate per annum equal to the greater of
(i) the applicable federal rate (as that term is defined in Section 1274(d) of the Internal Revenue Code of 1986, as amended) for short-term obligations as published by the Internal Revenue Service for the month in which this Agreement is executed and delivered or (ii) the annualized dividend rate payable by Education Realty Trust, Inc., a Maryland corporation, as determined by reference to the initial payment of dividends by such company. Such rate, once determined, shall apply to each Advance made pursuant to this Agreement.

      "Code" means the Uniform Commercial Code, as amended and as now in effect in the State of Texas.

      "Collateral" means each of the following:

            (a) the Units, and

            (b) the proceeds (other than those delivered to Borrower) and products, whether tangible or intangible, of any of the foregoing, including money, deposit accounts or other tangible or intangible property resulting from the sale, exchange, collection or other disposition of the Units, or any portion thereof or interest therein, and the proceeds thereof.

      "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts or other organizations irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

      "Obligations" means the Revolving Note, the Collateral Assignment of Partnership Interest and Security Agreement and this Revolving Loan Agreement and all interest, principal, charges, expenses, fees or other sums chargeable to Borrower under any of such agreements.

      "Pledge Agreement" means that certain Collateral Assignment of Partnership Interest and Security Agreement of even date made by Borrower in favor of Lender substantially in the form of Exhibit "A" pursuant to which Borrower has pledged its Units as such may be amended or modified from time to time.

      "Related Documents" means the Revolving Note, the Pledge Agreement, the Supplemental Documents, and the UCC financing statements and all other documents necessary to perfect the security interests in the Collateral granted to Lender, as such documents may be amended or modified from time to time.

      "Supplemental Documents" means all other agreements, instruments and documents and other written matter necessary or reasonably requested (now or hereafter) by Lender to perfect and keep perfected Lender's security interest in the Collateral.

      "Units" means all limited partnership units in Lender held by Borrower.

                                   ARTICLE II

                                 REVOLVING LOAN

      2.1 COMMITMENT. Upon the terms and subject to the conditions set forth in this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, Lender hereby agrees to lend to Borrower and Borrower may borrow and re-borrow from time to time during the period (the "Revolving Commitment Period") commencing on the Closing Date and ending on the later of 30 days following the registration of the shares receivable upon conversion of the Units or fourteen months after the date of this document (the "Revolving Loan Maturity Date"), such amounts (the amounts borrowed under the Revolving Loan being referred to, singly or collectively, as an "Advance" or as "Advances") as Borrower may request up to the aggregate amount of $5,996,250 (the "Revolving Loan"). Notwithstanding the foregoing, Lender shall only be required to make an Advance if and to the extent that, after giving effect to such Advance, the aggregate principal amount of all Advances outstanding after giving effect to such Advance does not exceed the lesser of (i) $5,996,250 or (ii) Seventy Five Percent (75%) of the value of Units on the date of such Advance with the value of such Units being equal to the value of Shares of ERT into which such Units would be converted if the Units were then convertible into Shares of ERT (the "Revolving Commitment Limit.)

      2.2 ADVANCES. Each Advance shall be in an amount not less than $10,000. Advances will be made only on Business Days. Borrower may request an Advance under this Section 2.2 by written notice received by Lender at least five Business Days before the date of the proposed Advance. Each Notice to Lender shall further specify the date and the aggregate principal amount of the proposed Advance and the bank and the account number to which the funds should be transferred and shall be executed by Borrower.

      2.3 REVOLVING COMMITMENT PERIOD. Lender agrees to make Advances to Borrower, on the terms and subject to the limitations set forth herein, during the Revolving Commitment Period. Lender's commitment to make the Revolving Loan shall terminate on the Revolving Loan Maturity Date or the earlier occurrence of any Event of Default.

      2.4 REVOLVING NOTE. The Advances and Borrower's obligation to pay interest thereon shall be evidenced by a promissory note (the "Revolving Note") in the form of Exhibit "A" hereto. Upon making each Advance, and upon receipt of each payment of principal of an Advance, Lender shall, and is hereby authorized to, make a notation on a schedule attached to the Revolving Note of the amount and date of the Advance or payment, and the aggregate unpaid principal balance shown on the schedule shall be presumed to be correct in the absence of manifest error. Lender's failure to make the correct notation with respect to an Advance or with respect to any payment of principal shall not limit or otherwise affect Borrower's obligations hereunder and under the Revolving Note to repay the Advance actually outstanding.

      2.5 ALL ADVANCES TO CONSTITUTE ONE LOAN. All Advances shall constitute one loan and all Obligations shall constitute one general obligation secured by Lender's security interest in all of the Collateral. All of the rights of Lender in this Agreement or the Revolving Note shall apply to any modification of or supplement to this Agreement.

                                   ARTICLE III

                                   COLLATERAL

      3.1 Security Interest. To secure payment and performance of the Obligations, Borrower hereby grants to Lender a continuing first priority security interest in all Collateral pursuant to the Collateral Assignment of Partnership Interest and Security Agreement of even date. From time to time, and subject to Lender's prior approval, Borrower may substitute as collateral for the Units property of equal or greater value acceptable to Lender. In addition, Borrower may, at Borrower's election at any time and from time to time agree to guarantee payment of up to twenty five percent (25%) of the aggregate amount of Advances then outstanding under this Agreement. Until all of the Obligations have been fully satisfied, the security interest in and against the Collateral shall continue in full force and effect. Lender's security interest in the Collateral shall attach to the Collateral without further action by Lender or Borrower.

      3.2 Supplemental Documents; Power of Attorney. At Lender's request, Borrower shall execute or deliver to Lender, at any time or times hereafter, such Supplemental Documents, or any substitute note, as Lender may reasonably request, in form and substance reasonably acceptable to Lender and Borrower. Borrower hereby irrevocably makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as Borrower's true and lawful attorney (and agent-in-fact) with power to, after the occurrence of a default,
(a) sign the name of Borrower on any of the Supplemental Documents to which it is a party and to deliver those Supplemental Documents to such Persons as Lender, in its sole discretion, may elect, (b) at any time that an Event of Default has occurred and is continuing, endorse Borrower's name on any checks, notes or other forms of payment or security, (c) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Collateral directly with claimants, for amounts and upon terms that Lender determines to be reasonable, and Lender may cause to be executed and delivered any documents and releases that Lender determines to be necessary and
(d) do all things necessary or appropriate to carry out the terms of this Agreement, all without notice to Borrower. Borrower ratifies and approves all acts of any such attorney and agrees that neither Lender nor any such attorney will be liable to Borrower for any acts, omissions, error of judgment or mistake of fact or law, unless any of the foregoing are occasioned by the gross negligence or willful misconduct of Lender or of any such attorney. The foregoing power of attorney, being coupled with an interest, is irrevocable until the Obligations have been fully satisfied.

                                   ARTICLE IV

                         EVENTS OF DEFAULT AND REMEDIES

      4.1 Events of Default. The occurrence of any one of the following shall constitute an "Event of Default" hereunder:

            (a) the failure of Borrower to pay any part of the principal of, or interest on the Revolving Note when due within ten (10) days from the date delivery is made to Borrower of written notice of non-payment, whether at quarterly payment, stated maturity, by acceleration, or otherwise;

            (b) the continuance of a breach or default by Borrower in the performance or observance of any other covenant, agreement or condition contained in this Agreement or any Related Document fifteen (15) days the date of delivery is made to the Borrower of written notice of such default or breach;

            (c) Borrower (i) applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of all or part of the Collateral, (ii) is generally unable to pay its debts as they become due, (iii) makes a general assignment for the benefit of its creditors, (iv) commences a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (v) files a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) fails to controvert in a timely or appropriate manner, or acquiesces in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, (vii) admits in writing its inability to pay its debts generally as they become due, (viii) takes any action under the laws of its jurisdiction of organization analogous to any of the foregoing or (ix) takes any requisite action for the purpose of effecting any of the foregoing;

            (d) a proceeding or case is commenced, without the application or consent of Borrower in any court of competent jurisdiction, seeking (i) the reorganization or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any part of the Collateral or (iii) similar relief in respect of it, under any law providing for the relief of debtors, and the proceeding or case continues undismissed, or unstayed and in effect, for a period of 90 days against Borrower; or

            (e) the Collateral or any portion thereof, is attached, seized, subject to a writ of distress warrant, or levied upon, or comes into the possession of any receiver, trustee, custodian or assignee for the benefit of creditors without being vacated, stayed, dismissed or set aside within 90 days after the occurrence thereof.

      4.2   REMEDIES UPON AN EVENT OF DEFAULT.

            (a) Upon the occurrence of any Event of Default, the Obligations shall automatically become immediately due and payable, without presentment, demand, notice, declaration, protest or other requirements of any kind, all of which are hereby expressly waived by Borrower, and Lender shall have, in addition to all other rights provided herein including all rights and remedies of a secured party under the Code, the right to do any one or more of the following, all of which are authorized by Borrower:

                  (i) Exercise or pursue any right or remedy provided for in this Agreement or any Related Document;

                  (ii) Cease advancing money or extending credit to or for
            Borrower's benefit under this Agreement, under the Revolving Note, or under any other agreement between Borrower and Lender;

                  (iii) Terminate this Agreement as to any future liability or obligation of Lender, but without affecting Lender's rights and security interests in the Collateral and without affecting the Obligations;

                  (iv) Without notice to or demand upon Borrower, make such
            payments and do such acts as Lender considers necessary or reasonable to protect its security interests in the Collateral;

                  (v) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in a manner and at locations (including Borrower's premises) Lender determines are commercially reasonable. It is not necessary that the Borrower or the Collateral be present at any sale;

                  (vi) Lender shall give notice of the disposition of the
            Collateral as follows:

                        (1) Lender shall give Borrower and each holder of a security interest in the Collateral who has filed with Lender a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or any disposition other than a public sale, then the time on or after which the private sale or other disposition is to be made;

                        (2) The notice shall be personally delivered or mailed, postage prepaid, to Borrower, at least 10 days before the date fixed for the sale, or at least 10 days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than Borrower claiming an interest in the Collateral shall be sent to such addresses as they have furnished to Lender; and

                        (3) If the sale is to be a public sale, Lender also shall give notice of the time and place by publishing a notice one time at least 10 days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

                  (xi) Lender may credit bid and purchase at any public sale;
and

                  (xii) Any excess will be returned, without interest and subject to the rights of third Persons, by Lender to Borrower.

            (b) Lender's rights and remedies under this Agreement, the Revolving Note and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default shall be deemed a continuing waiver unless so specified in writing by Lender in its sole and absolute discretion. No delay by Lender shall constitute a waiver, election or acquiescence by it.

                                    ARTICLE V

                                      TERM

      This Agreement shall continue in full force and effect until all of the Borrower's Obligations have been fully satisfied.

                                   ARTICLE VI

                                  MISCELLANEOUS

      6.1 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or the Revolving Note shall in any event be effective unless it shall be in writing and signed by Lender (or, in the case of amendments, signed by both Lender and Borrower) and then the waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      6.2 Notices. Except as otherwise provided for herein, all notices and other communications provided for hereunder shall be in writing and mailed or delivered, if to Borrower, at:

      if to Borrower             JPI Multifamily Investments L.P.
                                 600 East Las Colinas Blvd., Suite 1800
                                 Irving, Texas 75039
                                 Attn:  ________________________

                                 ________________________________
                                 Fax No.: (972) 556-6934

      with a copy to:            Munsch Hardt Kopf & Harr, P.C.
                                 4000 Fountain Place
                                 1445 Ross Avenue
                                 Dallas, Texas  75202-2790
                                 Attn:  Gregg Cleveland
                                 Fax No: (214) 978-4364

      and if to Lender, at       Education Realty Operating Partnership, LP
                                 530 Oak Court Drive, Suite 300
                                 Memphis, Tennessee 38117
                                 Attn: Paul O. Bower
                                 Fax No.: (901) 259-2594

      with a copy to:            Morris, Manning & Martin, L.L.P.
                                 1600 Atlanta Financial Center
                                 3343 Peachtree Road, N.E.
                                 Atlanta, Georgia  30326
                                 Fax No.: (404) 365-9532

or, as to each party, at such other address as designated by that party in a written notice to the other party. All notices and communications shall be deemed to have been validly served, given or delivered (i) three Business Days following deposit in the United States mail via certified or registered mail, return receipt requested, with proper postage prepaid; (ii) upon delivery if delivered by hand to the party to be notified; or (iii) the following day if sent by a nationally recognized overnight courier service.

      6.3 No Waiver; Remedies. No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in the Related Documents.

      6.4 Costs. In addition to the unpaid principal and accrued interest due and payable hereunder and under the Revolving Note, Borrower shall pay Lender, all reasonable costs and expenses, if any, including reasonable attorneys fees in connection with the enforcement of the terms of this Agreement and the Revolving Note.

      6.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns.

      6.6 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is prohibited by or invalid under applicable law, that provision shall be ineffective to the extent of the prohibition or invalidity, without invalidating the remainder of the provision or the remaining provisions of this Agreement.

      6.8 Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws (as opposed to conflicts of law provisions) of the State of Texas.

      6.9 Venue. Borrower and Lender agree that any claim or suit between or among the parties involving this Agreement or the Related Documents or any transactions contemplated hereby or thereby shall be brought in and decided by the state or federal courts located in the County of Dallas, Texas.

      6.10 Section Titles. The section titles contained in this Agreement are for convenience only and shall be without substantive meaning or content of any kind whatsoever.

      6.11 Multiple Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which will constitute one and the same instrument.

      6.12 Captions; Gender. The descriptive headings of the Sections of this Agreement are inserted for convenience only and shall not affect the meaning, construction or interpretation of any of the provisions hereof. The use of the neuter form of a pronoun shall be deemed, where appropriate, to include the masculine and feminine forms of such pronoun.

      6.13 Entire Agreement. The parties agree that this Agreement, together with the exhibits and schedules attached hereto and all of the Related Documents delivered as of the date hereof to Lender coincident with this Agreement, represent the entire agreement and understanding of the parties with reference to the transactions contemplated herein.

            (THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.)

IN WITNESS WHEREOF, this Loan Agreement has been duly executed as of the day and year first written above.

                                 LENDER:

                                 EDUCATION REALTY OPERATING
                                 PARTNERSHIP, LP, a Delaware limited partnership

                                 By:  EDUCATION REALTY OP GP, INC.
                                      its General Partner

                                 By:  ____________________________________
                                 Name: __________________________________
                                 Title: _________________________________

                                 BORROWER:

                                 JPI MULTIFAMILY INVESTMENTS L.P., a Delaware limited partnership

                                 By:  New GP, LLC
                                      its General Partner

                                 By: ____________________________________
                                 Name: _________________________________
                                 Title: ________________________________

                       SECURED NON-RECOURSE REVOLVING NOTE

$5,996,250.00                                    ______________ County, ________
                                                            ________ ___, 200___

      FOR VALUE RECEIVED, the undersigned, JPI Multifamily Investments L.P., a Delaware limited partnership ("Borrower"), hereby promises to pay to the order of Education Realty Operating Partnership, LP, a Delaware limited partnership with its principal place of business at 530 Oak Court Drive, Suite 300, Memphis, Tennessee 38117 ("Lender"), the principal sum of Five Million Nine Hundred Ninety Six Thousand Two Hundred Fifty Dollars ($5,996,250.00) or so much thereof as may be outstanding from time to time pursuant to the Revolving Loan Agreement, together with interest thereon at the rates and commencing at the times and pursuant to the terms hereinafter provided until this Revolving Note is paid in full.

      1. TERMS. Capitalized terms used herein without definition have the meanings ascribed to them in the Revolving Loan Agreement of even date herewith (as amended from time to time in accordance with the terms thereof, the "Revolving Loan Agreement"), by and between Borrower and Lender.

      2. PRINCIPAL AND INTEREST PAYMENTS. Advances made from time to time under this Revolving Note shall bear interest from the date of the Advance (computed on the basis of a 365-day year for the actual number of days occurring in the period for which such interest is payable) at a rate per annum equal to the Applicable Interest Rate on the principal amount from time to time remaining unpaid. Interest hereunder shall be payable quarterly with each such payment on the day that is five (5) business days following the payment of the regular quarterly dividend by Education Realty Trust, Inc., a Maryland corporation. Any outstanding principal and accrued but unpaid interest not theretofore paid shall be due and payable in full on the Revolving Loan Maturity Date.

      3. NON-RECOURSE NOTE. This Note is secured by a pledge by Borrower of its partnership interests in Lender pursuant to that certain Collateral Assignment of Partnership Interest and Pledge Agreement of even date (the "Collateral Assignment"). Unless Borrower shall exercise Borrower's option to guarantee a portion of the indebtedness represented by this Note in accordance with the Revolving Loan Agreement, in the event of non-payment by Borrower under this Note, the sole recourse of Lender with respect to the indebtedness represented by this Revolving Note shall be against the collateral pledged pursuant to the Collateral Assignment and distributions with respect to such collateral and Borrower shall have no liability from, under or with respect to this Note in excess of such amounts.

      4. PAYMENTS AND COMPUTATIONS. All payments on account of the indebtedness evidenced by this Revolving Note shall be made in lawful money of the United States and shall be first applied to interest due and the remainder to any principal outstanding. All computations of interest shall be made by Lender on the basis of a 365-day year for the actual number of days occurring in the period for which interest is payable. Payments shall be made at the principal place of business of Lender.

      5. APPLICABLE LAW. Borrower represents and agrees that this instrument and the rights and obligations of all parties hereunder shall be governed by and construed under the laws of the State of Texas, without regard to the conflicts of law principles.

      6. SEVERABILITY. If any portion of any provision or provisions, of this Revolving Note is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, then such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Revolving Note shall be construed as if the illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained.

      7. SEVERABILITY AND SAVINGS CLAUSE. Notwithstanding any other provision of this Revolving Note or any other agreement between Borrower and Lender, nothing herein shall require Borrower to pay, or the holder of this Revolving Note to accept, interest in an amount which subjects the holder to any penalty or forfeiture under applicable law, and in no event shall the total of all charges payable hereunder (whether of interest or of such other charges which may or might be characterized as interest) exceed the maximum rate permitted to be charged under applicable law. If Lender or any other holder of this Revolving Note receives any payment which is or would be in excess of that permitted to be charged under applicable law, the payment shall have been, and shall be deemed to have been, made in error and shall be held as additional cash collateral for the indebtedness evidenced by this Revolving Note.

      8. INCORPORATION BY REFERENCE. This Revolving Note is the Revolving Note referred to in the Revolving Loan Agreement and has been executed and delivered pursuant to, is entitled to the benefits of, and shall be governed by, the terms and conditions of the Revolving Loan Agreement, which are expressly incorporated herein by this reference.

      9. WAIVER. Borrower and its successors and assigns waive demand, presentment for payment, notice of dishonor, protest and notice of protest, notice of intent to accelerate and notice of acceleration, diligence in collecting or bringing suit against any party hereto and all other notices other than as expressly provided in the Revolving Loan Agreement, and agree to all extensions, renewals, indulgences, releases or changes which from time to time may be granted by the holder hereof and to all partial payments hereon, with or without notice before or after maturity.

      10. NOTICES. All notices and communications pursuant to or in respect of this Revolving Note shall be given in accordance with the Revolving Loan Agreement.

      11. TIME IS OF THE ESSENCE. Time is of the essence as to all dates set forth herein and in the Revolving Loan Agreement.

            (THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK).

      Borrower has executed and delivered this Revolving Note as of the day and year first set forth above.

                                 BORROWER:

                                 JPI MULTIFAMILY INVESTMENTS, L.P., a Delaware limited partnership

                                 By: New GP, LLC,
                                     its General Partner

                                 By: ____________________________________
                                 Name: ____________________________________
                                 Title: ____________________________________
                                 Fax No: ___________________________________

                            COLLATERAL ASSIGNMENT OF

                    PARTNERSHIP INTEREST AND PLEDGE AGREEMENT

      THIS COLLATERAL ASSIGNMENT OF PARTNERSHIP INTEREST AGREEMENT AND PLEDGE AGREEMENT ("Agreement") is executed this ____ day of ____________, 200___ by and between JPI Multifamily Investments L.P., a Delaware limited partnership (the "Pledgor") and Education Realty Operating Partnership, LP, a Delaware limited partnership (the "Pledgee").

                               FACTUAL BACKGROUND

      Pledgor owns ________________ (_____) units of limited partnership interest (the "Units") in Pledgee. To induce Pledgee to enter into that certain Revolving Loan Agreement of even date herewith (the "Revolving Loan Agreement") by and among Pledgee (as Lender) and Pledgor (as Borrower), Pledgor has agreed to secure all borrowings under the Revolving Loan Agreement and to grant Pledgee a security interest in and with respect to all of the Units. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Revolving Loan Agreement.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties covenant and agree as follows:

      1.    AGREEMENT TO PLEDGE.

      (a) Pledge. As collateral security for payment and performance in full of all the Obligations (as defined below), Pledgor hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto Pledgee, and hereby grants to Pledgee, a continuing security interest in all of the Units, and all proceeds thereof in whatever form and all cash, additional securities or other property at any time and from time to time receivable or otherwise distributed in respect of or in exchange for any or all of such Units and other membership and ownership interests (such membership and ownership interests, securities, proceeds thereof, cash, additional securities and other property are hereinafter collectively referred to as the "Pledged Securities").

      (b) Obligations Secured. This Pledge Agreement is made, and the security interests created hereby is granted to the Pledgee to secure prompt payment and performance when due of all liabilities of Pledgor under that certain Secured Non-Recourse Revolving Note of even date issued by Pledgor to Pledgee, that certain Revolving Loan Security Agreement of even date between Pledgor as Borrower and Pledgee as Lender and under this Agreement (all such liabilities and obligations of Pledgor being the "Obligations").

      (c) Proceeds of Pledged Securities. After a default, if the Pledgor shall become entitled to receive or shall receive, in connection with any of the Pledged Securities, any:

            (i) Certificate representing such Pledged Securities, including but not limited to any certificate representing a dividend or in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off;

            (ii) Option, warrant, or right, whether as an addition to or in substitution or in exchange for any of the Pledged Securities, or otherwise;

            (iii) Dividend or distribution payable in property, including securities issued by other than the issuer of any of the Pledged Securities; or

            (iv) Dividends or distributions of any sort, then:

the Pledgor shall accept the same as the Pledgee's agent, in trust for the Pledgee, and shall deliver them forthwith to the Pledgee in the exact form received with, as applicable, the Pledgor's endorsement when necessary, or appropriate stock powers duly executed in blank, to be held by the Pledgee, subject to the terms hereof, as part of the Pledged Securities.

      (d) Sale Upon Default. Upon the occurrence of an Event of Default, the Pledgee may, without demand of performance or other demand, advertisement, or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Pledgor or any other person (all of which are, to the extent permitted by law, hereby expressly waived), forthwith realize upon the Pledged Securities or any part thereof, and may forthwith, or agree to, retain the Pledged Securities in satisfaction of the Obligations, or sell or otherwise dispose of and deliver the Pledged Securities or any part thereof or interest therein, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of the Pledgee's offices or elsewhere, at such prices and on such terms (including, but without limitation, a requirement that any purchaser of all or any part of the Pledged Securities purchase the shares constituting the Pledged Securities for investment and without any intention to make a distribution thereof) as he may deem best, for cash or on credit, or for future delivery without assumption of any credit risk, with the right to the Pledgee or any purchaser to purchase upon any such sale the whole or any part of the Pledged Securities free of any right or equity of redemption in the Pledgor, which right or equity is hereby expressly waived and released.

      (e) Application of Sale Proceeds. The proceeds of any such disposition or other action by the Pledgee shall be applied as follows:

            (i) First, to the reasonable costs and expenses incurred in connection therewith or incidental thereto or to the care or safekeeping of any of the Pledged Securities or in any way relating to the rights of the Pledgee hereunder, including reasonable attorneys' fees and legal expenses;

            (ii) Second, to the repayment of the Obligations;

            (iii) Third, to the payment of any other amounts required by applicable law; and

            (iv) Fourth, to the Pledgor to the extent of any surplus proceeds.

      (f) Power of Attorney. The Pledgee shall have the right, for and in the name, place and stead of the Pledgor, and the Pledgor has granted Pledgee power of attorney, as set forth in the Revolving Loan Agreement, to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Pledged Securities.

      (g) Private Sale. The Pledgor recognizes that the Pledgee may be unable to effect a public sale of all or a part of the Pledged Securities and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire the Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Pledgee than those of public sales, and agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that the Pledgee has no obligation to delay sale of any Pledged Securities to permit the issuer thereof to register such Pledged Securities for public sale under the Securities Act of 1933.

      2.    NOTICES IN REGARD OF PLEDGED SECURITIES.

      The Pledgor will promptly deliver to the Pledgee all written notices, and will promptly give the Pledgee written notice of any other notices, received by him with respect to Pledged Securities, and the Pledgee will promptly give like notice to the Pledgor of any such notices received by him or his nominee.

      3.    FURTHER ASSURANCES.

      The Pledgor shall at any time, and from time to time, upon the written request of the Pledgee, execute and deliver such additional documents, conveyances, assignments, agreements and instruments and do such further acts and things as the Pledgee may reasonably request to effect the purposes of this Agreement.

      4.    POWER OF ATTORNEY.

      Pursuant to the terms of the Revolving Loan Agreement, the Pledgor has appointed the Pledgee as the Pledgor's attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which either may deem necessary or advisable to accomplish the purposes hereof after the occurrence of a default. Without limiting the generality of the foregoing, after a default the Pledgee shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to the Pledgor representing any interest or dividend or other distribution payable in respect of the Pledged Securities or any part thereof and to give full discharge for the same.

      4.    NON-RECOURSE .

      Unless Pledgor shall exercise Pledgor's option to guarantee a portion of the indebtedness represented by this Note in accordance with the Revolving Loan Agreement, the sole recourse of Lender with respect to the Obligations shall be against the collateral pledged pursuant to this Agreement and Borrower shall have no liability in excess of such amounts.

      5.    TERMINATION.

      This Agreement shall terminate upon termination of all the Obligations, at which time the Pledgee will, upon Pledgor's written request execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence the termination of the security interests or release of the Pledged Securities, as the case may be.

      6.    GENERAL.

            (a) Beyond the exercise of reasonable care to assure the safe custody of the Pledged Securities while held hereunder, the Pledgee shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Pledged Securities upon surrendering it or them or tendering surrender of it or them to the Pledgor.

            (b) No course of dealing between the Pledgor and the Pledgee, nor any failure to exercise, nor any delay in exercising, any right, power or privilege of the Pledgee hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

            (c) The rights and remedies provided herein are cumulative and are in addition to and not exclusive of any rights or remedies provided by law, including, but without limitation, the rights and remedies of a secured party under the Uniform Commercial Code.

            (d) The provisions of this Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision or part thereof in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision in this Agreement in any jurisdiction.

            (e) Any notice required or permitted by this Agreement shall be effective if mailed, postage prepaid, by registered or certified mail, return receipt requested, or if delivered to the Pledgor or Pledgee at their addresses specified below, or at such other addresses as the Pledgor or the Pledgee may theretofore have designated in writing and given in like manner to the other.

            (f) This Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the parties hereto.

            (g) This Agreement shall be construed in accordance with the substantive law of the State of Texas without regard to principles of conflicts of law and is intended to take effect as an instrument under seal.

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above written.

                                                             PLEDGOR:

Signed, sealed, sworn to and delivered in the presence of:

                                            JPI MULTIFAMILY INVESTMENTS, L.P., a
_____________________________________       Delaware limited partnership
Witness

                                            By:  New GP, LLC
                                            its General Partner
_____________________________________
Notary Public                               By:_________________________________
                                            Name:_______________________________
Notarized this _____ day of ________, 20___.Title:______________________________

My commission expires: _____________        Address: ___________________________
                                                     ___________________________
                                                     ___________________________

            (NOTARIAL SEAL)

Signed, sealed, sworn to and delivered in the   PLEDGEE:
presence of:

                                              EDUCATION REALTY OPERATING
_________________________________             PARTNERSHIP, LP
Witness

                                              By: Education Realty OP GP, Inc.,
                                                  its General Partner

Notary Public                                 ____________________________[SEAL]

                                              Name: ____________________________
Notarized this _____ day of ________, 20__.   Title: ___________________________

My commission expires:                        Address: _________________________
                                                       _________________________
                                                       _________________________

      (NOTARIAL SEAL)

                                   SCHEDULE I

                            Number and Description of

Issuer                           Pledged Securities               Name of Holder
------                           ------------------               --------------

                                    EXHIBIT Q

                                      DEED

                            [COVER PAGE FOR 4 PAGES]

WHEN RECORDED RETURN TO:

                              SPECIAL WARRANTY DEED

For valuable consideration, the receipt and sufficiency of which are acknowledged, Jefferson Commons - Tucson Phase II Limited Partnership, a Delaware limited partnership ("GRANTOR"), conveys to _________________, a ________________ ("GRANTEE"), the following real property situated in Pima County, Arizona, together with all appurtenant interests, benefits, rights, and privileges and any improvements located thereon (collectively, the "PROPERTY").

      See Exhibit "A" attached hereto and incorporated by this reference

Subject to all matters of record, all matters that would be disclosed by an accurate ALTA/ACSM Survey or physical inspection of the Property, and all non-delinquent taxes and assessments, Grantor agrees to warrant and defend Grantee's title to the Property against the acts of Grantor, but none other.

                                      DATED as of ___________, 2004
                                                  "GRANTOR"

                                  JEFFERSON COMMONS - TUCSON PHASE II LIMITED
                                  PARTNERSHIP, a Delaware limited partnership

                                  By: JC - Tucson LLC, a Delaware limited
                                      liability company

                                      By: ___________________________________
                                          Its: ______________________________

STATE OF TEXAS            )
                          ) ss.
COUNTY OF DALLAS          )

The foregoing instrument was acknowledged before me this ___ day of ________, 2004, by _____________________, the ______________________ of _________________,
a ___________________ for the purposes therein contained


                                          _____________________________
                                          Notary Public
                                          My Commission Expires:
                                          _____________________________

                (ABOVE SPACE RESERVED FOR RECORDER OF DEEDS' USE)

Document Title:                     Special Warranty Deed
Document Date:                      ____________________, 2004
Grantor Name:                       Jefferson Commons - Columbia, L.P.
Grantee Name:                       _________________________________________
Grantee Address:                    _________________________________________
Legal Description:                  See Exhibit A attached
Reference Book and Page:            N/A

                              SPECIAL WARRANTY DEED

      THIS SPECIAL WARRANTY DEED (this "Deed") is made on the ______ day of __________, 2004, by and between JEFFERSON COMMONS - COLUMBIA, L.P., a Delaware limited partnership qualified to do business in Missouri, of the County of Boone, State of Missouri (the "Grantor"), and _______________, a ___________ ____________________, whose mailing address is ______________, _____________,
__________ _________ (the "Grantee").

      WITNESSETH, THAT THE GRANTOR, in consideration of the sum of TEN DOLLARS ($10.00) and other good and valuable consideration to it paid by the Grantee (the receipt and sufficiency of which are hereby acknowledged), does by these presents GRANT, BARGAIN and SELL, CONVEY and CONFIRM unto the Grantee, its successors and assigns, the tract of land, lying, being and situated in the County of Boone and State of Missouri, legally described as shown on EXHIBIT A attached hereto and incorporated herein by reference (the "Property"), subject to: (a) any and all easements, restrictions, reservations and other matters of record, if any; (b) all zoning laws and subdivision regulations; (c) taxes or assessments not now due and payable; (d) the rights of the public in and to any parts thereof in streets, roads or alleys; and (e) the lien of that certain Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Rents and Leases (the "Deed of Trust"), dated June ___, 2004, and recorded under Document No. _________, in Book ________ at Page ________, in the Office of the Recorder of Deeds for Boone County, Missouri.

      As part of the consideration for this Deed, the Grantee, by its acceptance of delivery of this Deed, assumes the Deed of Trust described in (d) above, covenants and agrees to pay the unpaid balance of the note secured thereby in accordance with the terms of such note and covenants and agrees to perform and observe all of the covenants and conditions stated in such Deed of Trust and note to be performed by the maker thereof.

      TO HAVE AND TO HOLD the Property aforesaid, with all and singular the rights, privileges, appurtenances and immunities thereto belonging or in anywise appertaining unto the Grantee and unto its successors and assigns forever; Grantor hereby covenanting that: the Property is free and clear from any encumbrance done or suffered by it; and it will warrant and defend the title to said Property unto the Grantee and unto its successors and assigns forever, against the lawful claims and demands of all persons claiming under Grantor but none other; all except as shown subject to above.

SPECIAL WARRANTY DEED - MISSOURI

                (ABOVE SPACE RESERVED FOR RECORDER OF DEEDS' USE)

      IN WITNESS WHEREOF, the Grantor has caused this Deed to be signed by the duly authorized officers or representatives of its sole general partner, the day and year first above written.

                                          JEFFERSON COMMONS - COLUMBIA, L.P.,
                                          a Delaware limited partnership

                                          BY; JC - COLUMBIA LLC,
                                              ITS SOLE GENERAL PARTNER

                                          By: _________________________________
                                          Printed Name: _______________________
                                          Title: ______________________________

STATE OF TEXAS     )
                          ) ss.
COUNTY OF DALLAS   )

      ON THIS _____ DAY OF ____________________, 2004, BEFORE ME APPEARED
____________________________, TO ME PERSONALLY KNOWN, WHO BEING BY ME DULY SWORN, DID SAY THAT HE/SHE IS THE ________ OF JC - COLUMBIA, LLC, A DELAWARE LIMITED LIABILITY COMPANY, AND THAT THIS DEED WAS SIGNED IN BEHALF OF THAT LIMITED LIABILITY COMPANY, BY AUTHORITY OF ITS MANAGER OR MEMBERS, AND SAID ________________________ ACKNOWLEDGED THIS DEED TO BE THE FREE ACT AND DEED OF SAID LIMITED LIABILITY COMPANY AS THE SOLE GENERAL PARTNER OF JEFFERSON COMMONS
- COLUMBIA, L.P.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal at my office in said County and State the day and year last above written.

                           _____________________________________________________
                           Signature of Notary Public in and for said County and
State

(Notarial Seal)
                           _____________________________________________________
                           Typed or Printed Name of Notary

My Commission expires:

_________________________

SPECIAL WARRANTY DEED - MISSOURI

                                    EXHIBIT A

                                LEGAL DESCRIPTION

                                   EXHIBIT R

                                  BILL OF SALE

This BILL OF SALE is made as of _______________, 2004, by JEFFERSON AT _____________, L.P., a __________________ limited partnership (GRANTOR) to
__________________________, a ___________ (GRANTEE).

For and in consideration of the sum of Ten and No/100 Dollars and other valuable consideration to Grantor paid by the Grantee, the receipt and sufficiency of which are acknowledged, Grantor and Grantee agree as follows:

Grantor GRANTS, SELLS, and CONVEYS to Grantee, all equipment, furniture, fittings, fixtures, and articles of personal property owned by Grantor and located on the real property described on EXHIBIT 1 attached to this Bill of Sale, more particularly described in EXHIBIT 2 attached to this Bill of Sale (such equipment, furniture, fittings, fixtures, and articles of personal property are referred to collectively as the PERSONAL PROPERTY). The Personal Property does not include any software owned by or licensed to any company or entity other than Grantor or any professional photographs of the Property, including but not limited to, photographs, negatives and transparencies in digital or other form.

TO HAVE AND TO HOLD the Personal Property to Grantee, its successors and assigns, forever; and Grantor binds itself, its successors and assigns, to WARRANT AND FOREVER DEFEND all and singular the Personal Property to Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the Personal Property or any part thereof, by, through, or under Grantor, but not otherwise.

The provisions of Section 9.12 of the Contract of Sale dated _______________, 2004, between Grantor, as Seller, and Grantee, as Buyer, covering the Property, are incorporated in this Bill of Sale by this reference as if set forth in this Bill of Sale in their entirety.

EXECUTED as of the date first written above.

                                    GRANTOR:

                                    JEFFERSON AT _________________, L.P.,
                                    a ___________ limited partnership

SPECIAL WARRANTY DEED - MISSOURI

                                    By: _______________________________________
                                        a____________________,  general partner


                                        By:____________________________________
                                        Name:__________________________________
                                        Title:_________________________________

                                    GRANTEE:

                                    _________________________________________, a
                                    ___________________________________________

                                    By:________________________________________
                                    Name:______________________________________
                                    Title:_____________________________________

                                    EXHIBIT 1

                            REAL PROPERTY DESCRIPTION

                                    EXHIBIT 2

                        DESCRIPTION OF PERSONAL PROPERTY

                                    EXHIBIT S

                        ASSIGNMENT OF LEASES, CONTRACTS,
                        SECURITY DEPOSITS, AND WARRANTIES

This Assignment of Leases, Guaranties Contracts, Security Deposits, and Warranties (this ASSIGNMENT) is made as of _________, 2004, by JEFFERSON AT _____________, L.P., a _____________ limited partnership (GRANTOR), and
__________________, a ______________ (GRANTEE).

                                   ASSIGNMENT

For and in consideration of the sum of Ten and No/100 Dollars ($10.00) cash and other good and valuable consideration to Grantor paid by Grantee (hereinafter named), the receipt and sufficiency of which are acknowledged, Grantor and Grantee agree as follows:

1. Assignment.

Grantor GRANTS, SELLS, and CONVEYS to Grantee all of Grantor's interest in the following described properties, rights, and estates (the PROPERTY) that are located on, affixed to, or used in connection with the real property (the REAL PROPERTY) described on EXHIBIT 1 attached to this Assignment:

      (a) all residential leases for space on the Real Property or in the improvements on the Real Property (the LEASES), and the leasehold estates created thereby, and accompanying guaranties, together with all and singular the rights, benefits, and privileges of the landlord thereunder;

      (b) all rents, issues, and profits arising from the Leases from and after the date of this Assignment;

      (c) all service contracts, vending agreements, other leases, lease commission agreements, assignable licenses, occupancy agreements, assignable permits, and other contracts with respect to the Real Property listed on EXHIBIT 2 attached to this Assignment (the CONTRACTS), and the continuing rents, issues, and profits from the Contracts, if any, from and after the date of this Assignment;

      (d) all refundable security deposits, pet deposits, utility deposits, and other deposits and security deposit accounts maintained with respect to the Leases or the Real Property (the DEPOSITS); and

      (e) all warranties and guaranties relating to the improvements, personalty or equipment located on the Real Property, if any, excluding all warranties and guaranties from any Grantor Affiliate [as defined in the Contract of Sale (defined below)] (the WARRANTIES).

The Property does not include the name "Jefferson", the initials "JPI", or any logo, trade name, or other name utilizing "Jefferson" or "JPI", any software owned by or licensed to any company or entity other than Grantor, any professional photographs of the Property, including but not limited to, photographs, negatives and transparencies in digital or other form, and any bonds or letters of credit issued in favor of any governmental authorities by Grantor or any Grantor Affiliate in connection with the construction of the Improvements.

TO HAVE AND TO HOLD the Property to Grantee, its successors and assigns, forever. Grantor binds itself, its successors and assigns, to WARRANT AND FOREVER DEFEND, all and singular the Property, subject to the warranties, covenants, and conditions in this Assignment, to Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the Property or any part thereof, by, through, and under Grantor, but not otherwise.

2. Warranties.

Notwithstanding the assignment of the Warranties under this Agreement, Grantor expressly reserves the right to enforce the Warranties if claims are made against Grantor or any Grantor Affiliate relating to the Real Property or improvements, personalty or equipment located thereon and, upon request of Grantor, Grantee will cooperate and assist Grantor in enforcing the Warranties.

3. Assumption.

Grantee assumes and agrees to perform all terms, covenants, and conditions of the Leases and the Contracts, on the part of the landlord or on the part of the Grantor, as the case may be, therein required to be performed arising on or after the date of this Assignment. Grantee also assumes and agrees to hold and pay the Deposits to the persons entitled to them.

4. Indemnities.

Grantor shall indemnify, defend, and hold Grantee harmless from any and all liabilities, claims, demands, damages, and causes of actions that may now or hereafter be made or asserted against Grantee arising out of or related to the Property for acts or omissions of Grantor occurring prior to the date of this Assignment.

Grantee shall indemnify, defend, and hold Grantor harmless from any and all liabilities, claims, demands, damages, and causes of actions that may now or hereafter be made or asserted against Grantor arising out of or related to the Property for acts or omissions occurring on or after the date of this Assignment.

5. Disclaimer.

The provisions of Section 9.12 of the Contract of Sale dated _______________, 2004, between Grantor, as Seller, and Grantee, as Buyer, covering the Property, are incorporated in this Assignment by this reference as if set forth in this Assignment in their entirety.

                            [SIGNATURE PAGE FOLLOWS.]

DATED EFFECTIVE as of the first date above written.

                                    GRANTOR:

                                    JEFFERSON AT ________________, L.P.,
                                    a ____________ limited partnership

                                    By: ______________________________ , a
                                        ______________________________,
                                        general partner

                                        By: ______________________________
                                        Name: ____________________________
                                        Title: ___________________________

GRANTEE'S ADDRESS:                  GRANTEE:

                                    ______________________________________

                                    By: __________________________________
                                    Name: ________________________________
                                    Title: _______________________________

                                    Grantee's Taxpayer Identification Number:

                                    ______________________________________

                                    EXHIBIT 1

                            REAL PROPERTY DESCRIPTION

                                    EXHIBIT 2

                                LIST OF CONTRACTS

                                    EXHIBIT T

                          IRC SECTION 1445 CERTIFICATE

SUBJECT
PROPERTY: See EXHIBIT 1 attached to this Certificate

SELLER:   JEFFERSON AT _______________, L.P.

BUYER:    __________________________________________

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform Buyer that the withholding of tax is not required upon the disposition of a U.S. real property interest by Seller, the undersigned hereby certifies the following on behalf of Seller:

1. Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2. Seller's U.S. employer identification number is________ ; and

3. Seller's office address is: 600 East Las Colinas Blvd., Suite 1800, Irving, Texas 75039.

4. Seller is not a disregarded entity as defined in Section 1.445-2(b)(2)(iii) of the Internal Revenue Code and Income Tax Regulations.

Seller understands that this certification may be disclosed to the Internal Revenue Service by Buyer and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief, it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Seller.

EXECUTED as of the _____________________ day of ________________ , 2004.

                                    Seller:

                                    JEFFERSON AT _____________, L.P.,
                                    a _____________ limited partnership

                                    By: ________________________, a
                                        ______________________, general partner

                                        By: ___________________________________
                                        Name: _________________________________
                                        Title: ________________________________

STATE OF _________ Section
                   Section
COUNTY OF_________ Section

      This instrument was acknowledged before me on _________, 2004, by ___________________, ___________ of ______________________________, a
__________, general partner of JEFFERSON AT _____________, L.P., a ____________
limited partnership, on behalf of the ________________________ and partnership.

                                    ___________________________________________
                                    Notary Public, State of ___________________

                                    EXHIBIT 1

                            REAL PROPERTY DESCRIPTION

                                    EXHIBIT U

                              TENANT NOTICE LETTER

[Name of Address of Tenant]

      Re:______Change of Ownership
      __________________________________________ Apartments
      _____________________, __________ (the PROPERTY)

Ladies and Gentlemen:

This letter is to inform you that the present owner Jefferson at _____________, L.P., (SELLER), has transferred ownership of the Property to _________ (BUYER).

In connection with this transfer, all of Seller's interest as landlord under your lease has been assigned to Buyer. Beginning ______________, please make all rental payments payable to Buyer and deliver them to the following address:

                           ___________________________
                           ___________________________
                           ___________________________

All questions or other matters regarding your lease at the Property should be coordinated through ___________________, at the above address, whose telephone number is _______________.

In connection with the transfer, your security deposit that is subject to refund in the amount of $___________ has been transferred to Buyer, who has received and assumed responsibility for such deposit, and all future matters regarding this deposit are to be coordinated with Buyer. Deposit returns will be conditioned upon and subject to existing agreements.

                                    Sincerely,

                                    Seller:

                                    Jefferson at ________________________, L.P.,
                                    a ______________________ limited partnership

                                    By: ______________________________, a
                                        ______________, general partner

                                        By: ___________________________________
                                        Name: _________________________________
                                        Title: ________________________________

                                    Buyer:

                                    _____________________________________, a
                                    _____________________________

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

                                    EXHIBIT V

                  NON-EXCLUSIVE SERVICE MARK LICENSE AGREEMENT

                            [COVER PAGE FOR 10 PAGES]

                                    EXHIBIT V

                  NON-EXCLUSIVE SERVICE MARK LICENSE AGREEMENT
                                      FROM
                              JPI DEVELOPMENT, L.P.
                                       TO

      THIS NON-EXCLUSIVE SERVICE MARK LICENSE AGREEMENT (the "Agreement") is made as of the dates set forth by the parties' signatures below, although agreed by the parties to be effective as of ___________________ __, 2004 (the "Effective Date"), by and between JPI Development, L.P., a Delaware limited partnership ("Licensor"), whose sole general partner is Multifamily Development LLC, a Delaware limited liability company, having a place of business at 600 E. Las Colinas Blvd., Irving, Texas 75039 and Allen & O'Hara Educational Properties, LLC, a Tennessee limited liability company ("Licensee"), having a place of business at 530 Oak Court Drive, Suite 300, Memphis, Tennessee 38117 (Licensor and Licensee will be collectively referred to as the "Parties").

                                R E C I T A L S:

      WHEREAS, Licensor is the owner of common law service marks and service mark applications and registrations in the United States Patent and Trademark Office as shown in SCHEDULE A attached hereto (the "Marks").

      WHEREAS, Licensee desires the right to use the Marks in conjunction with the transition of ownership as a result of Licensee's purchase of the apartment properties shown on SCHEDULE B attached hereto (whether one or more, the "Projects").

      NOW, THEREFORE, in consideration of the promises and the mutual agreements, covenants and provisions contained herein, the sufficiency of which are hereby acknowledged and confessed, the Parties agree as follows:

1. License. Licensor hereby grants to Licensee a non-exclusive, royalty-free, non-transferable (except as provided in this paragraph) right to use the Marks in conjunction with the ownership and/or management by Licensee of the Projects beginning on the Effective Date hereof for the limited purpose of using the Marks during the Term hereof in the ordinary course and enabling the transition in connection with Licensee's purchase of the Projects. Such uses include, without limitation, using the Marks (i) to identify the Projects, (ii) in connection with the day-to-day operation of the Projects, (iii) to market and advertise the Projects, and (iv) to transition from the use of the Marks to other trademarks and service marks of Licensee. Such management by Licensee may be performed directly by Licensee or may be effected through direct everyday control of other business entities by Licensee. Licensee shall have no right to use the Marks in conjunction with any property other than the Projects or to provide for any new usages of the Marks with respect to the Projects not existing as of the Effective Date, except as specified above. The Marks may also be used by "Affiliates" of Licensee solely in the manner and for the term set forth herein. For the purposes of this Agreement, an "Affiliate" of an entity is any entity that controls, is controlled by, or is under common control with the entity in question. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities or otherwise. Licensee shall cause all Affiliates to be subject to Licensee's requirements and the Licensee's limitations of use set forth in this Agreement, as if such Affiliates were parties hereto.

2. Quality of Services. Licensee shall use the Marks in accordance with the reasonable written guidelines provided to Licensee by Licensor that governed Licensor's use of the Marks with the Projects and with a quality consistent with the services previously provided by Licensor with reference to the Projects. At all times the Projects shall be managed and maintained so that the quality of the Projects shall be maintained in good running order and shall have an aesthetic appeal at all times at least equal to the aesthetic appeal existing at the time Licensee takes title to the Projects, ordinary wear and tear and depreciation excepted.

3. Use of the Marks. Upon request, Licensee shall provide Licensor with samples of all literature, brochures, letterhead, business cards, voice mail, signs, and advertising material prepared or used by Licensee bearing the Marks. When using the Marks under this Agreement, Licensee undertakes to comply substantially with all laws pertaining to trademarks in force at any time within the United States, consistent with Licensor's prior uses thereof. This provision includes compliance with marking requirements imposed under this Agreement or under the laws of the United States.

4. Inspection. Licensee will permit duly authorized representatives of Licensor to inspect the premises of Licensee at all reasonable times upon at least three
(3) days prior written notice solely for the purposes of ascertaining or determining compliance of use of the Marks as provided for herein.

5. INDEMNITY AND DISCLAIMER. LICENSOR MAKES NO WARRANTY OR REPRESENTATION WITH RESPECT TO ANY SERVICES RENDERED BY LICENSEE UNDER THE MARKS AND DISCLAIMS ALL LIABILITY TO LICENSEE OR TO THIRD PARTIES FOR LOSSES RESULTING FROM, ARISING OUT OF OR IN CONNECTION WITH SUCH SERVICES. LICENSEE AGREES TO DEFEND, INDEMNIFY, AND HOLD HARMLESS LICENSOR AND ITS GENERAL PARTNERS, LIMITED PARTNERS, AFFILIATES, AGENTS AND ASSIGNEES FROM AND AGAINST ALL CLAIMS, JUDGMENTS, ACTIONS, DEBTS OR RIGHTS OF ACTION, OF WHATEVER KIND, AND ALL COSTS, INCLUDING REASONABLE LEGAL FEES, ARISING OUT OF THE RENDITION OF SERVICES BY LICENSEE UNDER THE MARKS. THIS PARAGRAPH SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT.

6. Goodwill. Licensee shall use the Marks only in compliance with the terms and conditions contained herein. All Marks, and any changes, derivations, additions, approximations and deceptively similar names and all goodwill accruing to the use thereof, shall remain the property of, and inure to the benefit of, Licensor. Licensee hereby appoints Licensor as its attorney-in-fact to convey to Licensor any and all additional trademark or service mark rights which may be acquired by Licensee that are derivations, additions, approximations or deceptively similar names to the Marks.

7. Ownership of the Marks. Licensee acknowledges Licensor's right, title and interest in and to the Marks and any registrations that have issued or may issue thereon, and Licensee agrees that it will not at any time do or cause to be done any act or thing contesting or, to Licensee's actual knowledge, in any way impairing or tending to impair any part of such right, title and interest. In connection with the use of the Marks, Licensee shall not in any manner represent that it has any ownership in the Marks or registration thereof, and the Parties hereto acknowledge that any use of the Marks, including all good will associated therewith, shall inure to the benefit of Licensor.

8. Partnership; Agency. The Parties specifically intend that this Agreement does not constitute a partnership or joint venture agreement and no partnership or joint venture shall be implied.

9. Assignments; Licenses. Licensee shall not assign, sublicense or delegate any rights or obligations under this Agreement. A change in control of Licensee shall be deemed an assignment and subject to this paragraph. Licensor may freely assign or license its rights under this Agreement.

10. Third Parties. Except as set forth or referred to herein, nothing in this Agreement is intended or shall be construed to confer upon or give to any party other than the Parties hereto and any of Licensor's successors and assigns any rights or remedies under or by reason of this Agreement.

11. Notice of Infringement. Licensee shall notify Licensor in writing, upon Licensee obtaining any knowledge of infringement, or possible infringement, of any of the Marks. Licensor shall have no obligation to take any action, but should Licensor take action, Licensee will fully cooperate with Licensor.

12. Term. This Agreement shall be effective for nine (9) months from the Effective Date at which time the license will terminate. In addition, the license described in this Agreement shall terminate immediately upon the first to occur of the following:

      (i) any act of bankruptcy by or against Licensee or against the general partner of Licensee;

      (ii) any assignment for the benefit of creditors of Licensee or the general partner of Licensee;

      (iii) any attachment, execution of judgment or process against Licensee's rights under the license granted hereunder or under this Agreement, unless satisfied or released within sixty (60) days; or

      (iv) the dissolution of Licensee.

This Agreement shall also terminate immediately upon written notice to Licensee for any material breach by Licensee of its duties under the "Use of the Marks" clause of this Agreement to properly monitor and control the usage of the Marks if Licensee fails to cure such material breach within thirty (30) days after receipt of notice of such breach, specifying the nature of such breach.

13. Consequences of Termination or Expiration of the Term of this Agreement. Upon the expiration or other termination of this Agreement as set forth in paragraph 12, Licensee shall immediately and forever cease from using the Marks in all embodiments and forms, including any confusingly similar variations thereof, in connection with the Projects or any other goods or services, or as part of Licensee's business name. Without limiting the foregoing, Licensee shall, no later than five (5) days after expiration or termination of this Agreement, complete the following tasks (i) through (iv) to ensure no further use of the Marks.

      (i)Remove all references to the Marks on brochures, literature, letterhead, business cards, voice mail, advertising, signage, software (to the extent allowed by the licensor of such software) and any other medium, regardless of form of medium, in which Licensee has used the Marks in the past, except for references that Licensee does not reasonably control, such as previously published Yellow Pages, letterhead sent to third parties, etc.

      (ii) Where such references in (i) above may not be removed by erasure, or with correction fluid or tape, destroy all items making such references.

      (iii) Inform all Licensee's employees, officers and directors in writing that the Marks are no longer to be used in connection with the Projects or any other goods or services.

      (iv) Notify all Licensee's tenants, clients, advertisers, contractors and similar persons or entities that are involved with the Projects that Licensee has henceforth ceased using the Marks in connection with the Projects or any other goods or services.

      Upon receipt of the written request of Licensor, Licensee shall deliver to the Licensor a written certification, signed by an officer of Licensee and substantially in a form similar to Schedule C attached hereto, that the foregoing actions (i) through (iv) have been taken.

14. Notices. Any notices required or permitted to be given under this Agreement shall be deemed sufficiently given if hand delivered with receipt acknowledged, or mailed by certified or registered mail postage prepaid, or mailed by a nationally recognized overnight delivery service addressed to the party to be notified at its address shown below, or to such other person or at such other address as may be furnished in writing to the other party hereto.

          If to Licensor:     JPI Development, L.P.
                              600 E. Las Colinas Blvd., Suite 1800
                              Irving, Texas 75039
                              Attention: Frank B. Schubert, Jr.

          with a copy to:     Kenneth L. Stewart, Esq.
                              Fulbright & Jaworski L.L.P.
                              2200 Ross Avenue, Suite 2800
                              Dallas, Texas 75201

          If to Licensee:     Allen & O'Hara Educational Properties, LLC
                              530 Oak Court Drive, Suite 300
                              Memphis, Tennessee 38117
                              Attention: Paul O. Bower

          with a copy to:     Martin, Tate, Morrow & Marston, P. C.
                              22 North Front Street, Suite 1100
                              Memphis, Tennessee 38103
                              Attention: Lee Welch

15. Entire Agreement. This Agreement encompasses the entire agreement and understanding between the Parties hereto with respect to the subject matter hereof.

16. Severability. If any of the provisions of this Agreement are determined to be invalid or unenforceable, such invalidity or unenforceability will not invalidate or render unenforceable the remainder of this Agreement, but rather the entire Agreement will be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of the Parties hereto shall be construed and enforced accordingly. The Parties hereto acknowledge that if any provision of this Agreement is determined to be invalid or unenforceable, it is their desire and intention that such provision be reformed and construed in such manner that it will, to the maximum extent practicable, be deemed to be valid and enforceable.

17. Schedules. Schedules A, B and C are attached hereto and incorporated herein.

18. JURISDICTION. THIS LICENSE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE PARTIES HERETO AGREE TO JURISDICTION OF THE STATE AND FEDERAL COURTS OF TEXAS, WHICH COURTS SITTING IN DALLAS, TEXAS SHALL HAVE EXCLUSIVE JURISDICTION WITH RESPECT TO ANY CONTROVERSY AND/OR ANY COURT ACTION ARISING OUT OF THE SUBJECT MATTER OF THIS AGREEMENT.

      IN WITNESS WHEREOF, the undersigned have caused their duly authorized representatives to execute this Agreement effective as of the date and in the capacities shown below.

                                    LICENSOR:

                                    JPI DEVELOPMENT, L.P.

                                    By:   Multifamily Development, LLC,
                                          its General Partner

DATED: _______________________            BY: __________________________________

                                          NAME: ________________________________

                                          TITLE: _______________________________

                                    LICENSEE:

                                    Allen & O'Hara Educational Properties, LLC

                                    BY: ______________________________________

                                    NAME: ____________________________________

                                    TITLE: ___________________________________

DATED: _______________________

                                   SCHEDULE A
                             LICENSED SERVICE MARKS

    Marks                 Reg. No.           Class             Reg. Date
    -----                 --------           -----             ---------
JPI                    Reg. 2,027,237       36 / 37       December 31, 1996

JPI (and Design)       Reg. 2,027,236       36 / 37       December 31, 1996

JEFFERSON COMMONS      Reg. 2,223,754       36            February 16, 1999

JEFFERSON COMMONS      Reg. 2,223,753       36            February 16, 1999
(and Design)

JEFFERSON              Reg. 2,120,656       36            December 9, 1997

                                   SCHEDULE B
                              APARTMENT PROPERTIES

                                   SCHEDULE C

JPI DEVELOPMENT, L.P.
600 E. LAS COLINAS BLVD., SUITE 1800
IRVING, TEXAS 75039
ATTN: FRANK B. SCHUBERT, JR.

      Allen & O'Hara Educational Properties, LLC ("Former Licensee") hereby certifies, warrants and represents that as of the date of signature below, Former Licensee and all Affiliates of Former Licensee have ceased and henceforth shall forever cease using the marks set forth on EXHIBIT A attached hereto and incorporated herein by reference in all embodiments and forms, and including all confusingly similar variations thereof (hereafter the "Marks") in connection with the apartment properties set forth on EXHIBIT B attached hereto and incorporated herein by reference (whether one or more, the "Projects") or any other goods or services. Without limiting the foregoing, Former Licensee hereby certifies and warrants that the following actions have been taken and completed to ensure no further use of the Marks:

      (a) All references to the Marks on brochures, literature, letterhead, business cards, voice mail, advertising, signage, software (to the extent allowed by the licensor of such software) and any other medium, regardless of form of medium, in which Former Licensee or any Affiliates have used the Marks in the past have been removed, except for references that Former Licensee does not reasonably control, such as previously published Yellow Pages, letterhead sent to third parties, etc.

      (b) Where such references in (a) above could not be removed by erasure, or with correction fluid or tape, all items making such references have been destroyed.

      (c) All Former Licensee's and Affiliates' employees, officers and directors have been informed in writing that the Marks are no longer to be used in connection with the Projects or any other goods or services.

      (d) All Former Licensee's and Affiliates' tenants, clients, advertisers, contractors and similar persons or entities that are involved with the Projects have been notified that Former Licensee and Affiliates have henceforth ceased using the Marks in connection with the Projects or any other goods or services.

                                     Allen & O'Hara Educational Properties, LLC

                                     BY: ___________________________________

                                     NAME: _________________________________

                                     TITLE: ________________________________

DATED: __________________________

                             EXHIBIT A TO SCHEDULE C
                             LICENSED SERVICE MARKS

     Marks                Reg. No.           Class             Reg. Date
     -----                --------           -----             ---------
JPI                    Reg. 2,027,237       36 / 37       December 31, 1996

JPI (and Design)       Reg. 2,027,236       36 / 37       December 31, 1996

JEFFERSON COMMONS      Reg. 2,223,754       36            February 16, 1999

JEFFERSON COMMONS      Reg. 2,223,753       36            February 16, 1999
(and Design)

JEFFERSON              Reg. 2,120,656       36            December 9, 1997

                             EXHIBIT B TO SCHEDULE C
                              APARTMENT PROPERTIES

                                    EXHIBIT W

                                  LEGAL OPINION

                           [LETTERHEAD OF JPI COUNSEL]

                                [DRAFT: 9/22/04]

                              _____________, 20___

Education Realty Operating Partnership, LP
530 Oak Court Drive, Suite 300
Memphis, Tennessee 38117

      Re: Sale of JPI Student Housing Portfolio to Education Realty Operating
          Partnership, LP

      We have acted as special counsel to Jefferson Commons - Tucson Phase II Limited Partnership, a Delaware limited partnership ("Star Ranch"), and Jefferson Commons - Columbia, L.P., a Delaware limited partnership ("JC Columbia," which, together with Star Ranch are sometimes collectively referred to herein as the "Sellers"), in connection with that certain Contract of Sale/Contribution (the "Contract of Sale") among the Sellers and Education Realty Operating Partnership, LP, a Delaware limited partnership (the "Buyer").

      The Contract of Sale involves, among other things, the transfer by the Sellers to the Buyer of certain real property and improvements located in Pima County, Arizona, and Boone County, Missouri.

      This opinion is being delivered pursuant to Section 6.2(a)(xvii) of the Contract of Sale. Except as otherwise defined herein, capitalized terms defined in the Contract of Sale are used herein as therein defined. In addition to the Contract of Sale, other documents we have reviewed in rendering this opinion letter, and upon which we have relied, include the agreements, documents and certificates listed on Annex A attached hereto (collectively, the "Organizational Documents").

      In connection with this opinion letter, we have examined (a) the Contract of Sale and (b) the Organizational Documents and all schedules and exhibits thereto. In connection with this opinion we have also made such investigations as we have deemed relevant, customary, reasonable and appropriate, as the basis for the opinions hereinafter expressed. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with the foregoing examinations, we have relied upon (a) certificates of the Sellers and of governmental officials and (b) the representations and warranties of the Sellers in the Contract of Sale, without further investigation by us as to the facts set forth therein. We express no opinion herein as to any documents or agreements other than the Contract of Sale and the Organizational Documents.

      We have assumed, with your permission and without independent investigation: (a) the legal capacity of all natural persons; (b) that the signatures on all documents examined by us

Education Realty Operating Partnership, LP
_____________, 20___
Page 2

(other than those of any officer of any Seller) are genuine and that, where any such signature purports to have been made in a corporate, governmental, fiduciary or other capacity, the person who affixed such signature had authority to do so; (c) that each document examined by us has been duly executed and delivered, pursuant to due authorization by each of the parties thereto (other than by a Seller); (d) that the documents submitted to us as originals are authentic and that all documents submitted to us as certified, conformed or photostatic copies conform to authentic original documents; and (e) that public files and records and certificates of, or furnished by, governmental or regulatory agencies or authorities are correct.

      Our engagement by the Sellers has been limited to specific matters about which we have been consulted; consequently, there are matters of a legal nature involving the Sellers that are outside of the scope of this opinion letter about which we have not advised or with respect to which we have not represented the Sellers. We specifically note that we are not expressing any opinion or conclusion with respect to any agreements or documents binding upon the Sellers or to which they or any of their assets are subject, in each case other than the Contract of Sale and the Organizational Documents.

      Based upon the foregoing and in reliance thereon, and subject to the qualifications, assumptions, limitations and exceptions set forth herein, having due regard for such legal considerations as we deem relevant, we are of the opinion that:

      (1) Each Seller is a limited partnership existing and in good standing under the Delaware Revised Uniform Limited Partnership Act.

      (2) Each Seller has the partnership power and authority to execute and deliver the Contract of Sale and to perform its obligations thereunder.

      (3) All necessary partnership action has been taken to authorize the execution and delivery of the Contract of Sale by the Sellers, and the Contract of Sale has been duly executed and delivered by each Seller.

      (4) The execution and delivery of the Contract of Sale by the Sellers do not, and the performance by each such Seller under the Contract of Sale will not, result in:

Education Realty Operating Partnership, LP
_____________, 20___
Page 3

      (i) any breach of, or constitute a default under, such Seller's certificate of limited partnership or limited partnership agreement;

      (ii) to our knowledge, any breach of, or constitute a default under, any existing statute or governmental rule or regulation applicable to any Seller;

      (iii) any breach of, or constitute a default under, any of the agreements listed on Annex B attached hereto (collectively, the "Material Agreements"); or

      (iv) any breach of, or constitute a default under, any judicial or administrative decree, writ, judgment or order to which, to our knowledge, any Seller is subject.

      (5) No consent, approval, authorization or other action by, or filing with, any governmental authority is required by any statutory law or regulation of the United States or the State of Texas as a condition to the Seller's execution and delivery of, or performance under, the Contract of Sale.

      In relying on the opinions expressed herein, you should note that the opinions expressed above are fully subject to the following qualifications:

      (a) In rendering the opinions above with respect to existence and good standing, we have relied solely upon the Organizational Documents and upon the certificates of public officials listed on Annex A attached hereon (copies of which have been delivered to you), and such opinions are limited to the dates of such certificates.

      (b) Except as set forth in the following sentence, we express no opinion with respect to the laws of any jurisdiction other than the State of Texas and the applicable federal laws of the United States of America. To the extent the opinions set forth above are governed by the laws of the State of Delaware, we have based such opinions exclusively upon a reading of the Delaware Revised Uniform Limited Partnership Act, without taking into account any legislative, judicial or administrative interpretations thereof.

      (c) Whenever any opinion expressed herein with respect to the existence or absence of facts is qualified as being "to our knowledge," "to our attention" or words of similar import, such qualification indicates that, except as otherwise expressed, (i) no information has come to the attention of any Applicable F&J Attorney (as hereinafter defined) that has given such attorney actual knowledge of the existence of such facts; (ii) we have not undertaken any independent investigation to determine the existence or absence of such facts; and (iii) no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Sellers or from our providing this opinion. For purposes of this opinion, "Applicable F&J Attorney" refers to any attorney in the offices of Fulbright & Jaworski L.L.P. in Dallas, Texas who has provided a substantial amount of legal services for any Seller

Education Realty Operating Partnership, LP
_____________, 20___
Page 4

since January 1, 2004 and is aware of such facts in the course of his or her duties at Fulbright & Jaworski L.L.P.

      (d) Our opinions expressed in paragraph 4(ii) above as to breach or default under any statute, rule or regulation and in paragraph 5 above as to the lack of need for any consent, approval, authorization or other action by, or filing with, any governmental authority is based solely upon a review of those statutes, rules and regulations that, in our experience, are normally applicable to the transactions contemplated by the Contract of Sale.

      (e) We express no opinion as to the enforceability of the Contract of Sale or any provision thereof.

      (f) Any statement in this opinion that "we assume" or "we have assumed" or similar statements means that we assume or have assumed the fact, conclusion or matter stated, without independent verification by us.

      (g) We have assumed, and the opinions expressed in this letter are subject to the assumption that, neither you nor your counsel have knowledge of any fact or circumstance that makes any of the opinions or assumptions in this letter incorrect in any manner.

      The opinions set forth in this opinion letter are limited to the matters expressly described herein, and no opinion is to be implied or may be inferred therefrom or from any of the qualifications, definitions, limitations, assumptions or exceptions set forth herein. Specifically (but not exclusively), we express no opinion as to (a) the truthfulness or accuracy of any reports, plans, documents, financial statements or other matters furnished to the Buyer by, or on behalf of any Seller, any of their affiliates or any other person or entity in connection with the Contract of Sale or otherwise, or (b) the truthfulness or accuracy of any representation or warranty made by any Seller, any of their affiliates or any other person or entity in the Contract of Sale or otherwise.

      Our opinions set forth in this opinion letter are based upon the facts in existence and laws in effect on the date hereof and we expressly disclaim any obligation to update our opinions herein, regardless of whether changes in such facts, including amendments to the Contract of Sale, or laws come to our attention after the date hereof.

      This opinion letter has been rendered solely for your benefit in connection with the Contract of Sale and the transactions contemplated thereby and may not be used, circulated, quoted, relied upon or otherwise referred to for any other purpose without this firm's prior written consent.

                                            Very truly yours,

                                            - - - DRAFT - - -

                                            Fulbright & Jaworski L.L.P.

                                     ANNEX A
                            ORGANIZATIONAL DOCUMENTS

                       [To be completed prior to Closing]

                                     ANNEX B
                               MATERIAL AGREEMENTS

                       [To be completed prior to Closing]